Exhibit 99.1

Australia and New Zealand Banking Group Limited ABN 11 005 357 522 Half Year 31 March 2019 Consolidated Financial Report Dividend Announcement and Appendix 4D

The Consolidated Financial Report and Dividend Announcement contains information required by Appendix 4D of the Australian Securities Exchange (ASX) Listing Rules. It should be read in conjunction with ANZ’s 2018 Annual Report, and is lodged with the ASX under listing rule 4.2A.

RESULTS FOR ANNOUNCEMENT TO THE MARKET	APPENDIX 4D

Name of Company:	Australia and New Zealand Banking Group Limited
ABN 11 005 357 522

Report for the half year ended 31 March 2019

Operating Results[1]				AUD million

Statutory operating income from continuing operations	ò	-9%	to	9,293

Statutory profit attributable to shareholders	ò	-5%	to	3,173

Cash profit[2]	ñ	22%	to	3,514

Cash profit from continuing operations[2]	ñ	2%	to	3,564

Dividends[3]		Cents per share		Franked amount[4] per share

Proposed interim dividend		80		100%

Record date for determining entitlements to the proposed 2019 interim dividend				14 May 2019

Payment date for the proposed 2019 interim dividend				1 July 2019

Dividend Reinvestment Plan and Bonus Option Plan

Australia and New Zealand Banking Group Limited (ANZ) has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2019 interim dividend. For the 2019 interim dividend, ANZ intends to provide shares under the DRP through an on-market purchase and BOP through the issue of new shares. The ‘Acquisition Price’ to be used in determining the number of shares to be provided under the DRP and BOP will be calculated by reference to the arithmetic average of the daily volume weighted average sale price of all fully paid ANZ ordinary shares sold in the ordinary course of trading on the ASX and Chi-X during the ten trading days commencing on 17 May 2019, and then rounded to the nearest whole cent. Shares provided under the DRP and BOP will rank equally in all respects with existing fully paid ANZ ordinary shares. Election notices from shareholders wanting to commence, cease or vary their participation in the DRP or BOP for the 2019 interim dividend must be received by ANZ’s Share Registrar by 5.00pm (Australian Eastern Standard Time) on 15 May 2019. Subject to receiving effective contrary instructions from the shareholder, dividends payable to shareholders with a registered address in the United Kingdom (including the Channel Islands and the Isle of Man) or New Zealand will be converted to Pounds Sterling or New Zealand Dollars respectively at an exchange rate calculated on 17 May 2019.

[1]	Unless otherwise noted, all comparisons are to the half year ended 31 March 2018.

[2]

Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the result of the ongoing business activities of the Group. The non-core items are calculated consistently period on period so as not to discriminate between positive and negative adjustments, and fall into one of the three categories: gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group; treasury shares, revaluation of policy liabilities, economic hedging and similar accounting items that represent timing differences that will reverse through earnings in the future; and accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up. Cash profit is not a measure of cash flow or profit determined on a cash basis. The net after tax adjustment was an increase to statutory profit of $341 million made up of several items. Refer pages 73 to 77 for further details.

[3]	There is no conduit foreign income attributed to the dividends.

[4]	It is proposed that the interim dividend will be fully franked for Australian tax purposes (30% tax rate) and carry New Zealand imputation credits of NZD 9 cents per ordinary share.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

CONSOLIDATED FINANCIAL REPORT, DIVIDEND ANNOUNCEMENT AND APPENDIX 4D

Half year ended 31 March 2019

This Consolidated Financial Report, Dividend Announcement and Appendix 4D has been prepared for Australia and New Zealand Banking Group Limited (the “Company” or “Parent Entity”) together with its subsidiaries which are variously described as “ANZ”, “Group”, “ANZ Group”, “the consolidated entity”, “the Bank”, “us”, “we” or “our”.

All amounts are in Australian dollars unless otherwise stated. The Company has a formally constituted Audit Committee of the Board of Directors. The Condensed Consolidated Financial Statements were approved by resolution of a Committee of the Board of Directors on 30 April 2019.

When used in this Results Announcement the words “estimate”, “project”, “intend”, “anticipate”, “believe”, “expect”, “should” and similar expressions, as they relate to ANZ and its management, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ANZ does not undertake any obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED	ABN 11 005 357 522

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DISCLOSURE SUMMARY

SUMMARY OF 2019 HALF YEAR RESULTS AND ASSOCIATED DISCLOSURE MATERIALS

The following disclosure items were lodged separately with the ASX and NZX and can be accessed via the ANZ Shareholder Centre on the Group website http://www.shareholder.anz.com within the disclosures for 2019 Half Year Results.

•	Consolidated Financial Report, Dividend Announcement and Appendix 4D

•	Half Year Results Investor Discussion Pack

•	News Release

•	APS 330 Pillar III Disclosure as at 31 March 2019

•	Key Financial Data Summary

•	United Kingdom Disclosure and Transparency Rules Submission

DISCLOSURE SUMMARY

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SUMMARY

SUMMARY

Guide to Half Year Results

ACCOUNTING STANDARDS ADOPTED

During the period, the Group adopted two new Accounting Standards, AASB 9 Financial Instruments (AASB 9) and AASB 15 Revenue from Contracts with Customers (AASB 15):

•

AASB 9 - the Group implemented an expected credit loss methodology for impairment of financial assets, and revised the classification and measurement of certain financial assets from 1 October 2018. Consequently, the Group increased its provision for credit impairment by $813 million through opening retained earnings. Comparative information has not been restated.

•

AASB 15 - the main impact of adoption is that certain items previously netted are now presented gross in operating income and operating expenses. Comparative information has been restated which increased total operating income for the September 2018 half by $91 million (Mar 18 half: $62 million) and increased total operating expenses by the same amount.

For further details on key requirements and impacts of the changes described above refer to Note 1 and 21 of the Condensed Consolidated Financial Statements.

NON-IFRS INFORMATION

Statutory profit is prepared in accordance with recognition and measurement requirements of Australian Accounting Standards, which comply with International Financial Reporting Standards (IFRS). The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash Profit

Cash profit, a non-IFRS measure, represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

•

Adjustments between statutory profit and cash profit - To calculate cash profit, the Group excludes non-core items from statutory profit. Refer to pages 73 to 77 for adjustments between statutory and cash profit.

•

Large/Notable items within cash profit - The Group’s cash profit result from continuing operations includes a number of items collectively referred to as Large/Notable items. While these items form part of cash profit, given their nature and significance, they have been presented separately with comparative information, where relevant, to provide transparency and aid comparison. Refer to pages 14 to 18 for Large/Notable items.

DISCONTINUED OPERATIONS

The financial results of the Wealth Australia businesses being divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a financial reporting perspective. These businesses qualify as discontinued operations, a subset of assets and liabilities held for sale, as they represent a major line of business.

The Group Income Statement and Statement of Comprehensive Income show discontinued operations separately from continuing operations in a separate line item ‘Profit/(Loss) from discontinued operations’. This impacts the current and comparative financial information for Wealth Australia and Technology, Services & Operations (TSO) and Group Centre divisions.

•	Sale to IOOF Holdings Limited (IOOF)

On 17 October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) business and aligned dealer groups (ADG) businesses to IOOF. The sale of the aligned dealer groups business completed on 1 October 2018. The completion of the remaining OnePath P&I business, which is dependent on the receipt of all necessary approvals, is expected to occur before the end of the March 2020 half.

•	Sale to Zurich Financial Services Australia (Zurich)

On 12 December 2017, ANZ announced that it had agreed to sell its life insurance business to Zurich and regulatory approval was obtained on 10 October 2018. The transaction is subject to closing conditions and ANZ expects it to complete in the first half of the 2019 calendar year.

Included in the ‘Loss from discontinued operations’ is:

•	A $632 million loss (pre and post-tax) recognised on the reclassification of Wealth Australia businesses to held for sale in the March 2018 half; and

•	Customer remediation for refunds to customers and related remediation costs for receiving inappropriate advice or services not provided including the Group’s former aligned dealer groups.

	Half Year
	Mar 19	Sep 18	Mar 18
	$M	$M	$M

Customer remediation (pre-tax)	75	181	-

Customer remediation (post-tax)	53	127	-

SUMMARY

CONTINUING OPERATIONS

Divisional Performance

The presentation of divisional results has been impacted by a number of methodology and structural changes during the period. Prior period comparatives have been restated as follows:

•

The methodology for allocating earnings on capital at a business unit level has changed from Economic Capital to Regulatory Capital. While neutral at a Group level, this change has impacted net interest income at the divisional level;

•

The residual Asia Retail and Wealth businesses have been transferred from the former Asia Retail and Pacific division to TSO and Group Centre division. The remaining segment has been renamed Pacific division; and

•

ANZ’s lenders mortgage insurance, share investing and general insurance distribution businesses which were previously part of the continuing operations of Wealth Australia now form part of the Australia division (ANZ’s financial planning business continues to be part of the continuing operations of the Wealth Australia division).

Other than those described above, there have been no other significant changes impacting divisional performance.

SUMMARY

Statutory Profit Results

		Half Year			Movement

		Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Net interest income		7,299	7,164	7,350	2%	-1%

Other operating income		1,994	2,583	2,887	-23%	-31%
Operating income		9,293	9,747	10,237	-5%	-9%

Operating expenses		(4,365)	(4,928)	(4,473)	-11%	-2%
Profit before credit impairment and income tax		4,928	4,819	5,764	2%	-15%

Credit impairment charge		(392)	(280)	(408)	40%	-4%
Profit before income tax		4,536	4,539	5,356	0%	-15%

Income tax expense		(1,284)	(1,358)	(1,426)	-5%	-10%

Non-controlling interests		(9)	(9)	(7)	0%	29%
Profit attributable to shareholders of the Company from continuing operations		3,243	3,172	3,923	2%	-17%

Profit/(Loss) from discontinued operations		(70)	(95)	(600)	-26%	-88%
Profit attributable to shareholders of the Company		3,173	3,077	3,323	3%	-5%

Earnings Per Ordinary Share (cents)		Half Year			Movement
	Reference Page	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Basic	95	111.7	107.3	114.2	4%	-2%
Diluted	95	106.4	103.2	108.6	3%	-2%

		Half Year

	Reference Page	Mar 19	Sep 18	Mar 18
Ordinary Share Dividends (cents)
Interim - 100% franked[1]	94	80	-	80

Final - 100% franked[1]	94	-	80	-
Total - 100% franked[1]	94	80	80	80

Ordinary share dividend payout ratio[2]	94	71.4%	74.6%	69.7%

Profitability Ratios
Return on average ordinary shareholders’ equity[3]		10.8%	10.4%	11.3%

Return on average assets[4]		0.65%	0.64%	0.71%

Net interest margin		1.79%	1.82%	1.93%

Net interest income to average credit RWAs[4]		4.23%	4.21%	4.35%

Efficiency Ratios
Operating expenses to operating income		48.6%	52.0%	47.1%

Operating expenses to average assets[4]		0.94%	1.09%	1.01%

Credit Impairment Charge/(Release)
Individually assessed credit impairment charge ($M)		379	343	430

Collectively assessed credit impairment charge/(release) ($M)		13	(63)	(22)
Total credit impairment charge ($M)	100	392	280	408

Individually assessed credit impairment charge as a % of average gross loans and advances[4,5]		0.12%	0.11%	0.15%

Total credit impairment charge as a % of average gross loans and advances[4,5]		0.13%	0.09%	0.14%

[1].

Fully franked for Australian tax purposes and carry New Zealand imputation credits of NZD 9 cents per ordinary share for the proposed 2019 interim dividend (2018 final dividend: NZD 10 cents; 2018 interim dividend: NZD 9 cents).

[2].	Dividend payout ratio is calculated using the proposed 2019 interim, 2018 final and 2018 interim dividends.

[3].	Average ordinary shareholders’ equity excludes non-controlling interests.

[4].	Average assets, average gross loans and advances and average credit RWAs include assets held for sale.

[5].	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

SUMMARY

Cash Profit Results1

		Half Year		Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Net interest income	7,299	7,164	7,350	2%	-1%

Other operating income	2,447	2,333	2,520	5%	-3%
Operating income	9,746	9,497	9,870	3%	-1%

Operating expenses	(4,365)	(4,928)	(4,473)	-11%	-2%
Profit before credit impairment and income tax	5,381	4,569	5,397	18%	0%

Credit impairment charge	(393)	(280)	(408)	40%	-4%
Profit before income tax	4,988	4,289	4,989	16%	0%

Income tax expense	(1,415)	(1,286)	(1,489)	10%	-5%

Non-controlling interests	(9)	(9)	(7)	0%	29%
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

Cash profit/(loss) from discontinued operations	(50)	(65)	(617)	-23%	-92%
Cash profit	3,514	2,929	2,876	20%	22%

Earnings Per Ordinary Share (cents)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Basic	123.0	101.6	98.3	21%	25%
Diluted	116.8	97.9	94.2	19%	24%

		Half Year

	Reference Page	Mar 19	Sep 18	Mar 18
Ordinary Share Dividends
Ordinary share dividend payout ratio[2]		64.5%	78.4%	80.6%

Profitability Ratios
Return on average ordinary shareholders’ equity[3]		11.9%	9.9%	9.8%

Return on average assets[4]		0.72%	0.61%	0.62%

Net interest margin		1.79%	1.82%	1.93%

Net interest income to average credit RWAs[4]		4.23%	4.21%	4.35%
Efficiency Ratios
Operating expenses to operating income		46.4%	54.4%	49.6%

Operating expenses to average assets[4]		0.94%	1.09%	1.01%

Credit Impairment Charge/(Release)

Individually assessed credit impairment charge ($M)	32	380	343	430

Collectively assessed credit impairment charge/(release) ($M)	32	13	(63)	(22)
Total credit impairment charge ($M)	32	393	280	408

Individually assessed credit impairment charge as a % of average gross loans and advances[4,5]		0.12%	0.11%	0.15%

Total credit impairment charge as a % of average gross loans and advances[4,5]		0.13%	0.09%	0.14%

Cash Profit/(Loss) By Division	Half Year			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Australia	1,733	1,726	1,983	0%	-13%

Institutional	1,012	713	767	42%	32%

New Zealand	753	772	749	-2%	1%

Wealth Australia	(30)	(57)	(26)	-47%	15%

Pacific	33	39	33	-15%	0%

TSO and Group Centre	63	(199)	(13)	large	large

Discontinued Operations	(50)	(65)	(617)	-23%	-92%
Cash profit	3,514	2,929	2,876	20%	22%

[1].

Cash profit excludes non-core items included in statutory profit and is provided to assist readers in understanding the results of the ongoing business activities of the Group. Refer to pages 73 to 77 for the reconciliation between statutory and cash profit. Refer to pages 14 to 18 for information on large/notable items included in continuing cash profit.

[2].	Dividend payout ratio is calculated using the proposed 2019 interim, 2018 final and 2018 interim dividends.

[3].	Average ordinary shareholders’ equity excludes non-controlling interests.

[4].	Average assets, average gross loans and advances and average credit RWAs include assets held for sale.

[5].	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

SUMMARY

Financial Performance Summary – Total and continuing operations

For financial reporting purposes the results of discontinued operations are shown in a separate line item ‘Profit/(Loss) from discontinued operations’. In the table below, Total cash profit - inclusive of discontinued operations and Cash profit - continuing operations are shown. For the purpose of understanding the impact of discontinued operations across various Income Statement categories, Total cash profit - inclusive of discontinued operations is presented such that each Income Statement line item is inclusive of discontinued operations.

	Total cash profit - inclusive of discontinued
		operations		Movement		Cash profit - continuing operations			Movement
	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Net interest income	7,242	7,164	7,350	1%	-1%	7,299	7,164	7,350	2%	-1%

Other operating income	2,651	2,449	2,152	8%	23%	2,447	2,333	2,520	5%	-3%
Operating income	9,893	9,613	9,502	3%	4%	9,746	9,497	9,870	3%	-1%

Operating expenses	(4,586)	(5,229)	(4,716)	-12%	-3%	(4,365)	(4,928)	(4,473)	-11%	-2%
Profit before credit impairment and income tax	5,307	4,384	4,786	21%	11%	5,381	4,569	5,397	18%	0%

Credit impairment charge	(392)	(280)	(408)	40%	-4%	(393)	(280)	(408)	40%	-4%
Profit before income tax	4,915	4,104	4,378	20%	12%	4,988	4,289	4,989	16%	0%

Income tax expense	(1,392)	(1,166)	(1,495)	19%	-7%	(1,415)	(1,286)	(1,489)	10%	-5%

Non-controlling interests	(9)	(9)	(7)	0%	29%	(9)	(9)	(7)	0%	29%
Cash Profit	3,514	2,929	2,876	20%	22%	3,564	2,994	3,493	19%	2%
Average interest earning assets	811,528	784,501	765,186	3%	6%	811,528	784,501	765,186	3%	6%

Average deposits and other borrowings	635,822	621,699	612,291	2%	4%	635,822	621,699	612,291	2%	4%

Funds under management[1]	83,164	81,122	80,178	3%	4%	33,816	30,734	30,596	10%	11%
Earnings per share (basic)	123.0	101.6	98.3	21%	25%	124.8	103.9	119.4	20%	5%

Ordinary share dividend payout ratio	64.5%	78.4%	80.6%			63.6%	76.7%	66.3%
Profitability Ratios

Return on average ordinary shareholders’ equity[2]	11.9%	9.9%	9.8%			12.0%	10.1%	11.9%

Return on average assets	0.72%	0.61%	0.62%			0.77%	0.66%	0.79%

Net interest margin	1.79%	1.82%	1.93%			1.80%	1.82%	1.93%

Net interest income to average credit RWAs	4.23%	4.21%	4.35%			4.35%	4.21%	4.26%
Efficiency Ratios

Operating expenses to operating income	46.4%	54.4%	49.6%			44.8%	51.9%	45.3%

Operating expenses to average assets	0.94%	1.09%	1.01%			0.94%	1.08%	1.01%
FTE[3]	39,359	39,924	41,580	-1%	-5%	37,364	37,860	39,655	-1%	-6%

1.	Funds under management for continuing operations relates to New Zealand Wealth and Private Bank in Australia division.

2.	Average ordinary shareholders’ equity excludes non-controlling interests.

3.	The actual FTE that will transfer to IOOF or Zurich on sale completion or at a later date is currently being determined. Discontinued FTE is based on an estimate using an allocation methodology.

SUMMARY

Key Balance Sheet Metrics1

		As at			Movement
	Reference Page	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Capital Management

Common Equity Tier 1

- APRA Basel 3	43	11.5%	11.4%	11.0%

- Internationally Comparable Basel 3[2]	43	16.9%	16.8%	16.3%

Credit risk weighted assets ($B)	126	345.5	337.6	342.8	2%	1%

Total risk weighted assets ($B)	43	396.3	390.8	395.8	1%	0%

APRA Leverage Ratio	45	5.4%	5.5%	5.4%

Balance Sheet: Key Items

Gross loans and advances ($B)		613.8	608.4	595.5	1%	3%

Net loans and advances ($B)		610.1	605.4	592.5	1%	3%

Total assets ($B)		980.2	943.2	935.7	4%	5%

Customer deposits ($B)		493.4	487.3	472.8	1%	4%

Total equity ($B)		60.0	59.4	59.5	1%	1%

		As at			Movement
	Reference				Mar 19	Mar 19
Liquidity Risk	Page	Mar 19	Sep 18	Mar 18	v. Sep 18	v. Mar 18

Liquidity Coverage Ratio[3]	41	137%	142%	134%	-5%	3%

Net Stable Funding Ratio	42	115%	115%	115%	0%	0%

		As at			Movement
	Reference Page	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Impaired Assets

Gross impaired assets ($M)	34	2,022	2,013	2,034	0%	-1%

Gross impaired assets as a % of gross loans and advances		0.33%	0.33%	0.34%

Net impaired assets ($M)	34	1,131	1,093	1,018	3%	11%

Net impaired assets as a % of shareholders’ equity		1.8%	1.8%	1.7%

Individually assessed provision ($M)	33	891	920	1,016	-3%	-12%

Individually assessed provision as a % of gross impaired assets		44.1%	45.7%	50.0%

Collectively assessed provision ($M)[4]	33	3,378	2,523	2,579	34%	31%

Collectively assessed provision as a % of credit risk weighted assets		0.98%	0.75%	0.75%

Net Tangible Assets

Net tangible assets attributable to ordinary shareholders ($B)[5]		53.7	53.1	53.0	1%	1%

Net tangible assets per ordinary share ($)		18.94	18.47	18.28	3%	4%

		As at			Movement
		Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Net Loans And Advances By Division (Excluding Held for Sale)		$B	$B	$B	v. Sep 18	v. Mar 18

Australia		336.6	341.3	340.4	-1%	-1%

Institutional		151.7	149.1	138.2	2%	10%

New Zealand		118.8	111.3	108.5	7%	9%

Pacific		2.1	2.1	2.2	0%	-5%

TSO and Group Centre		0.1	0.6	0.2	-83%	-50%
Net loans and advances by division		609.3	604.4	589.5	1%	3%

1.	Balance Sheet amounts and metrics include assets and liabilities held for sale unless otherwise stated.

2.	See page 43 for further details regarding the differences between APRA Basel 3 and Internationally Comparable Basel 3 standards.

3.	Liquidity Coverage Ratio is calculated on a half year average basis.

4.	On adoption of AASB 9 on 1 October 2018, the Group increased the collectively assessed provision by $813 million. Comparative information has not been restated

5.	Equals total shareholders’ equity less total non-controlling interests, goodwill and other intangible assets.

SUMMARY

Large/Notable Items – continuing operations

Large/notable items included in cash profit from continuing operations are described below.

Divestment impacts (continuing operations)

The Group announced the following divestments in line with the Group’s strategy to create a simpler, better capitalised, better balanced and more agile bank. As these divestments do not qualify as discontinued operations under accounting standards they form part of continuing operations. The financial impacts from these divestments are summarised below including the business results for those divestments that have completed:

	Gain/(Loss) on sale from divestments			Completed divestment business results
		Half Year			Half Year

	Mar 19	Sep 18	Mar 18	Mar 19	Sep 18	Mar 18
Cash Profit Impact	$M	$M	$M	$M	$M	$M

Asia Retail and Wealth businesses	-	-	99	-	-	30

SRCB	-	-	2	-	-	-

UDC	-	(7)	18	-	-	-

MCC	-	121	119	-	10	-

Paymark	37	-	-	4	4	1

Cambodia JV	-	(42)	-	-	-	-

OPL NZ	197	(3)	-	14	43	47

PNG Retail, Commercial and SME	-	(19)	-	-	-	-
Profit/(Loss) before income tax	234	50	238	18	57	78

Income tax benefit/(expense) and non-controlling interests	(47)	3	(100)	(4)	(12)	(19)
Cash profit/(loss) from continuing operations	187	53	138	14	45	59

•	Asia Retail and Wealth businesses

The Group completed the sale of Retail and Wealth businesses in Singapore, Hong Kong, China, Taiwan and Indonesia to Singapore’s DBS Bank in 2017. The Group completed the sale of its Retail business in Vietnam to Shinhan Bank Vietnam during the March 2018 half and recognised a $99 million gain, net of costs associated with the sale.

•	Shanghai Rural Commercial Bank (SRCB)

On 3 January 2017, the Group announced it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB). The sale was completed in the March 2018 half and the Group recognised a net gain of $2 million.

•	UDC Finance (UDC)

On 11 January 2017, the Group announced that it had entered into a conditional agreement to sell UDC to HNA Group (HNA). On 21 December 2017, the Group announced that it had been informed that New Zealand’s Overseas Investment Office had declined HNA’s application to acquire UDC. The agreement with HNA was terminated in January 2018 and an $18 million cost recovery was recognised in respect of the terminated transaction process. The Group incurred transaction costs of $7 million in the September 2018 half. The assets and liabilities of UDC ceased being classified as held for sale in the September 2018 half.

•	Metrobank Card Corporation (MCC)

On 18 October 2017, the Group announced it had entered into a sale agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group sold its 40% stake in two equal tranches in January and September 2018. The Group recognised a net gain on sale of $119 million and $121 million during the March and September 2018 halves respectively, and a dividend of $10 million during the September 2018 half.

•	Paymark Limited (Paymark)

On 17 January 2018, the Group entered into an agreement to sell its 25% shareholding in Paymark Limited to Ingenico Group. The transaction was completed on 11 January 2019. The Group recognised a net gain on sale of $37 million during the March 2019 half.

•	ANZ Royal Bank (Cambodia) Ltd (Cambodia JV)

On 17 May 2018, the Group announced it had reached an agreement to sell its 55% stake in Cambodia JV to J Trust, a Japanese diversified financial holding company listed on the Tokyo Stock Exchange. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close in the 2019 financial year. During the September 2018 half, the Group recognised a $42 million loss on the reclassification of assets and liabilities to held for sale.

•	OnePath Life (NZ) Ltd (OPL NZ)

On 30 May 2018, the Group announced that it had agreed to sell OPL NZ to Cigna Corporation. During the September 2018 half, the Group incurred transaction costs of $3 million. The transaction completed on 30 November 2018 and the Group recognised a $197 million net gain on sale in the March 2019 half, comprising a $115 million gain on the reversal of the life-to-date cash profit adjustments on the revaluation of policy liabilities sold, a $56 million gain on sale, and a $26 million of release from the foreign currency translation reserve.

SUMMARY

•	Papua New Guinea Retail, Commercial and Small-Medium Sized Enterprise businesses (PNG Retail, Commercial and SME)

On 25 June 2018, the Group announced it had entered into an agreement to sell its Retail, Commercial and Small-Medium Sized Enterprise (SME) banking businesses in Papua New Guinea to Kina Bank. The transaction is subject to closing conditions and ANZ expects it to close by late 2019 calendar year. During the September 2018 half, the Group recognised a $19 million loss on the reclassification of assets and liabilities to held for sale.

Other large/notable items (continuing operations)

•	Customer remediation

Customer remediation charges of $100 million have been recognised in the March 2019 half (Sep 18 half: $352 million; Mar 18 half: $67 million) for expected refunds to customers and related remediation costs. $64 million relates to customer remediation impacting operating income (Sep 18 half: $196 million; Mar 18 half: $32 million), and $36 million relates to customer remediation and remediation project costs impacting operating expenses (Sep 18 half: $156 million; Mar 18 half: $35 million). These impacts were primarily identified from product reviews in the Australia division. These reviews remain ongoing.

•	Accelerated software amortisation

During the September 2018 half, the Group accelerated the amortisation of certain software assets, predominantly relating to the Institutional division following a review of the International business in light of divestments. An accelerated amortisation expense of $251 million was recognised in the September 2018 half.

•	Royal Commission legal costs

External legal costs associated with responding to the Royal Commission were $13 million for the March 2019 half (Sep 18 half: $39 million; Mar 18 half: $16 million).

•	Restructuring

The Group recognised restructuring expenses of $51 million in the March 2019 half (Sep 18 half: $149 million; Mar 18 Half: $78 million) largely relating to changes to the Group’s enablement functions announced during the period. The prior period largely related to the move of the Australia division and technology to agile ways of working in the September and March 2018 halves.

SUMMARY

Large/Notable items - continuing operations

Cash Profit Results	March 2019 Half Year vs March 2018 Half Year							March 2019 Half Year vs September 2018 Half Year
			Mar 19			Mar 18	Movt			Mar 19			Sep 18	Movt
		Large/	ex. Large/		Large/	ex. Large/	ex. Large/		Large/	ex. Large/		Large/	ex. Large/	ex. Large/
	Mar 19	notables	notables	Mar 18	notables [1]	notables	notables	Mar 19	notables	notables	Sep 18	notables [1]	notables	notables
	$M	$M	$M	$M	$M	$M	%	$M	$M	$M	$M	$M	$M	%

Net interest income	7,299	(21)	7,320	7,350	36	7,314	0%	7,299	(21)	7,320	7,164	(84)	7,248	1%

Other operating income	2,447	214	2,233	2,520	324	2,196	2%	2,447	214	2,233	2,333	20	2,313	-3%
Operating income	9,746	193	9,553	9,870	360	9,510	0%	9,746	193	9,553	9,497	(64)	9,561	0%

Operating expenses	(4,365)	(105)	(4,260)	(4,473)	(179)	(4,294)	-1%	(4,365)	(105)	(4,260)	(4,928)	(620)	(4,308)	-1%

Profit before credit impairment and income tax	5,381	88	5,293	5,397	181	5,216	1%	5,381	88	5,293	4,569	(684)	5,253	1%

Credit impairment charge	(393)	-	(393)	(408)	(26)	(382)	3%	(393)	-	(393)	(280)	-	(280)	40%

Profit/(Loss) before income tax	4,988	88	4,900	4,989	155	4,834	1%	4,988	88	4,900	4,289	(684)	4,973	-1%

Income tax benefit/(expense) and non-controlling interests	(1,424)	(2)	(1,422)	(1,496)	(69)	(1,427)	0%	(1,424)	(2)	(1,422)	(1,295)	195	(1,490)	-5%
Cash profit/(loss) from continuing operations	3,564	86	3,478	3,493	86	3,407	2%	3,564	86	3,478	2,994	(489)	3,483	0%

Cash Profit/(Loss) By Division	March 2019 Half Year vs March 2018 Half Year							March 2019 Half Year vs September 2018 Half Year
			Mar 19			Mar 18	Movt			Mar 19			Sep 18	Movt
		Large/	ex. Large/		Large/	ex. Large/	ex. Large/		Large/	ex. Large/		Large/	ex. Large/	ex. Large/
	Mar 19	notables	notables	Mar 18	notables [1]	notables	notables	Mar 19	notables	notables	Sep 18	notables [1]	notables	notables
	$M	$M	$M	$M	$M	$M	%	$M	$M	$M	$M	$M	$M	%
Australia	1,733	(76)	1,809	1,983	(75)	2,058	-12%	1,733	(76)	1,809	1,726	(233)	1,959	-8%

Institutional	1,012	(5)	1,017	767	-	767	33%	1,012	(5)	1,017	713	(210)	923	10%

New Zealand	753	14	739	749	34	715	3%	753	14	739	772	21	751	-2%

Wealth Australia	(30)	(7)	(23)	(26)	(14)	(12)	92%	(30)	(7)	(23)	(57)	(43)	(14)	64%

Pacific	33	-	33	33	-	33	0%	33	-	33	39	-	39	-15%

TSO and Group Centre [2]	63	160	(97)	(13)	141	(154)	-37%	63	160	(97)	(199)	(24)	(175)	-45%
Cash profit/(loss) from continuing operations	3,564	86	3,478	3,493	86	3,407	2%	3,564	86	3,478	2,994	(489)	3,483	0%

[1].	Where applicable, comparative information has been restated for large/notable items included in the March 2019 half.

[2].

TSO and Group Centre includes the Gain/(Loss) on sale from divestments including SRCB, Paymark, UDC, MCC, Asia Retail and Wealth businesses, Cambodia JV, OPL NZ, PNG Retail, Commercial and SME. It also includes the divested business results for the completed sales of Paymark, MCC and Asia Retail and Wealth businesses.

SUMMARY

Large/Notable items - continuing operations

Within continuing cash profit, the Group has recognised some large/notable items. These items are shown in the tables below.

	March 2019 Half Year						March 2018 Half Year[1]
	Large/notable items included in continuing cash profit						Large/notable items included in continuing cash profit

	Gain/(Loss)	Divested		Royal			Gain(Loss) on		Divested		Royal
	on sale from	business	Customer	Commission			sale from		business	Customer	Commission
	divestments	results[2]	remediation	legal costs	Restructuring	Total	divestments		results[2]	remediation	legal costs	Restructuring	Total
	$M	$M	$M	$M	$M	$M	$M		$M	$M	$M	$M	$M
Cash Profit
Net interest income	-	1	(22)	-	-	(21)	-		55	(19)	-	-	36

Other operating income	234	22	(42)	-	-	214	238		99	(13)	-	-	324
Operating income	234	23	(64)	-	-	193	238		154	(32)	-	-	360

Operating expenses	-	(5)	(36)	(13)	(51)	(105)	-		(50)	(35)	(16)	(78)	(179)
Profit before credit impairment and income tax	234	18	(100)	(13)	(51)	88	238		104	(67)	(16)	(78)	181

Credit impairment charge	-	-	-	-	-	-	-		(26)	-	-	-	(26)
Profit before income tax	234	18	(100)	(13)	(51)	88	238		78	(67)	(16)	(78)	155

Income tax benefit/(expense) and non-controlling interests	(47)	(4)	30	4	15	(2)	(100)		(19)	22	5	23	(69)
Cash profit from continuing operations	187	14	(70)	(9)	(36)	86	138		59	(45)	(11)	(55)	86

	March 2019 Half Year						September 2018 Half Year[1]
	Large/notable items included in continuing cash profit						Large/notable items included in continuing cash profit

	Gain/(Loss)	Divested		Royal			Gain/(Loss)	Divested		Accelerated	Royal
	on sale from	business	Customer	Commission			on sale from	business	Customer	software	Commission
	divestments	results[2]	remediation	legal costs	Restructuring	Total	divestments	results[2]	remediation	amortisation	legal costs	Restructuring	Total
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Cash Profit
Net interest income	-	1	(22)	-	-	(21)	-	2	(86)	-	-	-	(84)

Other operating income	234	22	(42)	-	-	214	60	70	(110)	-	-	-	20
Operating income	234	23	(64)	-	-	193	60	72	(196)	-	-	-	(64)

Operating expenses	-	(5)	(36)	(13)	(51)	(105)	(10)	(15)	(156)	(251)	(39)	(149)	(620)
Profit before credit impairment and income tax	234	18	(100)	(13)	(51)	88	50	57	(352)	(251)	(39)	(149)	(684)

Credit impairment charge	-	-	-	-	-	-	-	-	-	-	-	-	-
Profit before income tax	234	18	(100)	(13)	(51)	88	50	57	(352)	(251)	(39)	(149)	(684)

Income tax benefit/(expense) and non-controlling interests	(47)	(4)	30	4	15	(2)	3	(12)	102	45	12	45	195
Cash profit from continuing operations	187	14	(70)	(9)	(36)	86	53	45	(250)	(206)	(27)	(104)	(489)

[1].	Where applicable, comparative information has been restated for large/notable items included in the March 2019 half.

[2].	Relates to business results for completed divestments.

SUMMARY

Large/Notable items - continuing operations

Within continuing cash profit, the Group has recognised some large/notable items. The impact of these items on the divisional results are shown in the tables below.

	March 2019 Half Year						March 2018 Half Year[1]
	Large/notable items included in continuing cash profit						Large/notable items included in continuing cash profit

	Gain/(Loss)	Divested		Royal			Gain/(Loss)		Divested		Royal
	on sale from	business	Customer	Commission			on sale from		business	Customer	Commission
	divestments	results[2]	remediation	legal costs	Restructuring	Total	divestments		results[2]	remediation	legal costs	Restructuring	Total
	$M	$M	$M	$M	$M	$M	$M		$M	$M	$M	$M	$M
Profit before income tax

Australia	-	-	(92)	-	(17)	(109)	-		-	(50)	-	(57)	(107)

Institutional	-	-	-	-	(7)	(7)	-		-	5	-	(8)	(3)

New Zealand	-	20	-	-	(2)	18	-		55	(3)	-	(5)	47

Wealth Australia	-	-	(8)	-	(2)	(10)	-		-	(19)	-	(1)	(20)

Pacific	-	-	-	-	-	-	-		-	-	-	-	-

TSO and Group Centre[3]	234	(2)	-	(13)	(23)	196	238		23	-	(16)	(7)	238
Profit before income tax	234	18	(100)	(13)	(51)	88	238		78	(67)	(16)	(78)	155

Income tax benefit/(expense) and non- controlling interests	(47)	(4)	30	4	15	(2)	(100)		(19)	22	5	23	(69)
Cash profit from continuing operations	187	14	(70)	(9)	(36)	86	138		59	(45)	(11)	(55)	86

	March 2019 Half Year						September 2018 Half Year[1]
	Large/notable items included in continuing cash profit						Large/notable items included in continuing cash profit

	Gain/(Loss)	Divested		Royal			Gain/(Loss)	Divested		Accelerated	Royal
	on sale from	business	Customer	Commission			on sale from	business	Customer	software	Commission
	divestments	results[2]	remediation	legal costs	Restructuring	Total	divestments	results[2]	remediation	amortisation	legal costs	Restructuring	Total
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M
Profit before income tax

Australia	-	-	(92)	-	(17)	(109)	-	-	(254)	(29)	-	(53)	(336)

Institutional	-	-	-	-	(7)	(7)	-	-	(12)	(222)	-	(17)	(251)

New Zealand	-	20	-	-	(2)	18	-	54	(24)	-	-	(4)	26

Wealth Australia	-	-	(8)	-	(2)	(10)	-	-	(62)	-	-	-	(62)

Pacific	-	-	-	-	-	-	-	-	-	-	-		-

TSO and Group Centre[3]	234	(2)	-	(13)	(23)	196	50	3	-	-	(39)	(75)	(61)
Profit before income tax	234	18	(100)	(13)	(51)	88	50	57	(352)	(251)	(39)	(149)	(684)

Income tax benefit/(expense) and non-controlling interests	(47)	(4)	30	4	15	(2)	3	(12)	102	45	12	45	195
Cash profit from continuing operations	187	14	(70)	(9)	(36)	86	53	45	(250)	(206)	(27)	(104)	(489)

[1].	Where applicable, comparative information has been restated for large/notable items included in the March 2019 half.

[2].	Relates to business results for completed divestments.

[3].

TSO and Group Centre includes the Gain/(Loss) on sale from divestments including SRCB, Paymark, UDC, MCC, Asia Retail and Wealth businesses, Cambodia JV, OPL NZ, PNG Retail, Commercial and SME. It also includes the divested business results for the completed sales of Paymark, MCC and Asia Retail and Wealth businesses.

SUMMARY

Full Time Equivalent Staff

As at 31 March 2019, ANZ employed 39,359 staff (Sep 18: 39,924; Mar 18: 41,580) on a full-time equivalent (FTE) basis.

Division	As at			Movement
				Mar 19	Mar 19
	Mar 19	Sep 18	Mar 18	v. Sep 18	v. Mar 18

Australia	13,020	13,039	13,914	0%	-6%

Institutional	6,085	6,188	6,505	-2%	-6%

New Zealand	6,003	6,165	6,319	-3%	-5%

Wealth Australia	1,991	2,161	2,175	-8%	-8%

Pacific	1,096	1,125	1,172	-3%	-6%

TSO and Group Centre	11,164	11,246	11,495	-1%	-3%
Total FTE	39,359	39,924	41,580	-1%	-5%
Continuing operations[1]	37,364	37,860	39,655	-1%	-6%

Discontinued operations[1]	1,995	2,064	1,925	-3%	4%
Average FTE	39,571	40,760	44,029	-3%	-10%

Geography	As at			Movement
				Mar 19	Mar 19
	Mar 19	Sep 18	Mar 18	v. Sep 18	v. Mar 18

Australia	18,652	18,671	19,351	0%	-4%

Asia, Pacific, Europe & America	13,396	13,742	14,511	-3%	-8%

New Zealand	7,311	7,511	7,718	-3%	-5%
Total FTE	39,359	39,924	41,580	-1%	-5%

[1].   The actual FTE that will transfer to IOOF and Zurich on sale completion or at a later date is currently being determined. The discontinued operations FTE is an estimate based on an allocation methodology.

Other Non-Financial Information
	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
				v. Sep 18	v. Mar 18
Shareholder value - ordinary shares

Share price ($)

- high	28.36	30.39	30.80	-7%	-8%

- low	22.98	26.08	26.81	-12%	-14%

- closing	26.03	28.18	26.86	-8%	-3%

Closing market capitalisation of ordinary shares ($B)	73.7	81.0	77.9	-9%	-5%

Total shareholder returns (TSR)	-4.8%	8.0%	-6.8%	large	-29%

As at Mar 19
	Short-	Long-
Credit Ratings	Term	Term	Outlook

Moody’s Investor Services	P-1	Aa3	Stable

Standard & Poor’s	A-1+	AA-	Negative

Fitch Ratings	F1+	AA-	Stable

SUMMARY

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GROUP RESULTS

GROUP RESULTS

Non-IFRS Information

Statutory profit is prepared in accordance with recognition and measurement requirements of Australian Accounting Standards, which comply with International Financial Reporting Standards (IFRS). The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in Australian Securities and Investments Commission (ASIC) Regulatory Guide 230 has been followed when presenting this information.

Cash Profit

Cash profit, a non-IFRS measure, represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions on pages 135 to 136 for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

The Group Results section is reported on a cash profit basis for continuing operations unless otherwise stated. For information on discontinued operations please refer to the Guide to Half Year Results on page 8.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Statutory profit attributable to shareholders of the Company from continuing operations	3,243	3,172	3,923	2%	-17%

Adjustments between statutory profit and cash profit[1]

Revaluation of policy liabilities	77	(4)	(10)	large	large

Economic hedges	185	(124)	(124)	large	large

Revenue and expense hedges	60	(49)	40	large	50%

Structured credit intermediation trades	(1)	(1)	(3)	0%	-67%

Sale of SRCB	-	-	(333)	n/a	-100%
Total adjustments between statutory profit and cash profit for continuing operations	321	(178)	(430)	large	large
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

1. Refer to pages 73 to 77 for analysis of the adjustments between statutory profit and cash profit.

Group performance - cash profit	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	7,299	7,164	7,350	2%	-1%

Other operating income	2,447	2,333	2,520	5%	-3%

Operating income	9,746	9,497	9,870	3%	-1%

Operating expenses	(4,365)	(4,928)	(4,473)	-11%	-2%

Profit before credit impairment and income tax	5,381	4,569	5,397	18%	0%

Credit impairment charge	(393)	(280)	(408)	40%	-4%

Profit before income tax	4,988	4,289	4,989	16%	0%

Income tax expense	(1,415)	(1,286)	(1,489)	10%	-5%

Non-controlling interests	(9)	(9)	(7)	0%	29%
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Cash profit/(loss) by Division	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	1,733	1,726	1,983	0%	-13%

Institutional	1,012	713	767	42%	32%

New Zealand	753	772	749	-2%	1%

Wealth Australia	(30)	(57)	(26)	-47%	15%

Pacific	33	39	33	-15%	0%

TSO and Group Centre	63	(199)	(13)	large	large
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

GROUP RESULTS

Group Performance – continuing operations

Group Cash Profit - March 2019 Half Year v March 2018 Half Year

•	March 2019 v March 2018

Cash profit from continuing operations increased $71 million (+2%) compared with the March 2018 half. Excluding foreign currency translation movements, cash profit increased $42 million (+1%).

•

Net interest income decreased $51 million (-1%) largely due to a 13 basis point decrease in the net interest margin, partially offset by 6% growth in average interest earning assets. The lower net interest margin reflects growth in lower margin Markets Balance Sheet trading activities, higher funding costs, changes in asset mix, asset price competition, and the sale of the Asia Retail and Wealth businesses. This was partially offset by higher deposit margins and home loans re-pricing. The increase in average interest earning assets reflects growth in ANZ’s home loans and Institutional banking portfolios, partially offset by the sale of Asia Retail and Wealth businesses. Refer to pages 24 and 25 for further details on key movements.

•

Other operating income decreased $73 million (-3%) largely as the result of net divestment impacts of $81 million, a $64 million decrease in net fee and commission income, $60 million reduction in other, and a $29 million increase in customer remediation. This was partially offset by higher Markets other operating income of $120 million and a $43 million increase in share of associate’s profit. Refer to pages 26 to 28 for further details on key movements.

•

Operating expenses decreased $108 million (-2%) primarily due to lower FTE, a reduction in expenses following the sale of OnePath Life (NZ) and Asia Retail and Wealth businesses of $45 million, lower restructuring expenses of $27 million and software amortisation charges. This was partially offset by inflation. Refer to pages 29 to 30 for further details on key movements.

•

Credit impairment charges decreased $15 million (-4%) largely due to lower individually assessed credit impairment charges, partially offset by higher collectively assessed credit impairment charges. Refer to pages 32 and 33 for further details on key movements.

Excluding large/notable items, cash profit increased $71 million (+2%).

•	March 2019 v September 2018

Cash profit from continuing operations increased $570 million (+19%) compared with the September 2018 half. Excluding foreign currency translation movements, cash profit increased $566 million (+19%).

•

Net interest income increased $135 million (+2%) largely due to 3% growth in average interest earning assets, partially offset by a 2 basis point decrease in the net interest margin. The lower net interest margin reflects growth in lower margin Markets Balance Sheet trading activities, changes in asset mix, and asset price competition. This was partially offset by higher deposit margins, home loans re-pricing and lower customer remediation charges of $64 million. The increase in average interest earning assets reflects growth in ANZ’s home loans in New Zealand and growth in Institutional banking portfolios. This was partially offset by a reduction in lending in the Australia division. Refer to pages 24 and 25 for further details on key movements.

•

Other operating income increased $114 million (+5%) largely the result of net divestment impacts of $126 million, higher Markets other operating income of $79 million, lower customer remediation of $68 million, and a $36 million increase in share of associate’s profit. This is partially offset by a $105 million reduction in net fee and commission income and a $71 million reduction in other primarily due to lower dividend income. Refer to pages 26 to 28 for further details on key movements.

•

Operating expenses decreased $563 million (-11%) primarily due to an accelerated software amortisation charge in the prior period of $251 million, lower customer remediation of $120 million, restructuring expenses of $98 million, Royal Commission legal costs of $26 million, and lower FTE. This was partially offset by inflation. Refer to pages 29 to 30 for further details on key movements.

•

Credit impairment charges increased $113 million (+40%) largely due to higher individually assessed and collectively assessed credit impairment charges. Refer to pages 32 and 33 for further details on key movements.

Excluding large/notable items, cash profit decreased $5 million (flat).

GROUP RESULTS

Net Interest Income - continuing operations

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Group	$M	$M	$M	v. Sep 18	v. Mar 18

Cash net interest income[1]	7,299	7,164	7,350	2%	-1%

Average interest earning assets[2]	811,528	784,501	765,186	3%	6%

Average deposits and other borrowings[2]	635,822	621,699	612,291	2%	4%

Net interest margin (%) - cash	1.80	1.82	1.93	-2 bps	-13 bps

Group (excluding Markets business unit)

Cash net interest income[1,3]	7,019	6,861	6,995	2%	0%

Average interest earning assets[2]	563,579	549,398	538,968	3%	5%

Average deposits and other borrowings[2]	459,478	456,936	455,946	1%	1%

Net interest margin (%) - cash[3]	2.50	2.49	2.60	1 bps	-10 bps

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Cash profit net interest margin by major division[1]	$M	$M	$M	v. Sep 18	v. Mar 18

Australia

Net interest margin (%) - cash[3]	2.61	2.60	2.78	1 bps	-17 bps

Average interest earning assets	314,215	315,614	312,473	0%	1%

Average deposits and other borrowings	202,765	202,530	203,239	0%	0%

Institutional

Net interest margin (%) - cash[3]	0.85	0.86	0.89	-1 bps	-4 bps

Average interest earning assets[2]	372,270	349,090	333,919	7%	11%

Average deposits and other borrowings[2]	281,770	269,578	257,874	5%	9%

New Zealand

Net interest margin (%) - cash[3]	2.39	2.41	2.43	-2 bps	-4 bps

Average interest earning assets[2]	116,201	111,092	108,008	5%	8%

Average deposits and other borrowings[2]	86,244	81,214	79,669	6%	8%

1.

Includes large/notable items of -$21 million for the March 2019 half (Sep 18 half: -$84 million; Mar 18 half: $36 million). Refer to pages 14 to 18 for further details on large/notable items. Also includes the major bank levy of -$178 million for the March 2019 half (Sep 18 half: -$178 million; Mar 18 half: -$177 million).

[2].	Average balance sheet amounts include assets and liabilities reclassified as held for sale from continuing operations.

[3].

In the March 2019 half, the methodology for allocating earnings on capital at a business unit level has changed from being based on Economic Capital to Regulatory Capital. While neutral at a Group level, this change has impacted net interest income at the divisional level and comparative information has been restated accordingly.

Group net interest margin - March 2019 Half Year v March 2018 Half Year

1.	Markets Balance Sheet activities includes the impact of growth in discretionary liquid assets and other Balance Sheet activities.

•	March 2019 v March 2018

Net interest margin (-13 bps)

•

Asset mix and funding mix (-4 bps): unfavourable asset mix from the impacts of customer switching from interest only to principal and interest home loans in the Australia division, customer switching from variable to fixed home loans in the New Zealand division and unfavourable mix impacts from a lower proportion of lending in the Australia division.

•	Funding costs (-3 bps): unfavourable basis risk and broadly flat spreads on wholesale funding.

•	Deposits (+2 bps): improved deposit margins in the Australia and Institutional divisions.

•	Assets (-1 bps): adverse impact of home loan competition in the Australia division, partially offset by favourable impact of home loans re-pricing.

GROUP RESULTS

•	Treasury (0 bps): broadly flat earnings on capital.

•	Markets Balance Sheet activities (-6 bps): growth in lower margin Markets Balance Sheet trading activities.

•	Asia Retail and Wealth (-1 bps): adverse margin impact following the sale of Asia Retail and Wealth businesses.

Average interest earning assets (+$46.3 billion or +6%)

•

Average net loans and advances (+$24.5 billion or +4%): increase driven by growth in Institutional lending, home loan growth in the Australia and New Zealand divisions, and foreign currency translation movements.

•	Average trading and investment securities/available-for-sale assets (+$2.4 billion or +2%): increase driven mostly by the impact of foreign currency translation movements.

•

Average cash and other liquids (+$19.4 billion or +21%): increase driven by higher central bank cash balances and reverse repurchase agreements, and the impact of foreign currency translation movements.

Average deposits and other borrowings (+$23.5 billion or +4%)

•

Average deposits and other borrowings (+$23.5 billion or +4%): increase driven by growth in the Institutional and New Zealand divisions, and the impact of foreign currency translation movements. This has been partly offset by the loss of deposits following the sale of Asia Retail and Wealth businesses.

Group net interest margin - March 2019 Half Year v September 2018 Half Year

[1].	Markets Balance Sheet activities includes the impact of growth in discretionary liquid assets and other Balance Sheet activities.

•	March 2019 v September 2018

Net interest margin (-2 bps)

•

Asset mix and funding mix (-2 bps): unfavourable asset mix from the impacts of customer switching from interest only to principal and interest home loans, lower unsecured lending, and a higher proportion of Institutional lending.

•	Funding costs (0 bps): broadly flat basis risk, and broadly flat wholesale funding spreads.

•	Deposits (+1 bps): improved deposit margins in the Institutional division from rising US rates and deposit optimisation.

•	Assets (+1 bps): impact of re-pricing of home loans in the Australia division, partially offset by increased competition in all divisions.

•	Treasury (0 bps): broadly flat earnings on capital.

•	Markets Balance Sheet activities (-4 bps): growth in lower margin Markets Balance Sheet trading activities.

•	Customer remediation (+2 bps): the impact of higher customer remediation in the September 2018 half.

Average interest earning assets (+$27.0 billion or +3%)

•

Average net loans and advances (+$13.4 billion or +2%): increase driven by growth in Institutional lending, home loans in the New Zealand division, and the impact of foreign currency translation movements. This was partially offset by a reduction in lending in the Australia division.

•

Average trading and investment securities/available-for-sale assets (+$5.1 billion or +5%): increase is mainly driven by an increase in investment and trading securities, and by the impact of foreign currency translation movements.

•	Average cash and other liquids (+$8.5 billion or +8%): increase driven by higher central bank cash balances, and the impact of foreign currency translation movements.

Average deposits and other borrowings (+$14.1 billion or +2%)

•	Average deposits and other borrowings (+$14.1 billion or +2%): increase driven by growth in the Institutional and New Zealand divisions, and the impact of foreign currency translation movements.

GROUP RESULTS

Other Operating Income - continuing operations

	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net fee and commission income[2]	1,218	1,289	1,335	-6%	-9%

Net income from insurance business[2]	70	127	126	-45%	-44%

Markets other operating income	667	577	552	16%	21%

Share of associates’ profit[2]	131	95	88	38%	49%

Other[2,3]	361	245	419	47%	-14%
Total cash other operating income from continuing operations[4]	2,447	2,333	2,520	5%	-3%

	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Markets income	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	280	303	355	-8%	-21%

Other operating income	667	577	552	16%	21%

Total cash Markets income from continuing operations	947	880	907	8%	4%

	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Other operating income by division	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	625	722	728	-13%	-14%

Institutional	1,126	1,035	1,031	9%	9%

New Zealand	302	328	343	-8%	-12%

Wealth Australia	26	12	48	large	-46%

Pacific	50	53	47	-6%	6%

TSO and Group Centre	318	183	323	74%	-2%
Total cash other operating income from continuing operations[4]	2,447	2,333	2,520	5%	-3%

Other operating income - March 2019 Half Year v March 2018 Half Year

Other operating income (excluding large/notable items)	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net fee and commission income[2]	1,258	1,363	1,322	-8%	-5%

Net income from insurance business[2]	52	71	54	-27%	-4%

Markets other operating income	667	588	547	13%	22%

Share of associates’ profit[2]	131	95	88	38%	49%

Other[2,3]	125	196	185	-36%	-32%
Total cash other operating income from continuing operations	2,233	2,313	2,196	-3%	2%

[1].

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating income by $91 million for the September 2018 half and $62 million for the March 2018 half.

[2].	Excluding Markets.

[3].	Includes foreign exchange earnings and net funds management income previously reported under net funds management and insurance income.

[4].	Includes large/notable items of $214 million for the March 2019 half (Sep 18 half: $20 million; Mar 18 half: $324 million). Refer to items on pages 14 to 18 for further details on large/notable items.

GROUP RESULTS

•	March 2019 v March 2018

Other operating income decreased by $73 million (-3%). Excluding foreign currency translation movements, other operating income decreased $93 million (-4%).

Net fee and commission income (-$117 million or -9%)

•	$85 million decrease in the Australia division primarily as the result of lower fee income due to the removal of fees, lower volume, and higher customer remediation ($20 million).

•	$21 million decrease in the Wealth Australia division primarily due to lower financial planning volumes, and higher customer remediation ($9 million).

•	$20 million decrease in the TSO and Group Centre division primarily due to the loss of income following the sale of Asia Retail and Wealth businesses.

•	$14 million increase in the New Zealand division as the result of higher funds under management income, credit card incentives/rebates, and favourable foreign currency translation movements.

Net income from insurance business (-$56 million or -44%)

•	$42 million decrease in the New Zealand division primarily due to the sale of the OnePath Life (NZ) business.

•	$10 million decrease in the TSO and Group Centre division due to the loss of income following the sale Asia Retail and Wealth businesses.

•	$5 million decrease in the Australia division primarily due to a reduction in lenders mortgage insurance net premium income as the result of lower volumes ($8 million).

Markets income (+$40 million or +4%)

•

$49 million increase in Franchise Trading primarily attributable to favourable market conditions in international rate markets and a more favourable trading environment in Australia and New Zealand rates ($70 million). This was partially offset by adverse derivative valuation adjustments ($21 million).

•

$27 million increase in Franchise Sales due to growth initiatives in North East Asia and improved Institutional client flow in Asia on the back of US China trade tensions sparking volatility in the region.

•	$36 million decrease in Balance Sheet trading driven by reduced net interest income from Australia and Asia liquidity desks on reduced average holdings.

Share of associates’ profit (+$43 million or +49%)

•	$43 million increase in profits from associates of which $25 million relates to P.T. Bank Pan Indonesia and $14 million relates to AmBank.

Other (-$58 million or -14%)

•	$14 million decrease in the Australia division primarily due to lower brokerage income from ANZ share investing.

•	$16 million decrease in the New Zealand division largely as the result of a one-off insurance recovery in the March 2018 half.

•	$12 million decrease in the Institutional division primarily driven by fair value losses on loans measured at fair value through profit and loss.

•

$14 million decrease in the TSO and Group Centre division primarily due to realised losses on economic hedges against larger foreign exchange denominated revenue streams as the result of the NZD strengthening against the AUD. These offset foreign currency translation gains elsewhere in the Group.

•

Net $4 million decrease as the result of the Asia Retail and Wealth gain on sale ($99 million), MCC gain on sale ($119 million), UDC cost recovery in respect of the terminated transaction process ($18 million) and SRCB ($2 million) recognised in the March 2018 half, offset against OnePath Life (NZ) business divestment impacts ($197 million) and Paymark gain on sale ($37 million) recognised in the March 2019 half.

Excluding large/notable items, other operating income increased $37 million (+2%).

•	March 2019 v September 2018

Other operating income increased by $114 million (+5%). Excluding foreign currency translation movements, other operating income increased $115 million (+5%).

Net fee and commission income (-$71 million or -6%)

•

$90 million decrease in the Australia division primarily as the result of lower fee income due to timing, the removal of fees, and lower volumes. This was partially offset by lower customer remediation ($13 million).

•	$13 million increase in the Wealth Australia division primarily due to lower customer remediation ($21 million), partially offset by lower financial planning volumes.

•

$11 million increase in the New Zealand division primarily due to higher credit card incentives/rebates and merchant fees as the result of seasonality, and favourable foreign currency translation movements.

Net income from insurance business (-$57 million or -45%)

•	$39 million decrease in the New Zealand division primarily due to the sale of the OnePath Life (NZ) business.

GROUP RESULTS

•	$18 million decrease in the Australia division primarily due to a reduction in lenders mortgage insurance net premium income as the result of lower volume ($13 million).

Markets income (+$67 million or +8%)

•

$75 million increase in Franchise Trading primarily attributable to favourable market conditions in international rates markets and tighter credit spreads in the second quarter of FY19 benefitting the Franchise Trading businesses ($137 million). This was partially offset by adverse derivative valuation adjustments primarily from falling AUS and NZD swap rates ($62 million).

•

$10 million increase in Franchise Sales primarily attributable to customer activity in Asia driven by volatility triggered by US China Trade tensions, declining US yields which reduced Asia yields, and franchise growth initiatives in North East Asia.

•	$18 million decrease in Balance Sheet trading attributable to reduced net interest income from Australia liquidity desks on reduced average holdings.

Share of associates’ profit (+$36 million or +38%)

•	$36 million increase in profits from associates of which $26 million relates to P.T. Bank Pan Indonesia and $8 million relates to AmBank.

Other (+$116 million or +47%)

•

Net $184 million increase as the result of OnePath Life (NZ) business divestment impacts ($197 million) and Paymark gain on sale ($37 million) recognised in the March 2019 half, partially offset by divestment impacts recognised in the September 2018 half: MCC gain on sale ($121 million), a net charge recognised on reclassification of Cambodia JV and PNG Retail, Commercial and SME to held for sale (-$61 million), UDC and OnePath Life (NZ) transaction costs (-$7 million and -$3 million respectively).

•	$9 million increase in the Australia division as the result of lower customer remediation ($21 million), partially offset by lower brokerage income from ANZ share investing.

•	$38 million decrease due to dividend income received from Bank of Tianjin of $28 million and MCC of $10 million in the September 2018 half.

•

$29 million decrease in the TSO and Group Centre division primarily due to realised losses on economic hedges against larger foreign exchange denominated revenue streams as the result of the NZD strengthening against the AUD. These offset foreign currency translation gains elsewhere in the Group.

Excluding large/notable items, other operating income decreased $80 million (-3%).

GROUP RESULTS

Operating Expenses - continuing operations

	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Personnel expenses	2,370	2,356	2,402	1%	-1%

Premises expenses	406	416	395	-2%	3%

Technology expenses	764	1,084	815	-30%	-6%

Restructuring expenses	51	149	78	-66%	-35%

Other expenses	774	923	783	-16%	-1%
Total cash operating expenses from continuing operations[2]	4,365	4,928	4,473	-11%	-2%
Full time equivalent staff (FTE) from continuing operations	37,364	37,860	39,655	-1%	-6%

Average full time equivalent staff (FTE) from continuing operations	37,558	38,463	41,568	-2%	-10%

	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Expenses by division	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	1,843	1,990	1,905	-7%	-3%

Institutional	1,320	1,575	1,373	-16%	-4%

New Zealand	612	613	592	0%	3%

Wealth Australia	70	95	85	-26%	-18%

Pacific	70	65	63	8%	11%

TSO and Group Centre	450	590	455	-24%	-1%
Total cash operating expenses from continuing operations[2]	4,365	4,928	4,473	-11%	-2%

	Half Year			Movement

FTE by division	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	13,020	13,039	13,914	0%	-6%

Institutional	6,085	6,188	6,505	-2%	-6%

New Zealand	6,003	6,165	6,319	-3%	-5%

Wealth Australia	640	692	759	-8%	-16%

Pacific	1,096	1,125	1,172	-3%	-6%

TSO and Group Centre	10,520	10,651	10,986	-1%	-4%

Total FTE	37,364	37,860	39,655	-1%	-6%

Average FTE	37,558	38,463	41,568	-2%	-10%

Operating expenses - March 2019 Half Year v March 2018 Half Year

Expenses (excluding large/notable items)	Half Year[1]			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Personnel expenses	2,361	2,260	2,355	4%	0%

Premises expenses	406	416	395	-2%	3%

Technology expenses	764	829	814	-8%	-6%

Restructuring expenses	-	-	-	n/a	n/a

Other expenses	729	803	730	-9%	0%
Total cash operating expenses from continuing operations	4,260	4,308	4,294	-1%	-1%

1.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating expenses by $91 million for the September 2018 half and $62 million for the March 2018 half.

2.

Includes large/notable items of $105 million for the March 2019 half (Sep 18 half: $620 million; Mar 18 half: $179 million). Refer to items on pages 14 to 18 for further details on large/notable items.

GROUP RESULTS

•	March 2019 v March 2018

Operating expenses decreased by $108 million (-2%).

•

Personnel expenses decreased $32 million (-1%) largely driven by lower FTE, a decrease in customer remediation ($17 million) and lower personnel expenses following the sale of OnePath Life (NZ) and Asia Retail and Wealth businesses ($21 million). This was partially offset by wage inflation, the insourcing of technology services and higher long service leave accruals.

•	Premises expenses increased $11 million (+3%) primarily driven by higher spend on property projects.

•	Technology expenses decreased $51 million (-6%) largely due to lower software amortisation charges and the insourcing of technology services.

•	Restructuring expenses decreased $27 million (-35%) due to higher spend in the prior period associated with the move to agile ways of working in the Australia and Technology divisions.

•

Other expenses decreased $9 million (-1%) largely due to lower expenses following the sale of OnePath Life (NZ) and Asia Retail and Wealth businesses ($23 million) and a reduction in Royal Commission legal costs ($3 million), partly offset by higher customer remediation ($18 million).

Excluding large/notable items, operating expenses decreased $34 million (-1%).

•	March 2019 v September 2018

Operating expenses decreased by $563 million (-11%).

•

Personnel expenses increased $14 million (+1%) largely driven by wage inflation, the insourcing of technology services, higher long service leave accruals, and the normalisation of incentives. This was offset by lower FTE, a decrease in customer remediation ($80 million) and lower personnel expenses following the sale of OnePath Life (NZ) ($6 million).

•	Premises expenses decreased $10 million (-2%) primarily driven by the consolidation of our property portfolio in Australia and Asia.

•

Technology expenses decreased $320 million (-30%) largely due to the accelerated amortisation charge in prior period ($251 million), ongoing lower software amortisation charges and the insourcing of technology services.

•	Restructuring expenses decreased $98 million (-66%) due to higher spend in the prior period associated with the move to agile ways of working in the Australia and Technology divisions.

•

Other expenses decreased $149 million (-16%) largely related to lower Royal Commission legal costs ($26 million), customer remediation ($40 million), expenses following the sale of OnePath Life (NZ) ($5 million) and lower consultancy spend and lower marketing spend which is typically higher in the September half.

Excluding large/notable items, operating expenses decreased $48 million (-1%).

GROUP RESULTS

Software Capitalisation - continuing operations

As at 31 March 2019, the Group’s intangible assets included $1,368 million of costs incurred to acquire and develop software. Details are set out in the table below:

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Balance at start of period	1,421	1,775	1,856	-20%	-23%

Software capitalised during the period	199	195	198	2%	1%

Amortisation during the period

- Current period amortisation	(252)	(288)	(281)	-13%	-10%

- Accelerated amortisation[1]	-	(251)	-	-100%	n/a

Software impaired/written-off	(3)	(12)	(5)	-75%	-40%
Foreign currency translation movements	3	2	7	50%	-57%
Total capitalised software from continuing operations	1,368	1,421	1,775	-4%	-23%

Net book value by Division	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	300	334	413	-10%	-27%

Institutional	246	277	542	-11%	-55%

New Zealand	14	17	20	-18%	-30%

Wealth Australia	6	10	13	-40%	-54%

TSO and Group Centre	802	783	787	2%	2%
Total from continuing operations	1,368	1,421	1,775	-4%	-23%

1.

During the September 2018 half, the Group accelerated the amortisation of certain software assets, predominantly relating to its Institutional division following a review of the International business in light of divestments. Accelerated amortisation expense of $251 million ($206 million post-tax) was recorded in the September 2018 half.

GROUP RESULTS

Credit Risk – continuing operations

The Group has adopted AASB 9 Financial Instruments effective from 1 October 2018 which has resulted in key changes to the classification and measurement of financial assets, including the impairment of financial assets. Under the new standard, provision for credit impairment is based on an expected credit loss model (ECL) incorporating forward looking information. The presentation of credit risk information for the March 2019 half has been amended accordingly. Comparative information has not been restated and continues to reflect the requirements of the previous standard AASB 139 Financial Instruments: Recognition and Measurement. For further details on key requirements and impacts of the changes described above refer to Note 1 and 21 of the Condensed Consolidated Financial Statements.

Credit impairment charge/(release)

	Half Year			Half Year			Movement
	Mar 19			Mar 18			Mar 19 v. Mar 18

	Collectively	Individually	Total	Collectively	Individually	Total	Collectively	Individually	Total
	assessed	assessed	charge	assessed	assessed	charge	assessed	assessed	charge
Division	$M	$M	$M	$M	$M	$M	%	%	%

Australia	46	350	396	(25)	337	312	large	4%	27%

Institutional	(23)	(12)	(35)	21	28	49	large	large	large

New Zealand	(5)	35	30	(14)	34	20	-64%	3%	50%

Pacific	(6)	8	2	2	-	2	large	n/a	0%

TSO and Group Centre	1	(1)	-	(6)	31	25	large	large	-100%
Total	13	380	393	(22)	430	408	large	-12%	-4%

	Half Year			Half Year			Movement
		Mar 19			Sep 18		Mar 19 v. Sep 18

	Collectively	Individually	Total	Collectively	Individually	Total	Collectively	Individually	Total
	assessed	assessed	charge	assessed	assessed	charge	assessed	assessed	charge
Division	$M	$M	$M	$M	$M	$M	%	%	%

Australia	46	350	396	11	375	386	large	-7%	3%

Institutional	(23)	(12)	(35)	(41)	(52)	(93)	-44%	-77%	-62%

New Zealand	(5)	35	30	(29)	15	(14)	-83%	large	large

Pacific	(6)	8	2	(4)	5	1	50%	60%	100%

TSO and Group Centre	1	(1)	-	-	-	-	n/a	n/a	n/a
Total	13	380	393	(63)	343	280	large	11%	40%

Half Year - Mar 19	Collectively Assessed				Individually Assessed
						Stage 3 -
					Stage 3 -	Recoveries
					New and	and write-
	Stage 1	Stage 2	Stage 3	Total	increased	backs	Total	Total
Division	$M	$M	$M	$M	$M	$M	$M	$M

Australia	(21)	43	24	46	536	(186)	350	396

Institutional	19	(35)	(7)	(23)	18	(30)	(12)	(35)

New Zealand	(4)	(5)	4	(5)	60	(25)	35	30

Pacific	(1)	(4)	(1)	(6)	11	(3)	8	2

TSO and Group Centre	1	-	-	1	-	(1)	(1)	-
Total	(6)	(1)	20	13	625	(245)	380	393

Individually assessed credit impairment charge/(release) under AASB 139

	New and increased		Recoveries and write-backs		Total
	Half Year		Half Year		Half Year

	Sep 18	Mar 18	Sep 18	Mar 18	Sep 18	Mar 18
Division	$M	$M	$M	$M	$M	$M

Australia	581	528	(206)	(191)	375	337

Institutional	51	92	(103)	(64)	(52)	28

New Zealand	76	67	(61)	(33)	15	34

Pacific	8	5	(3)	(5)	5	-

TSO and Group Centre	-	36	-	(5)	-	31
Total	716	728	(373)	(298)	343	430

GROUP RESULTS

Collectively assessed credit impairment charge

•	March 2019 v March 2018

The increase in the collectively assessed credit impairment charge of $35 million was primarily driven by an increase of $71 million in the Australia division due to the weakening Australian economic outlook increasing expected credit loss. This was partially offset by a reduction of $44 million in the Institutional division as a result of fewer large customer downgrades relative to the prior period, and also the partial release of a temporary economic overlay.

•	March 2019 v September 2018

The increase in the collectively assessed credit impairment charge of $76 million was primarily driven by an increase of $35 million in the Australia division, $18 million in the Institutional division and $24 million in the New Zealand division. The increase in Australia division was due to the weakening Australian economic outlook increasing expected credit loss. The increase in Institutional division was a result of fewer large customer upgrades relative to the September 2018 half, partly offset by the partial release of a temporary economic overlay. The increase in New Zealand division was primarily the result of lower September 2018 half provisions due to a release of the Agri overlay.

Individually assessed credit impairment charge

•	March 2019 v March 2018

The individually assessed credit impairment charge decreased by $50 million (-12%) primarily due to lower new and increased individually assessed credit impairment charges in the Institutional division combined with the sale of the Asia Retail and Wealth businesses. This was partially offset by Australia division which experienced higher provisions in Business & Private Bank.

•	March 2019 v September 2018

The individually assessed credit impairment charge increased by $37 million (+11%) driven by significant write-backs and recoveries in the

Institutional and New Zealand divisions in the September 2018 half. This was partially offset by a $25 million decrease in the Australia division due to decreased provisions predominantly in the personal loan and credit card portfolios.

Allowance for expected credit losses1,2

	As at			As at			Movement
	Mar 19			Mar 18			Mar 19 v. Mar 18

	Collectively assessed	Individually assessed	Total provision	Collectively assessed	Individually assessed	Total provision	Collectively assessed	Individually assessed	Total provision
Division	$M	$M	$M	$M	$M	$M	%	%	%

Australia	1,834	586	2,420	1,113	577	1,690	65%	2%	43%

Institutional	1,132	208	1,340	1,101	320	1,421	3%	-35%	-6%

New Zealand	369	73	442	317	104	421	16%	-30%	5%

Pacific	43	24	67	45	14	59	-4%	71%	14%

TSO and Group Centre	-	-	-	3	1	4	-100%	-100%	-100%
Total[3]	3,378	891	4,269	2,579	1,016	3,595	31%	-12%	19%

	As at			As at			Movement
	Mar 19			Sep 18			Mar 19 v. Sep 18

	Collectively assessed	Individually assessed	Total provision	Collectively assessed	Individually assessed	Total provision	Collectively assessed	Individually assessed	Total provision
Division	$M	$M	$M	$M	$M	$M	%	%	%

Australia	1,834	586	2,420	1,125	569	1,694	63%	3%	43%

Institutional	1,132	208	1,340	1,073	251	1,324	5%	-17%	1%

New Zealand	369	73	442	279	81	360	32%	-10%	23%

Pacific	43	24	67	43	18	61	0%	33%	10%

TSO and Group Centre	-	-	-	3	1	4	-100%	-100%	-100%
Total[3]	3,378	891	4,269	2,523	920	3,443	34%	-3%	24%

As at Mar 19
				Collectively Assessed				Individually Assessed

				Stage 1	Stage 2	Stage 3	Total	Stage 3	Total
Division				$M	$M	$M	$M	$M	$M

Australia				384	1,150	300	1,834	586	2,420

Institutional				859	234	39	1,132	208	1,340

New Zealand				152	173	44	369	73	442

Pacific				20	11	12	43	24	67
Total[3]				1,415	1,568	395	3,378	891	4,269

1.

Includes allowance for expected credit losses for Net loans and advances – at amortised cost, Investment securities – debt securities at amortised cost and Off-balance sheet commitments - undrawn and contingent facilities.

2.	Balance Sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

3.	On adoption of AASB 9 on 1 October 2018, the Group increased the collectively assessed provision by $813 million. Comparative information has not been restated.

GROUP RESULTS

Long-Run Loss Rates

Management believe that disclosure of modelled expected loss data using average long-run loss rates for individually assessed provisions assists in assessing the longer term expected loss rates of the lending portfolio as it removes the volatility of reported earnings created by the use of accounting losses. The expected loss methodology is used for economic profit as an internal measure and is not based on the credit loss provision principles of AASB 9 Financial Instruments which were effective from 1 October 2018.

	As at

Long-run loss as a % of gross lending assets	Mar 19	Sep 18	Mar 18

Australia division	0.29%	0.29%	0.31%

New Zealand division	0.19%	0.19%	0.21%

Institutional division	0.27%	0.27%	0.32%

Total Group	0.27%	0.27%	0.30%

Gross Impaired Assets[1]
	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Impaired loans	1,697	1,676	1,863	1%	-9%

Restructured items[2]	264	269	76	-2%	large

Non-performing commitments and contingencies	61	68	95	-10%	-36%
Gross impaired assets	2,022	2,013	2,034	0%	-1%

Individually assessed provisions

Impaired loans	(865)	(894)	(990)	-3%	-13%

Non-performing commitments and contingencies	(26)	(26)	(26)	0%	0%
Net impaired assets	1,131	1,093	1,018	3%	11%

Gross impaired assets by division

Australia	1,357	1,285	1,114	6%	22%

Institutional	373	442	626	-16%	-40%

New Zealand	238	236	244	1%	-2%

Pacific	53	46	43	15%	23%

TSO and Group Centre	1	4	7	-75%	-86%
Gross impaired assets	2,022	2,013	2,034	0%	-1%

Gross impaired assets by size of exposure

Less than $10 million	1,505	1,489	1,487	1%	1%

$10 million to $100 million	328	335	547	-2%	-40%

Greater than $100 million	189	189	-	0%	n/a
Gross impaired assets	2,022	2,013	2,034	0%	-1%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

2.

Restructured items are facilities where the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

•	March 2019 v March 2018

Gross impaired assets decreased $12 million (-1%) driven by the Institutional division (-$253 million) with repayments reducing a number of large impaired assets. This was partially offset by an increase in the Australia division ($243 million) primarily driven by a single name restructured loan and an increase in the home loan portfolio. The Group’s individually assessed provision coverage ratio on impaired assets was 44.1% at 31 March 2019 (Mar 18: 50.0%).

•	March 2019 v September 2018

Gross impaired assets increased $9 million driven by the Australia division ($72 million) due to a single name exposure in business banking and an increase in the home loan portfolio. This was partially offset by a decrease in the Institutional division (-$69 million) driven by repayments and write-offs. The Group’s individually assessed provision coverage ratio on impaired assets was 44.1% at 31 March 2019 (Sep 18: 45.7%).

GROUP RESULTS

New Impaired Assets1

	Half Year			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Impaired loans	857	929	917	-8%	-7%

Restructured items	13	203	21	-94%	-38%

Non-performing commitments and contingencies	20	13	25	54%	-20%
Total new impaired assets	890	1,145	963	-22%	-8%

New impaired assets by division

Australia	715	905	699	-21%	2%

Institutional	41	45	124	-9%	-67%

New Zealand	120	191	101	-37%	19%

Pacific	14	4	7	large	100%

TSO and Group Centre	-	-	32	n/a	-100%
Total new impaired assets	890	1,145	963	-22%	-8%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

•	March 2019 v March 2018

New impaired assets decreased $73 million (-8%) primarily driven by the Institutional division as the result of an improved risk profile due to portfolio rebalancing, combined with a benign credit environment. In addition, new impaired assets decreased due to lending reductions following the sale of Asia Retail and Wealth businesses.

•	March 2019 v September 2018

New impaired assets decreased by $255 million (-22%) driven by the Australia division primarily due to a single name restructured loan recorded in the September 2018 half, combined with decreases in the New Zealand Commercial and Agri business.

Ageing analysis of net loans and advances that are past due but not impaired1

	As at			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

1-29 days	9,560	8,958	8,974	7%	7%

30-59 days	2,997	2,240	2,576	34%	16%

60-89 days	1,437	1,268	1,233	13%	17%

>90 days	3,396	2,998	3,038	13%	12%
Total	17,390	15,464	15,821	12%	10%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

•	March 2019 v March 2018

Net loans and advances past due but not impaired increased $1,569 million due to portfolio deterioration across Australia division home loans ($1,286 million) and New Zealand division home loans ($118 million) and Agri portfolios ($127 million).

•	March 2019 v September 2018

Net loans and advances past due but not impaired increased $1,926 million due to portfolio deterioration across Australia division home loans ($1,675 million) and New Zealand division home loans ($184 million) and Commercial and Agri portfolios ($186 million).

GROUP RESULTS

Income Tax Expense - continuing operations

	Half Year			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Income tax expense on cash profit	1,415	1,286	1,489	10%	-5%

Effective tax rate (cash profit)	28.4%	30.0%	29.8%

•	March 2019 v March 2018

The effective tax rate has decreased from 29.8% to 28.4%. The decrease of 140 bps was primarily due to the inclusion in the March 2018 half of a non-tax deductible net loss on completion of the sale of Shanghai Rural Commercial Bank (-176 bps), partially offset by non-taxable profit on the disposal of the Group’s stake in Metrobank Card Corporation (+74 bps) and tax provisions no longer required (+46 bps), while the March 2019 half included a net non-assessable gain on the sale of OnePath Life (NZ) (-20 bps), a non-assessable gain on the sale of Paymark (-20 bps) and higher offshore earnings which attracted a lower average tax rate (-46 bps).

•	March 2019 v September 2018

The effective tax rate has decreased from 30.0% to 28.4%. The decrease of 160 bps was primarily due to higher offshore earnings which attracted a lower average tax rate (-118 bps), a net non-assessable gain on the sale of OnePath Life (NZ) (-20 bps) and a non-assessable gain on the sale of Paymark (-20 bps) in the March 2019 half.

GROUP RESULTS

Impact of Foreign Currency Translation - continuing operations

The following tables present the Group’s cash profit results and net loans and advances neutralised for the impact of foreign currency translation movements. Comparative data has been adjusted to remove the translation impact of foreign currency movements by retranslating prior period comparatives at current period foreign exchange rates.

Cash Profit - March 2019 Half Year vs March 2018 Half Year

	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted

	Mar 19	Mar 18	Mar 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	$M	v. Mar 18	v. Mar 18

Net interest income	7,299	7,350	91	7,441	-1%	-2%

Other operating income	2,447	2,520	20	2,540	-3%	-4%
Operating income	9,746	9,870	111	9,981	-1%	-2%

Operating expenses	(4,365)	(4,473)	(70)	(4,543)	-2%	-4%
Profit before credit impairment and income tax	5,381	5,397	41	5,438	0%	-1%

Credit impairment charge	(393)	(408)	(3)	(411)	-4%	-4%
Profit before income tax	4,988	4,989	38	5,027	0%	-1%

Income tax expense	(1,415)	(1,489)	(8)	(1,497)	-5%	-5%

Non-controlling interests	(9)	(7)	(1)	(8)	29%	13%
Cash profit from continuing operations	3,564	3,493	29	3,522	2%	1%
Balance Sheet

Net loans and advances[1]	610,143	592,469	5,822	598,291	3%	2%
Cash Profit - March 2019 Half Year vs September 2018 Half Year
	Half Year				Movement

	Actual	FX unadjusted	FX impact	FX adjusted	FX unadjusted	FX adjusted

	Mar 19	Sep 18	Sep 18	Sep 18	Mar 19	Mar 19
	$M	$M	$M	$M	v. Sep 18	v. Sep 18

Net interest income	7,299	7,164	57	7,221	2%	1%

Other operating income	2,447	2,333	(1)	2,332	5%	5%
Operating income	9,746	9,497	56	9,553	3%	2%

Operating expenses	(4,365)	(4,928)	(57)	(4,985)	-11%	-12%
Profit before credit impairment and income tax	5,381	4,569	(1)	4,568	18%	18%

Credit impairment charge	(393)	(280)	5	(275)	40%	43%
Profit before income tax	4,988	4,289	4	4,293	16%	16%

Income tax expense	(1,415)	(1,286)	(1)	(1,287)	10%	10%

Non-controlling interests	(9)	(9)	1	(8)	0%	13%
Cash profit from continuing operations	3,564	2,994	4	2,998	19%	19%
Balance Sheet

Net loans and advances[1]	610,143	605,437	6,638	612,075	1%	0%

1.	Balance sheet amounts include assets and liabilities reclassified as held for sale from continuing and discontinued operations.

GROUP RESULTS

Earnings Related Hedges – continuing operations

Where it is considered appropriate, the Group takes out economic hedges against larger foreign exchange denominated revenue streams (primarily New Zealand Dollar, US Dollar and US Dollar correlated). New Zealand Dollar exposure relates to the New Zealand geography and USD exposures relate to Asia, Pacific, Europe & America. Details of these hedges are set out below.

	Half Year

	Mar 19 $M	Sep 18 $M	Mar 18 $M

NZD Economic hedges
Net open NZD position (notional principal)[1]	3,361	2,076	2,669

Amount taken to income (pre-tax statutory basis)[2]	(105)	63	(50)

Amount taken to income (pre-tax cash basis)[3]	(25)	(2)	7

USD Economic hedges
Net open USD position (notional principal)[1]	561	174	-

Amount taken to income (pre-tax statutory basis)[2]	(2)	2	-

Amount taken to income (pre-tax cash basis)[3]	-	-	-

1.	Value in AUD at contracted rate.

2.	Unrealised valuation movement plus realised revenue from matured or closed out hedges.

3.	Realised revenue from closed out hedges.

As at 31 March 2019, the following hedges were in place to partially hedge future earnings against adverse movements in exchange rates:

•	NZD 3.6 billion at a forward rate of approximately NZD 1.06/AUD.

•	USD 0.4 billion at a forward rate of approximately USD 0.71/AUD.

During the March 2019 half:

•	NZD 0.9 billion of economic hedges matured and a realised loss of $24.5 million (pre-tax) was recorded in cash profit.

•	USD 0.1 billion of economic hedges matured and a realised gain of $0.2 million (pre-tax) was recorded in cash profit.

•

An unrealised loss of $82 million (pre-tax) on the outstanding NZD and USD economic hedges were recorded in the statutory Income Statement during the year. This unrealised loss has been treated as an adjustment to statutory profit in calculating cash profit as these are hedges of future NZD and USD revenues.

Earnings per Share - continuing operations

	Half Year			Movement

				Mar 19	Mar 19
	Mar 19	Sep 18	Mar 18	v. Sep 18	v. Mar 18

Cash earnings per share (cents) from continuing operations

Basic	124.8	103.9	119.4	20%	5%

Diluted	118.4	100.0	113.4	18%	4%

Cash weighted average number of ordinary shares (M)[1]

Basic	2,856.9	2,882.2	2,924.6	-1%	-2%

Diluted	3,125.8	3,132.3	3,204.3	0%	-2%

Cash profit from continuing operations ($M)	3,564	2,994	3,493	19%	2%

Cash profit from continuing operations used in calculating diluted cash earnings per share ($M)	3,701	3,132	3,634	18%	2%

1.

Cash weighted average number of ordinary shares includes treasury shares held in Wealth Australia, which will form part of continuing operations post completion of the Successor Fund Transfer (SFT) performed in preparation for the disposal of discontinued operations.

GROUP RESULTS

Dividends - continuing operations

	Half Year			Movement

				Mar 19	Mar 19
	Mar 19	Sep 18	Mar 18	v. Sep 18	v. Mar 18

Dividend per ordinary share (cents) - continuing operations

Interim (fully franked)[1]	80	-	80	n/a	0%

Final (fully franked)	-	80	-	n/a	n/a

Ordinary share dividends used in payout ratio ($M)[2]	2,267	2,295	2,317	-1%	-2%

Cash profit from continuing operations ($M)	3,564	2,994	3,493	19%	2%

Ordinary share dividend payout ratio (cash basis)[2]	63.6%	76.7%	66.3%

1.	Interim dividend for 2019 is proposed.

2.

Dividend payout ratio is calculated using proposed 2019 interim dividend of $2,267 million, which is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September and March 2018 halves were calculated using actual dividend paid of $2,295 million and $2,317 million respectively.

The Directors propose an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2019. The proposed 2019 interim dividend will be fully franked for Australian tax purposes. New Zealand imputation credits of NZD 9 cents per ordinary share will also be attached.

Economic Profit - continuing operations

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Statutory profit attributable to shareholders of the Company from continuing operations	3,243	3,172	3,923	2%	-17%

Adjustments between statutory profit and cash profit from continuing operations	321	(178)	(430)	large	large
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

Economic credit cost adjustment	(316)	(434)	(369)	-27%	-14%

Imputation credits	601	529	600	14%	0%
Economic return from continuing operations	3,849	3,089	3,724	25%	3%

Cost of capital	(2,862)	(2,825)	(2,762)	1%	4%
Economic profit from continuing operations	987	264	962	large	3%

Economic profit is a risk adjusted profit measure used to evaluate business unit performance. This is used for internal management purposes and is not subject to review.

Economic profit is calculated via a series of adjustments to cash profit. The economic credit cost adjustment replaces the accounting credit loss charge with internal expected loss based on the average long-run loss rate per annum on the portfolio over an economic cycle. The benefit of imputation credits is recognised, measured at 70% of Australian tax. The cost of capital is a major component of economic profit. At an ANZ Group level, this is calculated using average ordinary shareholders’ equity (excluding non-controlling interests), multiplied by the cost of capital rate (currently 10% and applied across comparative periods). At a business unit level, capital is allocated based on Regulatory Capital, whereby higher risk businesses attract higher levels of capital. The basis of allocation was changed from Economic Capital to Regulatory Capital in the current period and comparative information has been restated. This method is designed to help drive appropriate risk management and ensure business returns align with the level of risk. Key risks covered include credit risk, operational risk, market risk and other risks.

Economic profit increased $25 million (+3%) against the March 2018 half driven by higher cash profit and lower economic credit costs, partly offset by higher cost of capital.

Economic profit increased $723 million against the September 2018 half mainly driven by higher cash profit, lower economic credit costs and higher imputation credits on higher Australian profits, partly offset by higher cost of capital.

GROUP RESULTS

Condensed Balance Sheet - including discontinued operations

	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$B	$B	$B	v. Sep 18	v. Mar 18
Assets

Cash / Settlement balances owed to ANZ / Collateral paid	109.9	98.0	98.0	12%	12%

Trading and investment securities/available-for-sale assets[1]	121.8	112.0	115.3	9%	6%

Derivative financial instruments	79.4	68.4	70.9	16%	12%

Net loans and advances	609.3	604.4	589.5	1%	3%

Assets held for sale	43.5	45.2	45.3	-4%	-4%

Other	16.4	15.2	16.7	8%	-2%
Total assets	980.3	943.2	935.7	4%	5%
Liabilities

Settlement balances owed by ANZ / Collateral received	18.1	18.3	20.0	-1%	-9%

Deposits and other borrowings	635.0	618.2	616.2	3%	3%

Derivative financial instruments	80.9	69.7	70.6	16%	15%

Debt issuances	129.7	121.2	114.9	7%	13%

Liabilities held for sale	46.6	47.2	44.8	-1%	4%

Other	10.0	9.2	9.7	9%	3%
Total liabilities	920.3	883.8	876.2	4%	5%
Total equity	60.0	59.4	59.5	1%	1%

1.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer to Note 1 for further details. Comparative information has not been restated.

•	March 2019 v March 2018

•

Cash/Settlement balances owed to ANZ/Collateral paid increased $11.9 billion (+12%) primarily driven by an increase in short term reverse repurchase agreements in Markets, increased overnight bank deposits in Treasury, and the impact of foreign currency translation movements.

•

Trading and investment securities/available-for-sale assets increased $6.5 billion (+6%) primarily driven by an increase in liquid assets in Markets and the impact of foreign currency translation movements.

•

Derivative financial assets and liabilities increased $8.5 billion (+12%) and $10.3 billion (+15%) respectively as interest rate movements resulted in higher derivative volumes and fair values, particularly in interest rate swap products.

•

Net loans and advances increased $19.8 billion (+3%) primarily driven by lending growth in the Institutional division (+$10.9 billion), growth in home loans in the New Zealand division (+$5.2 billion), UDC net loans and advances no longer being classified as held for sale (+3.3 billion) and the impact of foreign currency translation movements, partially offset by the decrease in home loans in the Australia division (-$3.9 billion).

•

Assets held for sale decreased $1.8 billion primarily driven by UDC no longer being classified as held for sale, partially offset by reclassification of Cambodia JV and PNG Retail, Commercial & SME to held for sale. Liabilities held for sale increased $1.8 billion primarily due to the reclassification of Cambodia JV and PNG Retail, Commercial & SME to held for sale and an increase of $0.8 billion in payables relating to the IOOF secured note, partially offset by UDC no longer being classified as held for sale.

•

Deposits and other borrowings increased $18.8 billion (+3%) primarily driven by increase in deposits from banks and repurchase agreements (+$19.6 billion), growth in customer deposits in the New Zealand division (+$4.5 billion) and the impact of foreign currency translation movements. This was partially offset by reduction in certificates of deposit and commercial paper issued (-$16.6 billion).

•	Debt issuances increased $14.8 billion (+13%) primarily driven by senior debt issuances and the impact of foreign currency translation movements.

•	March 2019 v September 2018

•

Cash/Settlement balances owed to ANZ/Collateral paid increased $11.9 billion (+12%) primarily driven by an increase in short term reverse repurchase agreements in Markets, increased overnight bank deposits in Treasury, and the impact of foreign currency translation movements.

•

Trading and investment securities/available-for-sale assets increased $9.8 billion (+9%) primarily driven by an increase in liquid assets in Markets and the impact of foreign currency translation movements.

•

Derivative financial assets and liabilities increased $11.0 billion (+16%) and $11.2 billion (+16%) respectively as interest rate movements resulted in higher derivative volumes and fair values, particularly in interest rate swap products.

•

Net loans and advances increased $4.9 billion (+1%) primarily driven by growth in home loans in the New Zealand division (+2.4 billion), lending growth in the Institutional division (+$1.0 billion) and the impact of foreign currency translation movements, partially offset by a decrease in home loans in the Australia division (-$4.7 billion).

•

Assets and liabilities held for sale decreased $1.7 billion and $0.6 billion respectively, primarily driven by the sale completion of OnePath Life (NZ). The decrease in liabilities held for sale was partially offset by an increase in payables relating to the IOOF secured note.

•

Deposits and other borrowings increased $16.8 billion (+3%) primarily driven by increase in deposits from banks and repurchase agreements (+$20.0 billion), growth in customer deposits in the New Zealand division (+$1.9 billion) and the impact of foreign currency translation movements. This was partially offset by reduction in customer deposits in the Institutional division (-$21.7 billion) and commercial paper issued (-$2.5 billion).

•	Debt issuances increased $8.5 billion (+7%) primarily driven by senior debt issuances and the impact of foreign currency translation movements.

GROUP RESULTS

Liquidity Risk - including discontinued operations

Liquidity risk is the risk that the Group is unable to meet its payment obligations as they fall due, including repaying depositors or maturing wholesale debt, or that the Group has insufficient capacity to fund increases in assets. The timing mismatch of cash flows and the related liquidity risk is inherent in all banking operations and is closely monitored by the Group and managed in accordance with the risk appetite set by the Board.

The Group’s approach to liquidity risk management incorporates two key components:

•	Scenario modelling of funding sources

ANZ’s liquidity risk appetite is defined by the ability to meet a range of regulatory requirements and internal liquidity metrics mandated by the Board. The metrics cover a range of scenarios of varying duration and level of severity. The objective of this framework is to:

•	Provide protection against shorter term extreme market dislocation and stress.

•	Maintain structural strength in the balance sheet by ensuring that an appropriate amount of longer-term assets are funded with longer-term funding.

•	Ensure that no undue timing concentrations exist in the Group’s funding profile.

A key component of this framework is the Liquidity Coverage Ratio (LCR), which is a severe short term liquidity stress scenario mandated by banking regulators including APRA. As part of meeting LCR requirements, ANZ has a Committed Liquidity Facility (CLF) with the Reserve Bank of Australia (RBA). The CLF has been established to offset the shortage of available High Quality Liquid Assets (HQLA) in Australia and provides an alternative form of contingent liquidity. The total amount of the CLF available to a qualifying ADI is set annually by APRA. From 1 January 2019, ANZ’s CLF is $48.0 billion (2018 calendar year end: $46.9 billion).

•	Liquid assets

The Group holds a portfolio of high quality unencumbered liquid assets in order to protect the Group’s liquidity position in a severely stressed environment, as well as to meet regulatory requirements. High Quality Liquid Assets comprise three categories, with the definitions consistent with Basel 3 LCR:

•	Highest-quality liquid assets (HQLA1): Cash, highest credit quality government, central bank or public sector securities eligible for repurchase with central banks to provide same-day liquidity.

•

High-quality liquid assets (HQLA2): High credit quality government, central bank or public sector securities, high quality corporate debt securities and high quality covered bonds eligible for repurchase with central banks to provide same-day liquidity.

•	Alternative liquid assets (ALA): Assets qualifying as collateral for the CLF and other eligible securities listed by the Reserve Bank of New Zealand (RBNZ).

The Group monitors and manages the size and composition of its liquid assets portfolio on an ongoing basis in line with regulatory requirements and the risk appetite set by the Board.

	Half Year Average			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$B	$B	$B	v. Sep 18	v. Mar 18
Market Values Post Discount[1]

HQLA1	134.5	137.0	131.8	-2%	2%

HQLA2	7.6	5.1	4.9	49%	55%

Internal Residential Mortgage Backed Securities[2]	34.2	38.9	37.8	-12%	-10%

Other ALA[3]	12.9	13.1	13.8	-2%	-7%
Total liquid assets	189.2	194.1	188.3	-3%	0%

Cash flows modelled under stress scenario

Cash outflows	176.3	177.5	180.5	-1%	-2%

Cash inflows	38.6	41.2	40.4	-6%	-4%
Net cash outflows	137.7	136.3	140.1	1%	-2%
Liquidity Coverage Ratio[4]	137%	142%	134%	-5%	3%

1.	Half year average basis, calculated as prescribed per APRA Prudential Regulatory Standard (APS 210 Liquidity) and consistent with APS 330 requirements.

2.

In accordance with APRA requirement, March 2019 NZD denominated liquid asset balances beyond that required to achieve 100% NZD LCR must be considered not transferrable and thus excluded from Level 2 LCR.

3.

Comprised of assets qualifying as collateral for the CLF, excluding internal RMBS, up to approved facility limit; and any liquid assets contained in the RBNZ’s Liquidity Policy - Annex: Liquidity Assets - Prudential Supervision Department Document BS13A12.

4.	All currency Level 2 LCR.

GROUP RESULTS

Funding - including discontinued operations

ANZ targets a diversified funding base, avoiding undue concentrations by investor type, maturity, market source and currency.

$15.3 billion of term wholesale debt with a remaining term greater than one year as at 31 March 2019 was issued during the half year ended 31 March 2019.

The following table shows the Group’s total funding composition:

	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$B	$B	$B	v. Sep 18	v. Mar 18
Customer deposits and other liabilities

Australia	203.4	202.7	204.2	0%	0%

Institutional	205.4	205.8	190.7	0%	8%

New Zealand	85.4	79.8	79.2	7%	8%

Pacific	3.5	3.5	3.4	0%	3%

TSO and Group Centre[1]	(4.3)	(4.5)	(4.7)	-4%	-9%
Customer deposits	493.4	487.3	472.8	1%	4%

Other funding liabilities[2,3]	8.6	8.6	8.5	0%	1%
Total customer liabilities (funding)	502.0	495.9	481.3	1%	4%

Wholesale funding

Debt issuances	113.4	105.3	97.5	8%	16%

Subordinated debt	16.3	15.9	17.2	3%	-5%

Certificates of deposit	43.6	42.7	50.3	2%	-13%

Commercial paper	14.7	17.0	24.1	-14%	-39%

Other wholesale borrowings[4,5]	100.1	86.8	84.4	15%	19%
Total wholesale funding	288.1	267.7	273.5	8%	5%
Shareholders’ equity	60.0	59.4	59.5	1%	1%
Total funding	850.1	823.0	814.3	3%	4%

1.	Includes term deposits, other deposits and an adjustment recognised in Group Centre to eliminate Wealth Australia investments in ANZ deposit products.

2.	Includes interest accruals, payables and other liabilities, provisions and net tax provisions, excluding other liabilities in Wealth Australia.

3.	Excludes liability for acceptances as they do not provide net funding.

4.	Includes borrowings from banks, securities sold under repurchase agreements, net derivative balances, special purpose vehicles and other borrowings.

5.	Includes RBA open repo arrangement netted down by the exchange settlement account cash balance.

Net Stable Funding Ratio

The following table shows the Level 2 Net Stable Funding Ratio (NSFR) composition:

	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$B	$B	$B	v. Sep 18	v. Mar 18
Required Stable Funding[1]

Retail & small and medium enterprises, corporate loans <35% risk weight[2]	182.9	183.9	184.0	-1%	-1%

Retail & small and medium enterprises, corporate loans >35% risk weight[2]	189.1	182.6	177.2	4%	7%

Other lending[3]	23.2	23.2	19.1	0%	21%

Liquid assets	10.7	9.8	9.7	9%	10%

Other assets[4]	40.2	36.6	38.4	10%	5%
Total Required Stable Funding	446.1	436.1	428.4	2%	4%

Available Stable Funding[1]

Retail & small and medium enterprise customer deposits	236.6	231.7	233.4	2%	1%

Corporate, public sector entities & operational deposits	91.5	91.8	83.4	0%	10%

Central bank & other financial institution deposits	6.1	5.3	4.2	15%	45%

Term funding	101.2	96.3	94.0	5%	8%

Short term funding & other liabilities	3.7	1.3	2.7	large	37%

Capital	73.9	73.3	74.4	1%	-1%
Total Available Stable Funding	513.0	499.7	492.1	3%	4%
Net Stable Funding Ratio	115%	115%	115%	0%	0%

1.	NSFR factored balance as per APRA Prudential Regulatory Standard APS 210 Liquidity.

2.	Risk weighting as per APRA Prudential Regulatory Standard APS 112 Capital Adequacy: Standardised Approach to Credit Risk.

3.	Includes financial institution and central bank loans.

4.	Includes off-balance sheet items, net derivatives and other assets.

GROUP RESULTS

Capital Management - including discontinued operations

	As at
	APRA Basel 3			Internationally Comparable Basel 3[1]

	Mar 19	Sep 18	Mar 18	Mar 19	Sep 18	Mar 18

Capital Ratios

Common Equity Tier 1	11.5%	11.4%	11.0%	16.9%	16.8%	16.3%

Tier 1	13.4%	13.4%	12.9%	19.3%	19.2%	18.7%

Total capital	15.3%	15.2%	14.9%	21.7%	21.6%	21.3%
Risk weighted assets ($B)	396.3	390.8	395.8	310.9	305.6	311.5

1.	Internationally Comparable methodology aligns with APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015)

APRA Basel 3 Common Equity Tier 1 (CET1 ratio) - March 2019 v September 2018

1.	Excludes large/notable items for the purposes of Regulatory Capital Management attribution. Refer to pages 14 to 18.

2.

Capital deductions represent the movement in retained earnings in deconsolidated entities, capitalised software, expected losses in excess of eligible provision shortfall and other intangibles in the period.

•	March 2019 v September 2018

ANZ’s CET1 ratio increased 5 bps to 11.5% during the March 2019 half. Key drivers of the movement in the CET1 ratio were:

•

Net organic capital generation of 84 bps. This was primarily driven by cash profit (excluding large/notable items), a net reduction in underlying RWA (excluding foreign currency translation movements, regulatory changes and other one-offs), partially offset by growth in other business capital deductions.

•	Payment of the September 2018 final dividend (net of BOP issuance, neutralised DRP) reduced the CET1 ratio by 58 bps.

•	Capital benefits from asset disposals (OnePath Life (NZ) and Paymark) increased the CET1 ratio by 17 bps.

•	Group on-market share buy-back of $1.1 billion decreased the CET1 ratio by 29 bps.

•

Other impacts include RWA modelling changes, large/notable items affecting the March 2019 half cash earnings, movements in non-cash earnings, impact of AASB 9 transition and net foreign currency translation movements.

Total Risk Weighted Assets	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$B	$B	$B	v. Sep 18	v. Mar 18

Credit RWA	345.5	337.6	342.8	2%	1%

Market risk and IRRBB RWA	13.1	15.6	15.6	-16%	-16%

Operational RWA	37.7	37.6	37.4	0%	1%
Total RWA	396.3	390.8	395.8	1%	0%

GROUP RESULTS

Total Risk Weighted Assets (RWA) - March 2019 v September 2018

•	March 2019 v September 2018

Total RWA increased by $5.5 billion. Excluding the impact of foreign currency translation movements and other non-recurring CRWA changes, underlying CRWAs (divisional lending and risk migration) increased by $1.6 billion, mainly driven by lending growth in the Institutional division. Other CRWA changes reflect net impacts from RWA modelling changes. The decrease in non-CRWA of $2.4 billion was mainly driven by a lower risk profile for Market Risk & IRRBB RWA.

APRA to Internationally Comparable1 Common Equity Tier 1 (CET1 ratio) as at 31 March 2019

1.

ANZ’s interpretation of the regulations documented in the Basel Committee publications: “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). Also includes differences identified in APRA’s information paper entitled “International Capital Comparison Study” (13 July 2015).

The above provides a reconciliation of the CET1 ratio under APRA’s Basel 3 prudential capital standards to Internationally Comparable Basel 3 standards. APRA views the Basel 3 reforms as a minimum requirement and hence has not incorporated some of the concessions proposed in the Basel 3 rules and has also set higher requirements in other areas. As a result, Australian banks’ Basel 3 reported capital ratios will not be directly comparable with international peers. The International Comparable Basel 3 CET1 ratio incorporates differences between APRA and both the Basel Committee Basel 3 framework (including differences identified in the March 2014 Basel Committee’s Regulatory Consistency Assessment Programme (RCAP) on Basel 3 implementation in Australia) and its application in major offshore jurisdictions.

The material differences between APRA Basel 3 and Internationally Comparable Basel 3 ratios include:

Deductions

•

Investments in insurance and banking associates - APRA requires full deduction against CET1. On an Internationally Comparable basis, these investments are subject to a concessional threshold before a deduction is required.

•

Deferred tax assets - A full deduction is required from CET1 for deferred tax assets (DTA) relating to temporary differences. On an Internationally Comparable basis, this is first subject to a concessional threshold before the deduction is required.

Risk Weighted Assets (RWA)

•

Mortgages RWA - APRA imposes a floor of 20% on the downturn Loss Given Default (LGD) used in credit RWA calculations for residential mortgages. The Internationally Comparable Basel 3 framework requires a downturn LGD floor of 10%. Additionally, from July 2016, APRA requires a higher correlation factor than the Basel framework.

•	IRRBB RWA - APRA requires inclusion of Interest Rate Risk in the Banking Book (IRRBB) within the RWA base for the CET1 ratio calculation. This is not required on an Internationally Comparable basis.

•

Specialised lending - APRA requires the supervisory slotting approach to be used in determining credit RWA for specialised lending exposures. The Internationally Comparable basis allows for the advanced internal ratings based approach to be used when calculating RWA for these exposures.

•

Unsecured Corporate Lending LGD - an adjustment to align ANZ’s unsecured corporate lending LGD to 45% to be consistent with banks in other jurisdictions. The 45% LGD rate is also used in the Foundation Internal Ratings-Based approach (FIRB).

•

Undrawn Corporate Lending Exposure at Default (EAD) - an adjustment to ANZ’s credit conversion factors (CCF) for undrawn corporate loan commitments to 75% (used in FIRB approach) to align with banks in other jurisdictions.

GROUP RESULTS

Leverage Ratio - including discontinued operations

At 31 March 2019, the Group’s APRA Leverage Ratio was 5.4% which is above the 3.5% APRA proposed minimum for internal ratings-based approach ADI (IRB ADI) which includes ANZ. The following table summarises the Group’s Leverage Ratio calculation:

		As at		Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18
Tier 1 Capital (net of capital deductions)[1]	53,075	52,218	51,125	2%	4%

On-balance sheet exposures (excluding derivatives and securities financing transaction exposures)	810,915	785,405	780,272	3%	4%

Derivative exposures	31,439	30,676	32,747	2%	-4%

Securities financing transaction exposures	37,287	36,066	29,351	3%	27%

Other off-balance sheet exposures	105,942	102,810	99,921	3%	6%
Total exposure measure	985,583	954,957	942,291	3%	5%

APRA Leverage Ratio	5.4%	5.5%	5.4%

Internationally Comparable Leverage Ratio	6.0%	6.1%	6.1%

1.	Prior period numbers have not been restated for the impact of AASB 15 to align with previously reported regulatory returns.

•	March 2019 v September 2018

APRA leverage ratio decreased 8 bps in the March 2019 half. Key drivers of the movement were:

•	Net organic capital generation of 10 bps from cash profit (excluding large/notable items) less dividends paid.

•	Exposure growth primarily from growth in liquids, trading securities, and securities financing transactions decreased the leverage ratio by 11 bps.

•

Benefits from asset divestments increased the leverage ratio by 7 bps (cash settlement of OnePath Life (NZ) and Paymark). This was offset by the impact of $1.1 billion Group on-market share buy-back during the March 2019 half (-12 bps).

•

Other impacts (-2 bps) mainly driven by non-cash adjustments (-3 bps), large/notable items affecting the March 2019 half cash earnings (-2 bps), offset by deferred tax asset benefits (+2 bps) and other (+1 bps).

GROUP RESULTS

Capital Management - Other Regulatory Developments

•	Financial System Inquiry (FSI)

The Australian Government completed a comprehensive inquiry into Australia’s financial system in 2014 which included a number of key recommendations that may have an impact on regulatory capital levels. APRA initiatives in support of the FSI are:

•

In July 2017, APRA released an information paper outlining its assessment on the additional capital required for the Australian banking sector to be considered ‘unquestionably strong’ as originally outlined in the FSI final report in December 2014. APRA indicated that “in the case of the four major Australian banks, this equated to a benchmark CET1 capital ratio, under the current capital adequacy framework, of at least 10.5 percent. APRA also stated that the major banks should meet this benchmark by 1 January 2020 at the latest”.

•

In February 2018, APRA released a discussion paper that commenced their consultation on the revisions to the capital framework that will produce ‘unquestionably strong’ capital ratios. The discussion paper summarises APRA’s proposal regarding risk-based capital approach for credit, market and operational risk following finalisation of these requirements by the BCBS in December 2017. While the final forms of these proposals will only be determined later in 2020, the Group expects the implementation of any revisions to the current requirements will result in further changes to the risk weighting framework for certain asset classes and other risk types (such as market and operational risks). APRA has announced that it does not expect that the changes to the risk weights will necessitate further increases in capital for ADIs, although this could vary by ADI depending on the final requirements.

•

APRA released a discussion paper in August 2018 on adjustments to the overall design of the capital framework to improve transparency, international comparability and flexibility of the ADI capital framework. The focus of the proposals is on the presentation of the capital ratios to facilitate comparability whilst recognising the relative capital strength of ADIs and measures to enhance supervisory flexibility in times of financial stress. APRA’s consultation for the above is currently taking place with final prudential standards planned to be made available by 2020.

•

In relation to Leverage Ratio, APRA released draft prudential standards in November 2018 proposing to set the Leverage Ratio minimum for Internal Ratings-Based (IRB) ADI at 3.5%, in addition to other changes to the calculation of the Exposure Measure. These changes are not expected to have a material impact to the Group.

APRA’s consultation for the above is currently taking place with target implementation by 2022 without any phase-in arrangements.

On 8 November 2018, APRA released a discussion paper titled “Increasing the loss-absorbing capacity of ADIs to support orderly resolution”. The paper is in response to recommendation three of the final report of the FSI. The paper proposes an increase in loss-absorbing capacity of between 4% and 5% of RWA for domestic systemically important banks (D-SIBs), and therefore includes ANZ. The Group is currently consulting with APRA on the proposals.

Given the number of items that are currently open for consultation with APRA, the final outcome of the FSI including any further changes to APRA’s prudential standards or other impacts on the Group remains uncertain.

•	Level 3 Conglomerates (Level 3)

APRA is extending its prudential supervision framework to Conglomerate Groups via the Level 3 framework which will regulate a bancassurance group such as ANZ as a single economic entity with minimum capital requirements and additional monitoring of risk exposure levels.

In August 2016, APRA confirmed the deferral of capital requirements for Conglomerate Groups. This is to allow for the final capital requirements arising from FSI recommendations and from international initiatives to be determined.

The non-capital components of the Level 3 framework relating to group governance, risk exposures, intragroup transactions and other risk management and compliance requirements came into effect on 1 July 2017. These have had no material impact on the Group’s capital position.

•	The Reserve Bank of New Zealand (RBNZ) review of capital requirements

In December 2018, the Reserve Bank of New Zealand (RBNZ) released a consultation paper titled “Capital Review Paper 4”. This paper relates to possible additional RBNZ capital requirements in relation to ANZ’s New Zealand assets, which are separate to the Group’s capital measurement and minimum requirements set by APRA. The consultation paper sets out amongst other things:

•	potential increases in the risk weighting applied to the assets of banks in New Zealand; and

•	potential increases to the percentage of capital held against those risk weights in New Zealand.

The proposed implementation period is five years from the date the requirements are finalised. Based on the potential changes set out in the consultation paper, and ANZ Bank New Zealand Limited’s (ANZ New Zealand) balance sheet as at 30 September 2018, the changes imply a potential capital increase in New Zealand of NZ$6 billion to NZ$8 billion (A$5.7 billion to A$7.7 billion). ANZ New Zealand currently has approximately NZ$12.5 billion of Tier 1 capital (A$11.9 billion).

The overall impact on the Group depends on a number of factors. These include the outcome of the consultation, ANZ New Zealand’s balance sheet at the time of implementation, and the outcome of other reviews currently underway by APRA.

Responses to the consultation paper are due on 17 May 2019. ANZ will engage with RBNZ and APRA on these throughout the consultation period.

GROUP RESULTS

•	Revisions to the related entities framework for ADI (APS222)

In July 2018, APRA released a consultation paper and draft prudential standards on proposed revisions to its existing related entities framework, which also incorporated changes to its large exposures framework finalised and published in December 2017. APRA’s proposals include revisions to:

•	The definition of related entities;

•	The measurement of exposures to related entities by aligning with requirements in the revised large exposures framework;

•

The prudential limits on exposures to related entities. APRA is proposing to align the capital base used in limit calculations to Level 1 Tier 1 Capital (capital base used in the revised large exposures framework) and to reduce the individual and aggregate limits of exposures to individual related ADIs; and

•	The extended licensed entity (ELE) framework by amending the criteria for a subsidiary to be consolidated in an ADI’s ELE.

APRA is currently consulting on the proposed changes. The impact on the Group and its subsidiaries will not be known until APRA finalises its review. APRA intends to have the revised related entities framework implemented by in the first half of 2020.

GROUP RESULTS

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DIVISIONAL RESULTS

DIVISIONAL RESULTS

Divisional Performance - continuing operations

The Group operates on a divisional structure with six continuing divisions: Australia, Institutional, New Zealand, Wealth Australia, Pacific, and

Technology, Services & Operations (TSO) and Group Centre. For further information on the composition of divisions, refer to the Definitions on page 137.

The presentation of divisional results has been impacted by a number of methodology and structural changes during the period. Prior period comparatives have been restated as follows:

•

The methodology for allocating earnings on capital at a business unit level has changed from Economic Capital to Regulatory Capital. While neutral at a Group level, this change has impacted net interest income at the divisional level;

•

The residual Asia Retail and Wealth businesses have been transferred from the former Asia Retail and Pacific division to TSO and Group Centre division. The remaining segment has been renamed Pacific division; and

•

ANZ’s lenders mortgage insurance, share investing and general insurance distribution businesses which were previously part of the continuing operations of Wealth Australia now form part of the Australia division (ANZ’s financial planning business continues to be part of the continuing operations of the Wealth Australia division).

The divisional results were also impacted by the adoption of two new accounting standards:

•

AASB 9 - the Group implemented an expected credit loss methodology for impairment of financial assets, and revised the classification and measurement of certain financial assets from 1 October 2018. Consequently, the Group increased its provision for credit impairment by $813 million through opening retained earnings. Comparative information has not been restated.

•

AASB 15 - the main impact of adoption is that certain items previously netted are now presented gross in operating income and operating expenses. Comparative information has been restated which increased total operating income for the September 2018 half by $91 million (Mar 18 half: $62 million) and increased total operating expenses by the same amount.

Other than those described above, there have been no other significant changes.

The Divisional Results section is reported on a cash profit basis for continuing operations. For information on discontinued operations please refer to the Guide to Half Year Results on page 8.

The divisions reported are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

DIVISIONAL RESULTS

Cash profit by division - March 2019 Half Year v March 2018 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2019 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,091	1,579	1,385	1	68	175	7,299

Other operating income	625	1,126	302	26	50	318	2,447
Operating income	4,716	2,705	1,687	27	118	493	9,746

Operating expenses	(1,843)	(1,320)	(612)	(70)	(70)	(450)	(4,365)
Profit before credit impairment and income tax	2,873	1,385	1,075	(43)	48	43	5,381

Credit impairment (charge)/release	(396)	35	(30)	-	(2)	-	(393)
Profit/(Loss) before income tax	2,477	1,420	1,045	(43)	46	43	4,988

Income tax expense and non-controlling interests	(744)	(408)	(292)	13	(13)	20	(1,424)
Cash profit/(loss) from continuing operations	1,733	1,012	753	(30)	33	63	3,564

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2018 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,325	1,480	1,309	1	65	170	7,350

Other operating income	728	1,031	343	48	47	323	2,520
Operating income	5,053	2,511	1,652	49	112	493	9,870

Operating expenses	(1,905)	(1,373)	(592)	(85)	(63)	(455)	(4,473)
Profit before credit impairment and income tax	3,148	1,138	1,060	(36)	49	38	5,397

Credit impairment (charge)/release	(312)	(49)	(20)	-	(2)	(25)	(408)

Profit/(Loss) before income tax	2,836	1,089	1,040	(36)	47	13	4,989

Income tax expense and non-controlling interests	(853)	(322)	(291)	10	(14)	(26)	(1,496)
Cash profit/(loss) from continuing operations	1,983	767	749	(26)	33	(13)	3,493

March 2019 Half Year vs March 2018 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group

Net interest income	-5%	7%	6%	0%	5%	3%	-1%

Other operating income	-14%	9%	-12%	-46%	6%	-2%	-3%
Operating income	-7%	8%	2%	-45%	5%	0%	-1%

Operating expenses	-3%	-4%	3%	-18%	11%	-1%	-2%
Profit before credit impairment and income tax	-9%	22%	1%	19%	-2%	13%	0%

Credit impairment charge/(release)	27%	large	50%	n/a	0%	-100%	-4%

Profit/(Loss) before income tax	-13%	30%	0%	19%	-2%	large	0%

Income tax expense and non-controlling interests	-13%	27%	0%	30%	-7%	large	-5%
Cash profit/(loss) from continuing operations	-13%	32%	1%	15%	0%	large	2%

DIVISIONAL RESULTS

Cash profit by division - March 2019 Half Year v September 2018 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2019 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,091	1,579	1,385	1	68	175	7,299

Other operating income	625	1,126	302	26	50	318	2,447
Operating income	4,716	2,705	1,687	27	118	493	9,746

Operating expenses	(1,843)	(1,320)	(612)	(70)	(70)	(450)	(4,365)
Profit before credit impairment and income tax	2,873	1,385	1,075	(43)	48	43	5,381

Credit impairment (charge)/release	(396)	35	(30)	-	(2)	-	(393)
Profit/(Loss) before income tax	2,477	1,420	1,045	(43)	46	43	4,988

Income tax expense and non-controlling interests	(744)	(408)	(292)	13	(13)	20	(1,424)
Cash profit/(loss) from continuing operations	1,733	1,012	753	(30)	33	63	3,564

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
September 2018 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,122	1,513	1,342	1	66	120	7,164

Other operating income	722	1,035	328	12	53	183	2,333
Operating income	4,844	2,548	1,670	13	119	303	9,497

Operating expenses	(1,990)	(1,575)	(613)	(95)	(65)	(590)	(4,928)
Profit before credit impairment and income tax	2,854	973	1,057	(82)	54	(287)	4,569

Credit impairment (charge)/release	(386)	93	14	-	(1)	-	(280)
Profit/(Loss) before income tax	2,468	1,066	1,071	(82)	53	(287)	4,289

Income tax expense and non-controlling interests	(742)	(353)	(299)	25	(14)	88	(1,295)
Cash profit/(loss) from continuing operations	1,726	713	772	(57)	39	(199)	2,994

March 2019 Half Year vs September 2018 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group

Net interest income	-1%	4%	3%	0%	3%	46%	2%

Other operating income	-13%	9%	-8%	large	-6%	74%	5%
Operating income	-3%	6%	1%	large	-1%	63%	3%

Operating expenses	-7%	-16%	0%	-26%	8%	-24%	-11%

Profit before credit impairment and income tax	1%	42%	2%	-48%	-11%	large	18%

Credit impairment charge/(release)	3%	-62%	large	n/a	100%	n/a	40%
Profit/(Loss) before income tax	0%	33%	-2%	-48%	-13%	large	16%

Income tax expense and non-controlling interests	0%	16%	-2%	-48%	-7%	-77%	10%
Cash profit/(loss) from continuing operations	0%	42%	-2%	-47%	-15%	large	19%

DIVISIONAL RESULTS

Cash profit by division (excluding large/notable items1) - March 2019 Half Year v March 2018 Half Year

The Group cash profit results include a number of items collectively referred to as large/notable items. While these items form part of cash profit they have been excluded from the tables below given their nature and significance.

1.	Refer to pages 14 to 18 for a description of large/notable items.

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2019 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,113	1,579	1,381	1	68	178	7,320

Other operating income	656	1,126	280	37	50	84	2,233

Operating income	4,769	2,705	1,661	38	118	262	9,553

Operating expenses	(1,787)	(1,313)	(604)	(71)	(70)	(415)	(4,260)

Profit before credit impairment and income tax	2,982	1,392	1,057	(33)	48	(153)	5,293

Credit impairment (charge)/release	(396)	35	(30)	-	(2)	-	(393)

Profit/(Loss) before income tax	2,586	1,427	1,027	(33)	46	(153)	4,900

Income tax expense and non-controlling interests	(777)	(410)	(288)	10	(13)	56	(1,422)
Cash profit/(loss) from continuing operations	1,809	1,017	739	(23)	33	(97)	3,478

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2018 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,342	1,480	1,302	1	65	124	7,314

Other operating income	744	1,026	282	50	47	47	2,196

Operating income	5,086	2,506	1,584	51	112	171	9,510

Operating expenses	(1,831)	(1,365)	(571)	(67)	(63)	(397)	(4,294)

Profit before credit impairment and income tax	3,255	1,141	1,013	(16)	49	(226)	5,216

Credit impairment (charge)/release	(312)	(49)	(20)	-	(2)	1	(382)

Profit/(Loss) before income tax	2,943	1,092	993	(16)	47	(225)	4,834

Income tax expense and non-controlling interests	(885)	(325)	(278)	4	(14)	71	(1,427)
Cash profit/(loss) from continuing operations	2,058	767	715	(12)	33	(154)	3,407

March 2019 Half Year vs March 2018 Half Year

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group

Net interest income	-5%	7%	6%	0%	5%	44%	0%

Other operating income	-12%	10%	-1%	-26%	6%	79%	2%

Operating income	-6%	8%	5%	-25%	5%	53%	0%

Operating expenses	-2%	-4%	6%	6%	11%	5%	-1%

Profit before credit impairment and income tax	-8%	22%	4%	large	-2%	-32%	1%

Credit impairment charge/(release)	27%	large	50%	n/a	0%	-100%	3%

Profit/(Loss) before income tax	-12%	31%	3%	large	-2%	-32%	1%

Income tax expense and non-controlling interests	-12%	26%	4%	large	-7%	-21%	0%
Cash profit/(loss) from continuing operations	-12%	33%	3%	92%	0%	-37%	2%

DIVISIONAL RESULTS

Cash profit by division (excluding large/notable items1) - March 2019 Half Year v September 2018 Half Year

1.	Refer to pages 14 to 18 for a description of large/notable items.

	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
March 2019 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,113	1,579	1,381	1	68	178	7,320

Other operating income	656	1,126	280	37	50	84	2,233

Operating income	4,769	2,705	1,661	38	118	262	9,553

Operating expenses	(1,787)	(1,313)	(604)	(71)	(70)	(415)	(4,260)

Profit before credit impairment and income tax	2,982	1,392	1,057	(33)	48	(153)	5,293

Credit impairment (charge)/release	(396)	35	(30)	-	(2)	-	(393)

Profit/(Loss) before income tax	2,586	1,427	1,027	(33)	46	(153)	4,900

Income tax expense and non-controlling interests	(777)	(410)	(288)	10	(13)	56	(1,422)
Cash profit/(loss) from continuing operations	1,809	1,017	739	(23)	33	(97)	3,478

						TSO and
				Wealth		Group
	Australia	Institutional	New Zealand	Australia	Pacific	Centre	Group
September 2018 Half Year	$M	$M	$M	$M	$M	$M	$M

Net interest income	4,196	1,513	1,345	1	66	127	7,248

Other operating income	787	1,046	270	44	53	113	2,313

Operating income	4,983	2,559	1,615	45	119	240	9,561

Operating expenses	(1,794)	(1,335)	(583)	(65)	(65)	(466)	(4,308)

Profit before credit impairment and income tax	3,189	1,224	1,032	(20)	54	(226)	5,253

Credit impairment (charge)/release	(386)	93	14	-	(1)	-	(280)

Profit/(Loss) before income tax	2,803	1,317	1,046	(20)	53	(226)	4,973

Income tax expense and non-controlling interests	(844)	(394)	(295)	6	(14)	51	(1,490)
Cash profit/(loss) from continuing operations	1,959	923	751	(14)	39	(175)	3,483
March 2019 Half Year vs September 2018 Half Year
	Australia	Institutional	New Zealand	Wealth Australia	Pacific	TSO and Group Centre	Group
Net interest income	-2%	4%	3%	0%	3%	40%	1%

Other operating income	-17%	8%	4%	-16%	-6%	-26%	-3%

Operating income	-4%	6%	3%	-16%	-1%	9%	0%

Operating expenses	0%	-2%	4%	9%	8%	-11%	-1%

Profit before credit impairment and income tax	-6%	14%	2%	65%	-11%	-32%	1%

Credit impairment (charge)/release	3%	-62%	large	n/a	100%	n/a	40%

Profit/(Loss) before income tax	-8%	8%	-2%	65%	-13%	-32%	-1%

Income tax expense and non-controlling interests	-8%	4%	-2%	67%	-7%	10%	-5%
Cash profit/(loss) from continuing operations	-8%	10%	-2%	64%	-15%	-45%	0%

DIVISIONAL RESULTS

Australia - continuing operations

Mark Hand

Divisional performance was impacted by a number of large/notable items. Refer to pages 14 to 18 and pages 53 to 54 for details.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	4,091	4,122	4,325	-1%	-5%

Other operating income	625	722	728	-13%	-14%
Operating income	4,716	4,844	5,053	-3%	-7%

Operating expenses	(1,843)	(1,990)	(1,905)	-7%	-3%
Profit before credit impairment and income tax	2,873	2,854	3,148	1%	-9%

Credit impairment charge	(396)	(386)	(312)	3%	27%
Profit before income tax	2,477	2,468	2,836	0%	-13%

Income tax expense and non-controlling interests	(744)	(742)	(853)	0%	-13%
Cash profit	1,733	1,726	1,983	0%	-13%

Balance Sheet

Net loans and advances	336,584	341,310	340,446	-1%	-1%

Other external assets	4,120	4,097	4,519	1%	-9%

External assets	340,704	345,407	344,965	-1%	-1%
Customer deposits	203,366	202,732	204,165	0%	0%

Other external liabilities	9,603	10,387	10,869	-8%	-12%

External liabilities	212,969	213,119	215,034	0%	-1%

Risk weighted assets	159,279	159,281	161,283	0%	-1%

Average gross loans and advances	341,282	342,757	339,631	0%	0%

Average deposits and other borrowings	202,765	202,530	203,239	0%	0%

Ratios

Return on average assets	1.01%	1.00%	1.16%

Net interest margin	2.61%	2.60%	2.78%

Operating expenses to operating income	39.1%	41.1%	37.7%

Operating expenses to average assets	1.08%	1.15%	1.12%

Individually assessed credit impairment charge/(release)	350	375	337	-7%	4%

Individually assessed credit impairment charge/(release) as a % of average GLA	0.21%	0.22%	0.20%

Collectively assessed credit impairment charge/(release)	46	11	(25)	large	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[1]	0.03%	0.01%	(0.01% )

Gross impaired assets	1,357	1,285	1,114	6%	22%

Gross impaired assets as a % of GLA	0.40%	0.37%	0.33%
Total full time equivalent staff (FTE)	13,020	13,039	13,914	0%	-6%

1.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2019 v March 2018

•	Lending volumes decreased from lower system credit growth, asset competition and more conservative home loan origination risk settings. This was partly offset by growth in Business & Private Bank.

•	Net interest margin decreased as a result of increased funding costs, home loan mix changes and higher discounting, the regulatory impact on credit card pricing, and higher customer remediation. This was partially offset by higher deposit margins and home loans re-pricing.

•	Other operating income decreased as the result of higher customer remediation, and lower fee income due to the removal of fees and lower volumes.

•	Operating expenses decreased due to a reduction in FTE and related costs, lower redundancy expenses and consultancy spend. This was partially offset by higher customer remediation and inflation.

•	Credit impairment charges increased as a result of a weakening Australian economic outlook, and an increase in individually assessed provisions for business and small business banking.

Cash Profit March 2019 v March 2018

DIVISIONAL RESULTS

Australia - continuing operations

Mark Hand

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18
Retail	35	(27)	(10)	large	large

Home Loans	49	21	8	large	large

Cards and Personal Loans	(16)	(45)	(18)	-64%	-11%

Deposits and Payments[1]	2	(3)	-	large	n/a

Business & Private Bank	11	38	(15)	-71%	large

Business Banking	4	43	(8)	-91%	large

Small Business Banking	5	(5)	(7)	large	large

Private Bank	2	-	-	n/a	n/a
Collectively assessed credit impairment charge/(release)	46	11	(25)	large	large

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18
Retail	195	229	198	-15%	-2%

Home Loans	45	55	44	-18%	2%

Cards and Personal Loans	147	167	144	-12%	2%

Deposits and Payments[1]	3	7	10	-57%	-70%

Business & Private Bank	155	146	139	6%	12%

Business Banking	57	50	44	14%	30%

Small Business Banking	98	96	95	2%	3%

Private Bank	-	-	-	n/a	n/a
Individually assessed credit impairment charge/(release)	350	375	337	-7%	4%

Net loans and advances	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18
Retail	279,483	283,088	282,748	-1%	-1%

Home Loans	269,020	272,007	271,146	-1%	-1%

Cards and Personal Loans	9,574	10,128	10,595	-5%	-10%

Deposits and Payments[1]	42	62	67	-32%	-37%

Wealth	847	891	940	-5%	-10%

Business & Private Bank	57,101	58,222	57,698	-2%	-1%

Business Banking	40,805	41,277	40,777	-1%	0%

Small Business Banking	14,265	15,002	15,345	-5%	-7%

Private Bank	2,031	1,943	1,576	5%	29%
Net loans and advances	336,584	341,310	340,446	-1%	-1%

Customer deposits	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18
Retail	117,374	119,763	120,990	-2%	-3%

Home Loans[2]	26,915	27,639	27,488	-3%	-2%

Cards and Personal Loans	240	263	242	-9%	-1%

Deposits and Payments	90,219	91,861	93,260	-2%	-3%

Business & Private Bank	85,992	82,969	83,175	4%	3%

Business Banking	19,797	19,191	19,558	3%	1%

Small Business Banking	40,614	39,976	38,920	2%	4%

Private Bank	25,581	23,802	24,697	7%	4%
Customer deposits	203,366	202,732	204,165	0%	0%

1.	Net loans and advances for the deposits and payments business represent amounts in overdraft.
2.	Customer deposit amounts for the home loans business represent balances in offset accounts.

DIVISIONAL RESULTS

Australia - continuing operations

Mark Hand

			Australia
	Retail	B&PB	Total
March 2019 Half Year	$M	$M	$M
Net interest income	2,738	1,353	4,091

Other operating income	400	225	625
Operating income	3,138	1,578	4,716

Operating expenses	(1,243)	(600)	(1,843)
Profit before credit impairment and income tax	1,895	978	2,873

Credit impairment (charge)/release	(230)	(166)	(396)
Profit before income tax	1,665	812	2,477

Income tax expense and non-controlling interests	(500)	(244)	(744)
Cash profit	1,165	568	1,733

Individually assessed credit impairment charge/(release)	(195)	(155)	(350)

Collectively assessed credit impairment charge/(release)	(35)	(11)	(46)

Net loans and advances	279,483	57,101	336,584

Customer deposits	117,374	85,992	203,366

Risk weighted assets	107,257	52,022	159,279

March 2018 Half Year
Net interest income	2,984	1,341	4,325

Other operating income	484	244	728
Operating income	3,468	1,585	5,053

Operating expenses	(1,338)	(567)	(1,905)
Profit before credit impairment and income tax	2,130	1,018	3,148

Credit impairment (charge)/release	(188)	(124)	(312)
Profit before income tax	1,942	894	2,836

Income tax expense and non-controlling interests	(583)	(270)	(853)
Cash profit	1,359	624	1,983

Individually assessed credit impairment charge/(release)	(198)	(139)	(337)

Collectively assessed credit impairment charge/(release)	10	15	25

Net loans and advances	282,748	57,698	340,446

Customer deposits	120,990	83,175	204,165

Risk weighted assets	107,514	53,769	161,283

March 2019 Half Year vs March 2018 Half Year
Net interest income	-8%	1%	-5%

Other operating income	-17%	-8%	-14%
Operating income	-10%	0%	-7%

Operating expenses	-7%	6%	-3%
Profit before credit impairment and income tax	-11%	-4%	-9%

Credit impairment (charge)/release	22%	34%	27%
Profit before income tax	-14%	-9%	-13%

Income tax expense and non-controlling interests	-14%	-10%	-13%
Cash profit	-14%	-9%	-13%

Individually assessed credit impairment charge/(release)	-2%	12%	4%

Collectively assessed credit impairment charge/(release)	large	large	large

Net loans and advances	-1%	-1%	-1%

Customer deposits	-3%	3%	0%

Risk weighted assets	0%	-3%	-1%

DIVISIONAL RESULTS

Australia - continuing operations

Mark Hand

			Australia
	Retail	B&PB	Total
March 2019 Half Year	$M	$M	$M

Net interest income	2,738	1,353	4,091

Other operating income	400	225	625
Operating income	3,138	1,578	4,716

Operating expenses	(1,243)	(600)	(1,843)
Profit before credit impairment and income tax	1,895	978	2,873

Credit impairment (charge)/release	(230)	(166)	(396)
Profit before income tax	1,665	812	2,477

Income tax expense and non-controlling interests	(500)	(244)	(744)
Cash profit	1,165	568	1,733
Individually assessed credit impairment charge/(release)	(195)	(155)	(350)

Collectively assessed credit impairment charge/(release)	(35)	(11)	(46)

Net loans and advances	279,483	57,101	336,584

Customer deposits	117,374	85,992	203,366

Risk weighted assets	107,257	52,022	159,279

September 2018 Half Year

Net interest income	2,746	1,376	4,122

Other operating income	493	229	722
Operating income	3,239	1,605	4,844

Operating expenses	(1,385)	(605)	(1,990)
Profit before credit impairment and income tax	1,854	1,000	2,854

Credit impairment (charge)/release	(202)	(184)	(386)
Profit before income tax	1,652	816	2,468

Income tax expense and non-controlling interests	(496)	(246)	(742)
Cash profit	1,156	570	1,726
Individually assessed credit impairment charge/(release)	(229)	(146)	(375)

Collectively assessed credit impairment charge/(release)	27	(38)	(11)

Net loans and advances	283,088	58,222	341,310

Customer deposits	119,763	82,969	202,732

Risk weighted assets	105,889	53,392	159,281

March 2019 Half Year vs September 2018 Half Year

Net interest income	0%	-2%	-1%

Other operating income	-19%	-2%	-13%
Operating income	-3%	-2%	-3%

Operating expenses	-10%	-1%	-7%
Profit before credit impairment and income tax	2%	-2%	1%

Credit impairment (charge)/release	14%	-10%	3%
Profit before income tax	1%	0%	0%

Income tax expense and non-controlling interests	1%	-1%	0%
Cash profit	1%	0%	0%
Individually assessed credit impairment charge/(release)	-15%	6%	-7%

Collectively assessed credit impairment charge/(release)	large	-71%	large

Net loans and advances	-1%	-2%	-1%

Customer deposits	-2%	4%	0%

Risk weighted assets	1%	-3%	0%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Divisional performance was impacted by a number of large/notable items. Refer to pages 14 to 18 and pages 53 to 54 for details.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	1,579	1,513	1,480	4%	7%

Other operating income	1,126	1,035	1,031	9%	9%
Operating income	2,705	2,548	2,511	6%	8%

Operating expenses	(1,320)	(1,575)	(1,373)	-16%	-4%
Profit before credit impairment and income tax	1,385	973	1,138	42%	22%

Credit impairment (charge)/release	35	93	(49)	-62%	large
Profit before income tax	1,420	1,066	1,089	33%	30%

Income tax expense and non-controlling interests	(408)	(353)	(322)	16%	27%
Cash profit	1,012	713	767	42%	32%

Balance Sheet[1]

Net loans and advances	152,522	150,108	138,179	2%	10%

Other external assets	307,198	276,607	281,079	11%	9%
External assets	459,720	426,715	419,258	8%	10%
Customer deposits	205,364	205,809	190,733	0%	8%

Other deposits and borrowings	79,148	67,374	68,190	17%	16%
Deposits and other borrowings	284,512	273,183	258,923	4%	10%

Other external liabilities	119,327	104,836	109,032	14%	9%
External liabilities	403,839	378,019	367,955	7%	10%
Risk weighted assets	167,406	163,713	165,614	2%	1%

Average gross loans and advances	153,982	144,488	137,864	7%	12%

Average deposits and other borrowings	281,770	269,578	257,874	5%	9%

Ratios[1]

Return on average assets	0.44%	0.32%	0.36%

Net interest margin	0.85%	0.86%	0.89%

Net interest margin (excluding Markets)	2.10%	2.12%	2.09%

Operating expenses to operating income	48.8%	61.8%	54.7%

Operating expenses to average assets	0.58%	0.72%	0.65%
Individually assessed credit impairment charge/(release)	(12)	(52)	28	-77%	large

Individually assessed credit impairment charge/(release) as a % of average GLA[2]	(0.02% )	(0.07% )	0.04%

Collectively assessed credit impairment charge/(release)	(23)	(41)	21	-44%	large

Collectively assessed credit impairment charge/(release) as a % of average GLA[2]	(0.03% )	(0.06% )	0.03%

Gross impaired assets	373	442	626	-16%	-40%

Gross impaired assets as a % of GLA	0.24%	0.29%	0.45%
Total full time equivalent staff (FTE)	6,085	6,188	6,505	-2%	-6%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

2.	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2019 v March 2018

•	Lending volumes grew across Loans & Specialised Finance and Transaction Banking. Customer deposits grew in Markets and Transaction Banking.

•	Net interest margin ex-Markets increased due to higher deposit margins, partially offset by a reduction in lending margins.

•	Other operating income increased as a result of higher Markets income from Franchise Sales and Trading, partially offset by lower Balance Sheet income.

•	Operating expenses decreased due to a reduction in FTE and related costs, and lower ongoing software amortisation charges. This was partially offset by inflation.

•	Credit impairment charges decreased primarily due to a reduction in collectively and individually assessed provisions in Loans & Specialised Finance, partially offset by lower write-backs.

Cash Profit March 2019 v March 2018

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Institutional by Geography1

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Australia	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	874	843	821	4%	6%

Other operating income	484	511	453	-5%	7%
Operating income	1,358	1,354	1,274	0%	7%

Operating expenses	(606)	(625)	(616)	-3%	-2%
Profit before credit impairment and income tax	752	729	658	3%	14%

Credit impairment (charge)/release	5	66	(18)	-92%	large
Profit before income tax	757	795	640	-5%	18%

Income tax expense and non-controlling interests	(227)	(238)	(190)	-5%	19%
Cash profit	530	557	450	-5%	18%

Individually assessed credit impairment charge/(release)	(1)	(28)	(18)	-96%	-94%

Collectively assessed credit impairment charge/(release)	(4)	(38)	36	-89%	large

Net loans and advances	84,634	85,243	78,197	-1%	8%

Customer deposits	71,623	78,562	77,466	-9%	-8%

Risk weighted assets	84,617	82,993	85,181	2%	-1%

Asia, Pacific, Europe, and America

Net interest income	546	520	515	5%	6%

Other operating income	535	414	444	29%	20%
Operating income	1,081	934	959	16%	13%

Operating expenses	(633)	(864)	(675)	-27%	-6%
Profit before credit impairment and income tax	448	70	284	large	58%

Credit impairment (charge)/release	31	25	13	24%	large
Profit before income tax	479	95	297	large	61%

Income tax expense and non-controlling interests	(129)	(65)	(90)	98%	43%
Cash profit	350	30	207	large	69%

Individually assessed credit impairment charge/(release)	(6)	(25)	3	-76%	large

Collectively assessed credit impairment charge/(release)	(25)	-	(16)	n/a	56%

Net loans and advances	60,456	58,282	52,760	4%	15%

Customer deposits	116,080	111,717	97,869	4%	19%

Risk weighted assets	71,248	70,456	69,565	1%	2%

New Zealand

Net interest income	159	150	144	6%	10%

Other operating income	107	110	134	-3%	-20%
Operating income	266	260	278	2%	-4%

Operating expenses	(81)	(86)	(82)	-6%	-1%
Profit before credit impairment and income tax	185	174	196	6%	-6%

Credit impairment (charge)/release	(1)	2	(44)	large	-98%
Profit before income tax	184	176	152	5%	21%

Income tax expense and non-controlling interests	(52)	(50)	(42)	4%	24%
Cash profit	132	126	110	5%	20%

Individually assessed credit impairment charge/(release)	(5)	1	43	large	large

Collectively assessed credit impairment charge/(release)	6	(3)	1	large	large

Net loans and advances	7,432	6,583	7,222	13%	3%

Customer deposits	17,661	15,530	15,398	14%	15%

Risk weighted assets	11,541	10,264	10,868	12%	6%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Transaction Banking	(3)	(6)	11	-50%	large

Loans & Specialised Finance	(10)	(45)	17	-78%	large

Markets	-	(3)	(1)	-100%	-100%

Central Functions	1	2	1	-50%	0%
Individually assessed credit impairment charge/(release)	(12)	(52)	28	-77%	large

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Transaction Banking	6	(5)	(7)	large	large

Loans & Specialised Finance	(22)	(35)	26	-37%	large

Markets	(6)	-	1	n/a	large

Central Functions	(1)	(1)	1	0%	large
Collectively assessed credit impairment charge/(release)	(23)	(41)	21	-44%	large

Net loans and advances[1]	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Transaction Banking	18,177	17,318	16,701	5%	9%

Loans & Specialised Finance	107,759	101,157	94,416	7%	14%

Markets	25,902	31,201	26,612	-17%	-3%

Central Functions	684	432	450	58%	52%
Net loans and advances	152,522	150,108	138,179	2%	10%

Customer deposits[1]	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Transaction Banking	99,479	99,519	95,707	0%	4%

Loans & Specialised Finance	925	1,289	1,336	-28%	-31%

Markets	102,411	102,490	91,237	0%	12%

Central Functions	2,549	2,511	2,453	2%	4%
Customer deposits	205,364	205,809	190,733	0%	8%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
March 2019 Half Year[1]	$M	$M	$M	$M	$M

Net interest income	531	742	280	26	1,579

Other operating income	363	77	667	19	1,126
Operating income	894	819	947	45	2,705

Operating expenses	(406)	(322)	(550)	(42)	(1,320)
Profit/(Loss) before credit impairment and income tax	488	497	397	3	1,385

Credit impairment (charge)/release	(3)	32	6	-	35
Profit/(Loss) before income tax	485	529	403	3	1,420

Income tax expense and non-controlling interests	(133)	(142)	(120)	(13)	(408)
Cash profit/(loss)	352	387	283	(10)	1,012

Individually assessed credit impairment charge/(release)	(3)	(10)	-	1	(12)

Collectively assessed credit impairment charge/(release)	6	(22)	(6)	(1)	(23)

Net loans and advances	18,177	107,759	25,902	684	152,522

Customer deposits	99,479	925	102,411	2,549	205,364

Risk weighted assets	25,475	93,198	47,902	831	167,406

March 2018 Half Year

Net interest income	452	644	355	29	1,480

Other operating income	362	90	552	27	1,031
Operating income	814	734	907	56	2,511

Operating expenses	(407)	(322)	(619)	(25)	(1,373)
Profit/(Loss) before credit impairment and income tax	407	412	288	31	1,138

Credit impairment (charge)/release	(4)	(43)	-	(2)	(49)
Profit/(Loss) before income tax	403	369	288	29	1,089

Income tax expense and non-controlling interests	(116)	(101)	(77)	(28)	(322)

Cash profit	287	268	211	1	767

Individually assessed credit impairment charge/(release)	11	17	(1)	1	28

Collectively assessed credit impairment charge/(release)	(7)	26	1	1	21

Net loans and advances	16,701	94,416	26,612	450	138,179

Customer deposits	95,707	1,336	91,237	2,453	190,733

Risk weighted assets	25,726	87,881	51,084	923	165,614

March 2019 Half Year vs March 2018 Half Year

Net interest income	17%	15%	-21%	-10%	7%

Other operating income	0%	-14%	21%	-30%	9%
Operating income	10%	12%	4%	-20%	8%

Operating expenses	0%	0%	-11%	68%	-4%
Profit/(Loss) before credit impairment and income tax	20%	21%	38%	-90%	22%

Credit impairment (charge)/release	-25%	large	n/a	-100%	large
Profit/(Loss) before income tax	20%	43%	40%	-90%	30%

Income tax expense and non-controlling interests	15%	41%	56%	-54%	27%
Cash profit/(loss)	23%	44%	34%	large	32%

Individually assessed credit impairment charge/(release)	large	large	-100%	0%	large

Collectively assessed credit impairment charge/(release)	large	large	large	large	large

Net loans and advances	9%	14%	-3%	52%	10%

Customer deposits	4%	-31%	12%	4%	8%

Risk weighted assets	-1%	6%	-6%	-10%	1%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

	Transaction Banking	Loans & Specialised Finance	Markets	Central Functions	Institutional Total
March 2019 Half Year[1]	$M	$M	$M	$M	$M

Net interest income	531	742	280	26	1,579

Other operating income	363	77	667	19	1,126
Operating income	894	819	947	45	2,705

Operating expenses	(406)	(322)	(550)	(42)	(1,320)
Profit/(Loss) before credit impairment and income tax	488	497	397	3	1,385

Credit impairment (charge)/release	(3)	32	6	-	35

Profit/(Loss) before income tax	485	529	403	3	1,420

Income tax expense and non-controlling interests	(133)	(142)	(120)	(13)	(408)
Cash profit/(loss)	352	387	283	(10)	1,012

Individually assessed credit impairment charge/(release)	(3)	(10)	-	1	(12)

Collectively assessed credit impairment charge/(release)	6	(22)	(6)	(1)	(23)

Net loans and advances	18,177	107,759	25,902	684	152,522

Customer deposits	99,479	925	102,411	2,549	205,364

Risk weighted assets	25,475	93,198	47,902	831	167,406

September 2018 Half Year[1]

Net interest income	475	710	303	25	1,513

Other operating income	359	82	577	17	1,035
Operating income	834	792	880	42	2,548

Operating expenses	(418)	(316)	(561)	(280)	(1,575)
Profit/(Loss) before credit impairment and income tax	416	476	319	(238)	973

Credit impairment (charge)/release	11	80	3	(1)	93

Profit/(Loss) before income tax	427	556	322	(239)	1,066

Income tax expense and non-controlling interests	(121)	(147)	(82)	(3)	(353)
Cash profit/(loss)	306	409	240	(242)	713

Individually assessed credit impairment charge/(release)	(6)	(45)	(3)	2	(52)

Collectively assessed credit impairment charge/(release)	(5)	(35)	-	(1)	(41)

Net loans and advances	17,318	101,157	31,201	432	150,108

Customer deposits	99,519	1,289	102,490	2,511	205,809

Risk weighted assets	25,717	87,472	49,658	866	163,713

March 2019 Half Year vs September 2018 Half Year

Net interest income	12%	5%	-8%	4%	4%

Other operating income	1%	-6%	16%	12%	9%
Operating income	7%	3%	8%	7%	6%

Operating expenses	-3%	2%	-2%	-85%	-16%
Profit/(Loss) before credit impairment and income tax	17%	4%	24%	large	42%

Credit impairment (charge)/release	large	-60%	100%	-100%	-62%
Profit/(Loss) before income tax	14%	-5%	25%	large	33%

Income tax expense and non-controlling interests	10%	-3%	46%	large	16%
Cash profit/(loss)	15%	-5%	18%	-96%	42%

Individually assessed credit impairment charge/(release)	-50%	-78%	-100%	-50%	-77%

Collectively assessed credit impairment charge/(release)	large	-37%	n/a	0%	-44%

Net loans and advances	5%	7%	-17%	58%	2%

Customer deposits	0%	-28%	0%	2%	0%

Risk weighted assets	-1%	7%	-4%	-4%	2%

1.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

  Analysis of Markets operating income1

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Composition of Markets operating income by business activity	$M	$M	$M	v. Sep 18	v. Mar 18

Franchise Sales[2]	465	455	438	2%	6%

Franchise Trading[3]	226	151	177	50%	28%

Balance Sheet[4]	256	274	292	-7%	-12%

Markets operating income	947	880	907	8%	4%

Includes:
Derivative valuation adjustments	(10)	52	11	large	large

1.	Markets operating income includes net interest income and other operating income.

2.	Franchise Sales represents direct client flow business on core products such as fixed income, foreign exchange, commodities and capital markets.

3.

Franchise Trading primarily represents management of the Group’s strategic positions and those taken as part of direct client sales flow. Franchise Trading also includes the impact of valuation adjustments made when determining the fair value of derivatives (includes credit and funding adjustments, bid-offer adjustments and associated hedges).

4.	Balance Sheet represents hedging of interest rate risk on the Group’s loan and deposit books and the management of the Group’s liquidity portfolio.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
Composition of Markets operating income by geography	$M	$M	$M	v. Sep 18	v. Mar 18

Australia	312	347	306	-10%	2%

Asia, Pacific, Europe & America	507	408	456	24%	11%

New Zealand	128	125	145	2%	-12%
Markets operating income	947	880	907	8%	4%

DIVISIONAL RESULTS

Institutional - continuing operations

Mark Whelan

Market risk

Traded market risk

Below are aggregate Value at Risk (VaR) exposures at 99% confidence level covering both physical and derivatives trading positions for the Bank’s principal trading centres.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 19	Mar 19	Mar 19	Mar 19	Sep 18	Sep 18	Sep 18	Sep 18
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence

Foreign exchange	3.6	9.5	2.0	4.8	3.7	10.3	1.7	4.2

Interest rate	5.1	10.4	4.3	6.6	8.4	16.0	4.9	7.9

Credit	4.1	4.4	1.2	2.4	2.5	6.5	2.3	4.0

Commodities	2.3	3.9	1.4	2.1	3.7	4.5	1.4	3.1

Equity	-	-	-	-	-	-	-	-

Diversification benefit	(8.3)	n/a	n/ a	(7.5)	(10.5)	n/a	n/a	(8.1)
Total VaR	6.8	13.4	5.8	8.4	7.8	19.9	6.9	11.1

Non-traded interest rate risk

Non-traded interest rate risk is managed by Markets and relates to the potential adverse impact of changes in market interest rates on future net interest income for the Group. Interest rate risk is reported using various techniques including VaR and scenario analysis based on a 1% shock.

99% confidence level (1 day holding period)

	As at	High for period	Low for period	Avg for period	As at	High for year	Low for year	Avg for year

	Mar 19	Mar 19	Mar 19	Mar 19	Sep 18	Sep 18	Sep 18	Sep 18
	$M	$M	$M	$M	$M	$M	$M	$M
Value at Risk at 99% confidence

Australia	17.2	18.3	16.4	17.4	21.9	32.7	20.3	23.6

New Zealand	8.1	8.1	7.1	7.6	6.8	7.1	5.6	6.6

Asia, Pacific, Europe & America	16.9	17.7	12.9	15.5	15.1	15.1	12.5	13.7

Diversification benefit	(14.1)	n/a	n/a	(14.0)	(16.1)	n/a	n/a	(14.4)
Total VaR	28.1	28.1	25.2	26.5	27.7	36.4	26.0	29.5
Impact of 1% rate shock on the next 12 months’ net interest income margin

	As at

	Mar 19	Sep 18 [1]

As at period end	0.45%	1.21%

Maximum exposure	0.94%	1.79%

Minimum exposure	0.32%	0.77%

Average exposure (in absolute terms)	0.63%	1.11%

1.	Prior period numbers have been restated to reflect IRR model enhancements.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Divisional performance was impacted by a number of large/notable items. Refer to pages 14 to 18 and pages 53 to 54 for details (in AUD).

Table reflects NZD for New Zealand (AUD results shown on page 70)

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Net interest income	1,464	1,455	1,430	1%	2%

Other operating income[1]	300	293	308	2%	-3%

Net income from insurance business[2]	19	62	66	-69%	-71%
Operating income	1,783	1,810	1,804	-1%	-1%

Operating expenses	(647)	(664)	(646)	-3%	0%
Profit before credit impairment and income tax	1,136	1,146	1,158	-1%	-2%

Credit impairment (charge)/release	(31)	16	(22)	large	41%
Profit before income tax	1,105	1,162	1,136	-5%	-3%

Income tax expense and non-controlling interests	(309)	(325)	(318)	-5%	-3%
Cash profit	796	837	818	-5%	-3%

Balance Sheet[3]

Net loans and advances	124,024	121,550	118,596	2%	5%

Other external assets	3,549	4,515	4,910	-21%	-28%
External assets	127,573	126,065	123,506	1%	3%
Customer deposits	89,096	87,101	84,372	2%	6%

Other deposits and borrowings	2,240	2,486	2,555	-10%	-12%
Deposits and other borrowings	91,336	89,587	86,927	2%	5%

Other external liabilities	23,554	24,591	22,939	-4%	3%
External liabilities	114,890	114,178	109,866	1%	5%
Risk weighted assets	62,260	62,463	61,332	0%	2%

Average gross loans and advances	123,000	120,587	118,091	2%	4%

Average deposits and other borrowings	91,231	88,052	87,027	4%	5%
Net funds management income	113	113	108	0%	5%

Funds under management	31,403	30,665	29,185	2%	8%

Average funds under management	30,389	30,132	29,195	1%	4%

Ratios[3]

Return on average assets	1.26%	1.34%	1.35%

Net interest margin	2.39%	2.41%	2.43%

Operating expenses to operating income	36.3%	36.7%	35.8%

Operating expenses to average assets	1.03%	1.06%	1.07%

Individually assessed credit impairment charge/(release)	37	16	36	large	3%

Individually assessed credit impairment charge/(release) as a % of average GLA[4]	0.06%	0.03%	0.06%

Collectively assessed credit impairment charge/(release)	(6)	(32)	(14)	-81%	-57%

Collectively assessed credit impairment charge/(release) as a % of average GLA[4]	(0.01%)	(0.05% )	(0.02%)

Gross impaired assets	249	258	260	-3%	-4%

Gross impaired assets as a % of GLA	0.20%	0.21%	0.22%
Total full time equivalent staff (FTE)	6,003	6,165	6,319	-3%	-5%

[1].	Includes net funds management income previously reported under net funds management and insurance income.

[2].	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

[3].	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

[4].	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

Performance March 2019 v March 2018

•	Lending and customer deposit volumes grew across all portfolios and funds under management increased during the period.

•	Net interest margin decreased as a result of home loan and deposit portfolio mix changes.

•	Operating income decreased primarily due to the loss of income as the result of the OnePath Life (NZ) divestment, and a one-off insurance recovery in the prior period.

•	Operating expenses remained flat due to increased business investment and inflation, mostly offset by lower expenses as the result of the OnePath Life (NZ) divestment and reduced FTE driven by customer migration to lower cost channels.

•	Credit impairment charges increased marginally, primarily due to the Agri economic cycle release in the prior period.

Cash Profit March 2019 v March 2018

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Individually assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Retail	24	27	23	-11%	4%

Home Loans	-	2	-	100%	-

Other	24	25	23	-4%	4%

Commercial	13	(11)	13	large	0%
Individually assessed credit impairment charge/(release)	37	16	36	large	3%

Collectively assessed credit impairment charge/(release)	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Retail	5	(10)	8	large	-38%

Home Loans	4	(1)	3	large	33%

Other	1	(9)	5	large	-80%

Commercial	(11)	(22)	(22)	-50%	-50%
Collectively assessed credit impairment charge/(release)	(6)	(32)	(14)	-81%	-57%

Net loans and advances[1]	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Retail	81,108	79,090	77,106	3%	5%

Home Loans	77,851	75,685	73,651	3%	6%

Other	3,257	3,405	3,455	-4%	-6%

Commercial	42,916	42,460	41,490	1%	3%
Net loans and advances	124,024	121,550	118,596	2%	5%

Customer deposits[1]	As at			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Retail	71,882	70,260	67,735	2%	6%

Commercial	17,214	16,841	16,637	2%	3%
Customer deposits	89,096	87,101	84,372	2%	6%

[1].	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

			Central	New Zealand
	Retail	Commercial	Functions	Total
March 2019 Half Year	NZD M	NZD M	NZD M	NZD M

Net interest income	940	517	7	1,464

Other operating income[1]	291	10	(1)	300

Net income from insurance business[2]	19	-	-	19
Operating income	1,250	527	6	1,783

Operating expenses	(514)	(128)	(5)	(647)

Profit before credit impairment and income tax	736	399	1	1,136

Credit impairment (charge)/release	(29)	(2)	-	(31)
Profit before income tax	707	397	1	1,105

Income tax expense and non-controlling interests	(197)	(111)	(1)	(309)

Cash profit	510	286	-	796

Individually assessed credit impairment charge/(release)	24	13	-	37

Collectively assessed credit impairment charge/(release)	5	(11)	-	(6)

Net loans and advances	81,108	42,916	-	124,024

Customer deposits	71,882	17,214	-	89,096

Risk weighted assets	29,897	31,344	1,019	62,260

March 2018 Half Year

Net interest income	929	495	6	1,430

Other operating income[1]	280	10	18	308

Net income from insurance business[2]	67	-	(1)	66
Operating income	1,276	505	23	1,804

Operating expenses	(516)	(126)	(4)	(646)
Profit before credit impairment and income tax	760	379	19	1,158

Credit impairment (charge)/release	(31)	9	-	(22)
Profit before income tax	729	388	19	1,136

Income tax expense and non-controlling interests	(204)	(109)	(5)	(318)
Cash profit	525	279	14	818

Individually assessed credit impairment charge/(release)	23	13	-	36

Collectively assessed credit impairment charge/(release)	8	(22)	-	(14)

Net loans and advances[3]	77,106	41,490	-	118,596

Customer deposits[3]	67,735	16,637	-	84,372

Risk weighted assets[3]	29,441	30,748	1,143	61,332

March 2019 Half Year vs March 2018 Half Year

Net interest income	1%	4%	17%	2%

Other operating income[1]	4%	0%	large	-3%

Net income from insurance business[2]	-72%	n/a	-100%	-71%
Operating income	-2%	4%	-74%	-1%

Operating expenses	0%	2%	25%	0%
Profit before credit impairment and income tax	-3%	5%	-95%	-2%

Credit impairment (charge)/release	-6%	large	n/a	41%
Profit before income tax	-3%	2%	-95%	-3%

Income tax expense and non-controlling interests	-3%	2%	-80%	-3%

Cash profit	-3%	3%	-100%	-3%
Individually assessed credit impairment charge/(release)	4%	0%	n/a	3%

Collectively assessed credit impairment charge/(release)	-38%	-50%	n/a	-57%

Net loans and advances[3]	5%	3%	n/a	5%

Customer deposits[3]	6%	3%	n/a	6%

Risk weighted assets[3]	2%	2%	-11%	2%

1.	Includes net funds management income previously reported under net funds management and insurance income.

2.	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

3.	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

			Central	New Zealand
	Retail	Commercial	Functions	Total
March 2019 Half Year	NZD M	NZD M	NZD M	NZD M

Net interest income	940	517	7	1,464

Other operating income[1]	291	10	(1)	300

Net income from insurance business[2]	19	-	-	19
Operating income	1,250	527	6	1,783

Operating expenses	(514)	(128)	(5)	(647)

Profit/(Loss) before credit impairment and income tax	736	399	1	1,136

Credit impairment (charge)/release	(29)	(2)	-	(31)
Profit/(Loss) before income tax	707	397	1	1,105

Income tax expense and non-controlling interests	(197)	(111)	(1)	(309)
Cash profit/(Loss)	510	286	-	796
Individually assessed credit impairment charge/(release)	24	13	-	37

Collectively assessed credit impairment charge/(release)	5	(11)	-	(6)

Net loans and advances	81,108	42,916	-	124,024

Customer deposits	71,882	17,214	-	89,096

Risk weighted assets	29,897	31,344	1,019	62,260

September 2018 Half Year

Net interest income	943	509	3	1,455

Other operating income[1]	284	10	(1)	293

Net income from insurance business[2]	63	-	(1)	62
Operating income	1,290	519	1	1,810

Operating expenses	(523)	(132)	(9)	(664)
Profit/(Loss) before credit impairment and income tax	767	387	(8)	1,146

Credit impairment (charge)/release	(17)	33	-	16
Profit/(Loss) before income tax	750	420	(8)	1,162

Income tax expense and non-controlling interests	(209)	(118)	2	(325)
Cash profit/(Loss)	541	302	(6)	837
Individually assessed credit impairment charge/(release)	27	(11)	-	16

Collectively assessed credit impairment charge/(release)	(10)	(22)	-	(32)

Net loans and advances	79,090	42,460	-	121,550

Customer deposits	70,260	16,841	-	87,101

Risk weighted assets	30,043	31,264	1,156	62,463

March 2019 Half Year vs September 2018 Half Year

Net interest income	0%	2%	large	1%

Other operating income[1]	2%	0%	0%	2%

Net funds management and insurance income[2]	-70%	n/a	-100%	-69%
Operating income	-3%	2%	large	-1%

Operating expenses	-2%	-3%	-44%	-3%
Profit/(Loss) before credit impairment and income tax	-4%	3%	large	-1%

Credit impairment (charge)/release	71%	large	n/a	large
Profit/(Loss) before income tax	-6%	-5%	large	-5%

Income tax expense and non-controlling interests	-6%	-6%	large	-5%
Cash profit/(Loss)	-6%	-5%	-100%	-5%
Individually assessed credit impairment charge/(release)	-11%	large	n/a	large

Collectively assessed credit impairment charge/(release)	large	-50%	n/a	-81%

Net loans and advances[3]	3%	1%	n/a	2%

Customer deposits[3]	2%	2%	n/a	2%

Risk weighted assets[3]	0%	0%	-12%	0%

[1].	Includes net funds management income previously reported under net funds management and insurance income.

[2].	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

[3].	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

DIVISIONAL RESULTS

New Zealand - continuing operations

David Hisco

Table reflects AUD for New Zealand

NZD results shown on page 66

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	1,385	1,342	1,309	3%	6%

Other operating income[1]	284	271	283	5%	0%

Net income from insurance business[2]	18	57	60	-68%	-70%
Operating income	1,687	1,670	1,652	1%	2%

Operating expenses	(612)	(613)	(592)	0%	3%
Profit before credit impairment and income tax	1,075	1,057	1,060	2%	1%

Credit impairment (charge)/release	(30)	14	(20)	large	50%
Profit before income tax	1,045	1,071	1,040	-2%	0%

Income tax expense and non-controlling interests	(292)	(299)	(291)	-2%	0%
Cash profit	753	772	749	-2%	1%

Consisting of:

Retail	482	498	481	-3%	0%

Commercial	271	279	255	-3%	6%
Central Functions	-	(5)	13	-100%	-100%
Cash profit	753	772	749	-2%	1%

Balance Sheet[3]

Net loans and advances	118,840	111,333	111,360	7%	7%

Other external assets	3,401	4,136	4,611	-18%	-26%
External assets	122,241	115,469	115,971	6%	5%
Customer deposits	85,372	79,780	79,225	7%	8%

Other deposits and borrowings	2,146	2,277	2,398	-6%	-11%
Deposits and other borrowings	87,518	82,057	81,623	7%	7%

Other external liabilities	22,570	22,524	21,540	0%	5%
External liabilities	110,088	104,581	103,163	5%	7%
Risk weighted assets	59,658	57,213	57,590	4%	4%

Average gross loans and advances	116,278	111,218	108,107	5%	8%

Average deposits and other borrowings	86,244	81,214	79,669	6%	8%
Net funds management income	107	105	99	2%	8%

Funds under management	30,090	28,087	27,404	7%	10%

Average funds under management	29,119	27,791	26,727	5%	9%

Ratios[3]

Return on average assets	1.26%	1.34%	1.35%

Net interest margin	2.39%	2.41%	2.43%

Operating expenses to operating income	36.3%	36.7%	35.8%

Operating expenses to average assets	1.03%	1.06%	1.07%
Individually assessed credit impairment charge/(release)	35	15	34	large	3%

Individually assessed credit impairment charge/(release) as a % of average GLA[4]	0.06%	0.03%	0.06%

Collectively assessed credit impairment charge/(release)	(5)	(29)	(14)	-83%	-64%

Collectively assessed credit impairment charge/(release) as a % of average GLA[4]	(0.01% )	(0.05% )	(0.03% )

Gross impaired assets	238	236	244	1%	-2%

Gross impaired assets as a % of GLA	0.20%	0.21%	0.22%
Total full time equivalent staff (FTE)	6,003	6,165	6,319	-3%	-5%

[1].	Includes net funds management income previously reported under net funds management and insurance income.

[2].	Relates to OnePath Life (NZ) Limited, a controlled entity, which was sold on 30 November 2018.

[3].	Balance Sheet amounts include asset and liabilities reclassified as held for sale from continuing operations.

[4].	Credit impairment charge used in the ratio relates to gross loans and advances and off-balance sheet commitments - undrawn and contingent liabilities.

DIVISIONAL RESULTS

Wealth Australia - continuing operations

Alexis George

Divisional performance was impacted by a number of large/notable items. Refer to pages 14 to 18 and pages 53 to 54 for details.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	1	1	1	0%	0%

Other operating income	26	12	48	large	-46%
Operating income	27	13	49	large	-45%

Operating expenses	(70)	(95)	(85)	-26%	-18%
Profit before credit impairment and income tax	(43)	(82)	(36)	-48%	19%

Credit impairment (charge)/release	-	-	-	n/a	n/a

Profit before income tax	(43)	(82)	(36)	-48%	19%

Income tax expense and non-controlling interests	13	25	10	-48%	30%
Cash profit from continuing operations	(30)	(57)	(26)	-47%	15%
Total full time equivalent staff (FTE)[1]	640	692	759	-8%	-16%

[1].   FTE are allocated between continuing and discontinued operations. The actual FTE that will transfer to IOOF or Zurich on sale completion or at a later date is currently being determined.

Pacific - continuing operations

David Hisco

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Net interest income	68	66	65	3%	5%

Other operating income	50	53	47	-6%	6%
Operating income	118	119	112	-1%	5%

Operating expenses	(70)	(65)	(63)	8%	11%
Profit/(Loss) before credit impairment and income tax	48	54	49	-11%	-2%

Credit impairment (charge)/release	(2)	(1)	(2)	100%	0%
Profit/(Loss) before income tax	46	53	47	-13%	-2%

Income tax expense and non-controlling interests	(13)	(14)	(14)	-7%	-7%
Cash profit/(loss)	33	39	33	-15%	0%

Balance Sheet

Net loans and advances	2,135	2,114	2,166	1%	-1%

Customer deposits	3,474	3,467	3,370	0%	3%

Risk weighted assets	3,840	3,915	3,827	-2%	0%

Total full time equivalent staff (FTE)	1,096	1,125	1,172	-3%	-6%
TSO and Group Centre - continuing operations Divisional performance was impacted by a number of large/notable items. Refer to pages 14 to 18 and pages 53 to 54 for details of these items.
		Half Year		Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Share of associates profit	126	92	87	37%	45%

Operating income (other)	367	211	406	74%	-10%
Operating income	493	303	493	63%	0%

Operating expenses	(450)	(590)	(455)	-24%	-1%
Profit/(Loss) before credit impairment and income tax	43	(287)	38	large	13%

Credit impairment (charge)/release	-	-	(25)	n/a	-100%
Profit/(Loss) before income tax	43	(287)	13	large	large

Income tax expense and non-controlling interests	20	88	(26)	-77%	large
Cash profit/(loss)	63	(199)	(13)	large	large

Risk weighted assets	5,594	6,230	7,033	-10%	-20%

Total full time equivalent staff (FTE)[1]	10,520	10,651	10,986	-1%	-4%

[1].	FTE are allocated between continuing and discontinued operations. The actual FTE that will transfer to IOOF or Zurich on sale completion or at a later date is currently being determined.

DIVISIONAL RESULTS

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PROFIT RECONCILIATION

PROFIT RECONCILIATION

Non-IFRS information

The Group provides additional measures of performance in the Consolidated Financial Report & Dividend Announcement which are prepared on a basis other than in accordance with accounting standards. The guidance provided in ASIC’s Regulatory Guide 230 has been followed when presenting this information.

Adjustments between statutory profit and cash profit

Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit (refer to Definitions for further details). The adjustments made in arriving at cash profit are included in statutory profit which is subject to review within the context of the external auditor’s review of the Condensed Consolidated Financial Statements. Cash profit is not subject to review by the external auditor. The external auditor has informed the Audit Committee that cash profit adjustments have been determined on a consistent basis across each period presented.

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	$M	$M	$M	v. Sep 18	v. Mar 18

Statutory profit attributable to shareholders of the Company from continuing operations	3,243	3,172	3,923	2%	-17%

Adjustments between statutory profit and cash profit from continuing operations

Revaluation of policy liabilities	77	(4)	(10)	large	large

Economic hedges	185	(124)	(124)	large	large

Revenue and expense hedges	60	(49)	40	large	50%

Structured credit intermediation trades	(1)	(1)	(3)	0%	-67%

Sale of SRCB	-	-	(333)	n/a	-100%
Total adjustments between statutory profit and cash profit from continuing operations	321	(178)	(430)	large	large
Cash profit from continuing operations	3,564	2,994	3,493	19%	2%

Statutory profit attributable to shareholders of the Company from discontinued operations	(70)	(95)	(600)	-26%	-88%

Adjustments between statutory profit and cash profit from discontinued operations

Treasury shares adjustment	(18)	30	(23)	large	-22%

Revaluation of policy liabilities	38	-	6	n/a	large
Total adjustments between statutory profit and cash profit from discontinued operations	20	30	(17)	-33%	large

Cash profit/(loss) from discontinued operations	(50)	(65)	(617)	-23%	-92%
Cash profit	3,514	2,929	2,876	20%	22%

Explanation of adjustments between statutory profit and cash profit - continuing operations

•	Revaluation of policy liabilities - New Zealand division

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract. With the sale completion of the OnePath Life (NZ) Ltd business, the March 2019 half includes the reversal of the life-to-date cash profit adjustments on the revaluation of policy liabilities sold.

•	Economic and revenue and expense hedges

The Group enters into economic hedges to manage its interest rate and foreign exchange risk which, in accordance with accounting standards, result in fair value gains and losses being recognised within the Income Statement. ANZ removes the fair value adjustments from cash profit since the profit or loss resulting from the hedge transactions will reverse over time to match with the profit or loss from the economically hedged item as part of cash profit. This includes gains and losses arising from approved classes of derivatives not designated in accounting hedge relationships but which are considered to be economic hedges, including hedges of larger foreign exchange denominated revenue and expense streams, primarily NZD and USD (and USD correlated), as well as ineffectiveness from designated accounting hedges.

Economic hedges comprise:

•

Funding related swaps (primarily cross currency interest rate swaps) used to convert the proceeds of foreign currency debt issuances into floating rate Australian dollar and New Zealand dollar debt. As these swaps do not qualify for hedge accounting, movements in the fair values are recorded in the Income Statement. The main drivers of these fair values are currency basis spreads and Australian dollar and New Zealand dollar fluctuations against other major funding currencies.

•

Economic hedges of select structured finance and specialised leasing transactions that do not qualify for hedge accounting. The main drivers of these fair value adjustments are movements in the Australian and New Zealand term structure of interest rates.

•	Ineffectiveness from designated accounting hedge relationships.

PROFIT RECONCILIATION

In the March 2019 half, the majority of the loss on economic hedges adjusted from cash profit relates to funding related swaps, principally from narrowing basis spreads on NZD/USD and USD/EUR currency pairs.

The loss on revenue and expense hedges adjusted from cash profit in the March 2019 half was due to the weakening of the AUD against the NZD.

	Half Year

	Mar 19	Sep 18	Mar 18
	$M	$M	$M

Economic hedges	260	(174)	(175)

Revenue and expense hedges	85	(69)	57
Increase/(decrease) to cash profit before tax	345	(243)	(118)
Increase/(decrease) to cash profit after tax	245	(173)	(84)

•	Structured credit intermediation trades

ANZ entered into a series of structured credit intermediation trades prior to the Global Financial Crisis with eight US financial guarantors. This involved selling credit default swaps (CDSs) as protection over specific debt structures and purchasing CDS protection over the same structures. ANZ has subsequently exited its positions with six US financial guarantors and is monitoring the remaining two portfolios with a view to reducing the exposures when ANZ deems it cost effective relative to the perceived risk associated with a specific trade or counterparty.

The notional value of outstanding bought and sold CDSs at 31 March 2019 amounted to $0.3 billion (Sep 18: $0.3 billion; Mar 18: $0.3 billion). While both the bought and sold CDSs are measured at fair value through profit and loss, the associated fair value movements do not fully offset due to the impact of credit risk on the bought CDSs which is driven by market movements in credit spreads and AUD/USD and NZD/USD rates. The fair value of the CDSs (excluding CVA) is $20 million (Sep 18: $26 million; Mar 18: $27 million) with CVA on the bought protection of $4 million (Sep 18: $4 million; Mar 18: $5 million).

The profit and loss associated with the bought and sold protection is included as an adjustment to cash profit as it relates to a legacy business where, unless terminated early, the fair value movements are expected to reverse to zero in future periods.

•	Sale of Shanghai Rural Commercial Bank (SRCB)

On 3 January 2017, the Group announced that it had agreed to sell its 20% stake in Shanghai Rural Commercial Bank (SRCB).

The impact of SRCB has been treated as an adjustment between statutory profit to cash profit. The rationale being the loss on reclassification to held for sale was expected to be largely offset by the release of reserve gains on sale completion within the 2017 full year. The transaction was subsequently completed in the March 2018 half and the entire impact of the transaction was recognised in cash profit.

•	Credit risk on impaired derivatives (nil profit after tax impact)

Derivative credit valuation adjustments on defaulted and impaired derivative exposures are reclassified to cash credit impairment charges to reflect the manner in which the defaulted and impaired derivatives are managed.

Explanation of adjustments between statutory profit and cash profit - discontinued operations

•	Treasury shares adjustment

ANZ shares held by the Group in Wealth Australia (Mar 19: 15.5 million shares; Sep 18: 15.5 million shares; Mar 18: 14.8 million shares) are deemed to be Treasury shares for accounting purposes. Dividends and realised and unrealised gains and losses from these shares are reversed as these are not permitted to be recognised as income for statutory reporting purposes. In deriving cash profit, these earnings are included to ensure there is no asymmetrical impact on the Group’s profits because the Treasury shares are held to support policy liabilities which are revalued through the Income Statement.

•	Revaluation of policy liabilities - Wealth Australia division

When calculating policy liabilities, the projected future cash flows on insurance contracts are discounted to reflect the present value of the obligation, with the impact of changes in the market discount rate each period being reflected in the Income Statement. ANZ includes the impact on the remeasurement of the insurance contract attributable to changes in market discount rates as an adjustment to statutory profit to remove the volatility attributable to changes in market interest rates which reverts to zero over the life of the insurance contract.

PROFIT RECONCILIATION

			Adjustments to statutory profit

						Structured		Sale of
		Treasury	Revaluation		Revenue and	credit	Credit risk	Shanghai Rural	Total
		shares	of policy	Economic	expense	intermediation	on impaired	Commercial	adjustments to
	Statutory profit	adjustment	liabilities	hedges	hedges	trades	derivatives	Bank	statutory profit	Cash profit
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M

March 2019 Half Year
Net interest income	7,299	-	-	-	-	-	-	-	-	7,299

Net income from insurance business	77	-	(7)	-	-	-	-	-	(7)	70

Other	1,917	-	115	260	85	(1)	1	-	460	2,377

Other operating income	1,994	-	108	260	85	(1)	1	-	453	2,447

Operating income	9,293	-	108	260	85	(1)	1	-	453	9,746

Operating expenses	(4,365)	-	-	-	-	-	-	-	-	(4,365)

Profit before credit impairment and tax	4,928	-	108	260	85	(1)	1	-	453	5,381

Credit impairment charge	(392)	-	-	-	-	-	(1)	-	(1)	(393)

Profit before income tax	4,536	-	108	260	85	(1)	-	-	452	4,988

Income tax expense	(1,284)	-	(31)	(75)	(25)	-	-	-	(131)	(1,415)

Non-controlling interests	(9)	-	-	-	-	-	-	-	-	(9)

Profit after tax from continuing operations	3,243	-	77	185	60	(1)	-	-	321	3,564

Profit/(Loss) after tax from discontinued operations	(70)	(18)	38	-	-	-	-	-	20	(50)
Profit after tax	3,173	(18)	115	185	60	(1)	-	-	341	3,514

September 2018 Half Year

Net interest income	7,164	-	-	-	-	-	-	-	-	7,164

Net income from insurance business	133	-	(6)	-	-	-	-	-	(6)	127

Other	2,450	-	-	(174)	(69)	(1)	-	-	(244)	2,206
Other operating income	2,583	-	(6)	(174)	(69)	(1)	-	-	(250)	2,333

Operating income	9,747	-	(6)	(174)	(69)	(1)	-	-	(250)	9,497

Operating expenses	(4,928)	-	-	-	-	-	-	-	-	(4,928)

Profit before credit impairment and tax	4,819	-	(6)	(174)	(69)	(1)	-	-	(250)	4,569

Credit impairment charge	(280)	-	-	-	-	-	-	-	-	(280)

Profit before income tax	4,539	-	(6)	(174)	(69)	(1)	-	-	(250)	4,289

Income tax expense	(1,358)	-	2	50	20	-	-	-	72	(1,286)

Non-controlling interests	(9)	-	-	-	-	-	-	-	-	(9)

Profit after tax from continuing operations	3,172	-	(4)	(124)	(49)	(1)	-	-	(178)	2,994

Profit/(Loss) after tax from discontinued operations	(95)	30	-	-	-	-	-	-	30	(65)
Profit after tax	3,077	30	(4)	(124)	(49)	(1)	-	-	(148)	2,929

PROFIT RECONCILIATION

		Adjustments to statutory profit

						Structured		Sale of
		Treasury	Revaluation		Revenue and	credit	Credit risk	Shanghai Rural	Total
		shares	of policy	Economic	expense	intermediation	on impaired	Commercial	adjustments to
	Statutory profit	adjustment	liabilities	hedges	hedges	trades	derivatives	Bank	statutory profit	Cash profit
	$M	$M	$M	$M	$M	$M	$M	$M	$M	$M

March 2018 Half Year
Net interest income	7,350	-	-	-	-	-	-	-	-	7,350

Net income from insurance business	140	-	(14)	-	-	-	-	-	(14)	126

Other	2,747	-	-	(175)	57	(4)	-	(231)	(353)	2,394

Other operating income	2,887	-	(14)	(175)	57	(4)	-	(231)	(367)	2,520

Operating income	10,237	-	(14)	(175)	57	(4)	-	(231)	(367)	9,870

Operating expenses	(4,473)	-	-	-	-	-	-	-	-	(4,473)

Profit before credit impairment and tax	5,764	-	(14)	(175)	57	(4)	-	(231)	(367)	5,397

Credit impairment charge	(408)	-	-	-	-	-	-	-	-	(408)

Profit before income tax	5,356	-	(14)	(175)	57	(4)	-	(231)	(367)	4,989

Income tax expense	(1,426)	-	4	51	(17)	1	-	(102)	(63)	(1,489)

Non-controlling interests	(7)	-	-	-	-	-	-	-	-	(7)

Profit after tax from continuing operations	3,923	-	(10)	(124)	40	(3)	-	(333)	(430)	3,493

Profit/(Loss) after tax from discontinued operations	(600)	(23)	6	-	-	-	-	-	(17)	(617)
Profit after tax	3,323	(23)	(4)	(124)	40	(3)	-	(333)	(447)	2,876

PROFIT RECONCILIATION

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CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - TABLE OF CONTENTS

DIRECTORS’ REPORT

The Directors present their report on the Condensed Consolidated Financial Statements for the half year ended 31 March 2019.

Directors

The names of the Directors of the Company who held office during and since the end of the half year are:

Mr DM Gonski, AC	Chairman

Mr SC Elliott	Director and Chief Executive Officer

Ms IR Atlas	Director

Ms PJ Dwyer	Director

Ms SJ Halton, AO PSM	Director

Mr Lee Hsien Yang	Director, retired on 19 December 2018

Mr GR Liebelt	Director

Rt Hon Sir JP Key, GNZM AC	Director

Mr JT MacFarlane	Director

Result

The consolidated profit attributable to shareholders of the Company was $3,173 million, and consolidated profit attributable to shareholders of the Company from continuing operations was $3,243 million. Further details are contained in Group Results on pages 21 to 47 which forms part of this report, and in the Condensed Consolidated Financial Statements.

Review of operations

A review of the operations of the Group during the half year and the results of those operations are contained in the Group Results on pages 21 to 47 which forms part of this report.

Lead auditor’s independence declaration

The lead auditor’s independence declaration given under section 307C of the Corporations Act 2001 (as amended) is set out on page 121 which forms part of this report.

Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by ASIC Corporations Instrument 2016/191.

Significant events since balance date

There have been no significant events from 31 March 2019 to the date of signing of this report.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC	Shayne C Elliott
Chairman	Director

30 April 2019

CONDENSED CONSOLIDATED INCOME STATEMENT

Australia and New Zealand Banking Group Limited

		Half Year[1]			Movement
	Note	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Interest income		15,970	15,478	14,849	3%	8%

Interest expense		(8,671)	(8,314)	(7,499)	4%	16%

Net interest income	2	7,299	7,164	7,350	2%	-1%

Other operating income	2	1,786	2,355	2,659	-24%	-33%

Net income from insurance business	2	77	133	140	-42%	-45%

Share of associates’ profit	2, 17	131	95	88	38%	49%

Operating income		9,293	9,747	10,237	-5%	-9%

Operating expenses	3	(4,365)	(4,928)	(4,473)	-11%	-2%

Profit before credit impairment and income tax		4,928	4,819	5,764	2%	-15%

Credit impairment charge	9	(392)	(280)	(408)	40%	-4%

Profit before income tax		4,536	4,539	5,356	0%	-15%

Income tax expense	4	(1,284)	(1,358)	(1,426)	-5%	-10%

Profit after tax from continuing operations		3,252	3,181	3,930	2%	-17%

Profit/(Loss) after tax from discontinued operations	11	(70)	(95)	(600)	-26%	-88%

Profit for the period		3,182	3,086	3,330	3%	-4%

Comprising:

Profit attributable to shareholders of the Company		3,173	3,077	3,323	3%	-5%

Profit attributable to non-controlling interests		9	9	7	0%	29%

Earnings per ordinary share (cents) including discontinued operations

Basic	6	111.7	107.3	114.2	4%	-2%

Diluted	6	106.4	103.2	108.6	3%	-2%

Earnings per ordinary share (cents) from continuing operations

Basic	6	114.1	110.6	134.8	3%	-15%

Diluted	6	108.7	106.2	127.4	2%	-15%

Dividend per ordinary share (cents)	5	80	80	80	0%	0%

1.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating income and total operating expenses by $91 million for the September 2018 half and $62 million for the March 2018 half.

The notes appearing on pages 86 to 119 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

Australia and New Zealand Banking Group Limited

	As at			Movement
	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v Sep 18	Mar 19 v Mar 18
Profit for the period from continuing operations	3,252	3,181	3,930	2%	-17%

Other comprehensive income

Items that will not be reclassified subsequently to profit or loss

Investment securities - equity securities at FVOCI[1]	176	-	-	n/a	n/a

Other reserve movements	11	5	27	large	-59%

Items that may be reclassified subsequently to profit or loss

Foreign currency translation reserve[2]	834	(238)	460	large	81%

Other reserve movements[1]	517	(37)	174	large	large

Income tax attributable to the above items	(187)	3	(121)	large	55%

Share of associates’ other comprehensive income[3]	13	30	(5)	-57%	large

Other comprehensive income after tax from continuing operations	1,364	(237)	535	large	large

Profit/(Loss) after tax from discontinued operations	(70)	(95)	(600)	-26%	-88%

Other comprehensive income after tax from discontinued operations	42	8	10	large	large

Total comprehensive income for the period	4,588	2,857	3,875	61%	18%
Comprising total comprehensive income attributable to:

Shareholders of the Company	4,578	2,841	3,865	61%	18%

Non-controlling interests	10	16	10	-38%	0%

1.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer to Note 1 and Note 21 for further details. Comparative information has not been restated.

2.	Includes foreign currency translation differences attributable to non-controlling interests of $1 million gain (Sep 18 half: $7 million gain; Mar 18 half: $3 million gain).

3.

Share of associates’ other comprehensive income includes an FVOCI reserve gain of $5 million (available-for-sale revaluation reserve: Sep 18 half: $30 million gain; Mar 18 half: $2 million loss), defined benefits gain of $7 million (Sep 18 half: nil; Mar 18 half: nil) and a foreign currency translation reserve gain of $1 million (Sep 18 half: nil; Mar 18 half: $3 million loss) that may be reclassified subsequently to profit or loss.

The notes appearing on pages 86 to 119 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED BALANCE SHEET

Australia and New Zealand Banking Group Limited

		As At			Movement
Assets	Note	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Cash and cash equivalents[1]		93,996	84,636	82,071	11%	15%

Settlement balances owed to ANZ		4,041	2,319	5,037	74%	-20%

Collateral paid		11,860	11,043	10,863	7%	9%

Trading securities		42,857	37,722	45,058	14%	-5%

Derivative financial instruments		79,375	68,423	70,915	16%	12%

Investment securities[2]		78,882	-	-	n/a	n/a

Available-for-sale assets[2]		-	74,284	70,239	-100%	-100%

Net loans and advances[3]	8	609,255	604,438	589,468	1%	3%

Regulatory deposits		944	882	1,229	7%	-23%

Assets held for sale	11	43,549	45,248	45,278	-4%	-4%

Investment in associates		2,737	2,553	2,481	7%	10%

Current tax assets		500	268	15	87%	large

Deferred tax assets		1,146	900	840	27%	36%

Goodwill and other intangible assets		5,017	4,930	5,338	2%	-6%

Premises and equipment		1,863	1,833	1,892	2%	-2%

Other assets		4,222	3,677	4,946	15%	-15%

Total assets		980,244	943,156	935,670	4%	5%

Liabilities

Settlement balances owed by ANZ		12,371	11,810	10,577	5%	17%

Collateral received		5,726	6,542	9,395	-12%	-39%

Deposits and other borrowings	10	634,989	618,150	616,230	3%	3%

Derivative financial instruments		80,871	69,676	70,624	16%	15%

Current tax liabilities		159	300	371	-47%	-57%

Deferred tax liabilities		48	69	268	-30%	-82%

Liabilities held for sale	11	46,555	47,159	44,773	-1%	4%

Payables and other liabilities		7,641	6,894	7,542	11%	1%

Provisions		2,221	1,972	1,532	13%	45%

Debt issuances	12	129,692	121,179	114,836	7%	13%

Total liabilities		920,273	883,751	876,148	4%	5%

Net assets		59,971	59,405	59,522	1%	1%

Shareholders’ equity

Ordinary share capital	15	26,048	27,205	27,933	-4%	-7%

Reserves	15	1,709	323	541	large	large

Retained earnings	15	32,064	31,737	30,922	1%	4%

Share capital and reserves attributable to shareholders of the Company		59,821	59,265	59,396	1%	1%

Non-controlling interests	15	150	140	126	7%	19%

Total shareholders’ equity		59,971	59,405	59,522	1%	1%

1.	Includes settlement balances owed to ANZ that meet the definition of cash and cash equivalents.

2.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer Note 1 and 21 for further details. Comparative information has not been restated.

3.

On adoption of AASB 9 on 1 October 2018, the Group increased the collectively assessed provisions by $813 million. Comparative information has not been restated. Refer to Note 1 and 21 for further details.

The notes appearing on pages 86 to 119 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

Australia and New Zealand Banking Group Limited

The Condensed Consolidated Cash Flow Statement includes discontinued operations. Please refer to Note 11 for cash flows associated with discontinued operations and cash and cash equivalents reclassified as held for sale.

	Half Year[1]
	Mar 19 $M	Sep 18 $M	Mar 18 $M
Profit after income tax	3,182	3,086	3,330

Adjustments to reconcile to net cash flow from operating activities:

Provision for credit impairment charge	391	280	408

Depreciation and amortisation	428	714	485

(Profit)/loss on sale of premises and equipment	(1)	(4)	-

Net derivatives/foreign exchange adjustment	1,614	5,818	903

(Gain)/loss on sale from divestments	(118)	(125)	(469)

(Gain)/loss on reclassification of businesses to held for sale	-	61	632

Other non-cash movements	(61)	52	(107)

Net (increase)/decrease in operating assets:

Collateral paid	(643)	77	(1,725)

Trading securities	(5,525)	9,713	(1,148)

Loans and advances	1,071	(13,808)	(11,431)

Investments backing policy liabilities[2]	(211)	(3,033)	(881)

Other assets	(1,103)	(330)	(643)

Net increase/(decrease) in operating liabilities:

Deposits and other borrowings	9,056	(1,816)	14,023

Settlement balances owed by ANZ	443	1,257	596

Collateral received	(924)	(3,114)	3,300

Life insurance contract policy liabilities[2]	110	3,133	1,130

Other liabilities	(126)	(292)	494

Total adjustments	4,401	(1,417)	5,567

Net cash inflows/(outflows) from operating activities[3]	7,583	1,669	8,897

Cash flows from investing activities

Investment securities/available-for-sale assets:[4]

Purchases	(16,999)	(10,323)	(13,483)

Proceeds from sale or maturity	13,508	7,922	12,670

Proceeds from divestments	706	104	2,044

Proceeds from Zurich reinsurance arrangement	-	1,000	-

Proceeds from IOOF secured notes	800	-	-

Other assets	(396)	(162)	394

Net cash inflows/(outflows) from investing activities	(2,381)	(1,459)	1,625

Cash flows from financing activities

Debt issuances:[5]

Issue proceeds	16,982	10,383	14,692

Redemptions	(10,781)	(6,154)	(9,744)

Dividends paid[6]	(2,242)	(2,267)	(2,296)

On market purchase of treasury shares	(112)	-	(114)

Share buy-back[6]	(1,120)	(748)	(1,132)

Net cash inflows/(outflows) from financing activities	2,727	1,214	1,406

Net increase in cash and cash equivalents	7,929	1,424	11,928

Cash and cash equivalents at beginning of period	84,964	82,076	68,048

Effects of exchange rate changes on cash and cash equivalents	1,370	1,464	2,100

Cash and cash equivalents at end of period[7]	94,263	84,964	82,076

1.	As a result of restatements impacting prior period balance sheet items, certain items in the Cash Flow Statement have restated accordingly. Refer Note 21 for further information.

2.	Investments backing policy liabilities and life insurance contract policy liabilities have been reclassified as held for sale.

3.	Net cash inflows/(outflows) from operating activities includes income taxes paid of $1,935 million (Sep 18 half: $1,858 million; Mar 18 half: $1,515 million).

4.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer Note 1 and 21 for further details.

5.

Non-cash changes in debt issuances includes fair value hedging loss of $1,459 million (Sep 18 half: $570 million gain; Mar 18 half: $873 million gain) and foreign exchange losses of $1,104 million (Sep 18 half: $2,732 million loss; Mar 18 half: $2,980 million loss).

6.	Shares purchased to satisfy the dividend reinvestment plan in the March 2018 half were reclassified from Share buy-back to Dividends paid to conform with current period presentation.

7.

Includes cash and cash equivalents recognised on the face of balance sheet of $93,996 million (Sep 18: $84,636 million; Mar 18: $82,071 million) and amounts recorded as part of assets held for sale of $267 million (Sep 18: $328 million; Mar 18: $5 million).

The notes appearing on pages 86 to 119 form an integral part of the Condensed Consolidated Financial Statements.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Australia and New Zealand Banking Group Limited

	Ordinary share capital [1] $M	Reserves $M	Retained earnings $M	Share capital and reserves attributable to shareholders of the Company $M	Non- controlling interests $M	Total shareholders’ equity $M

As at 1 October 2017	29,088	37	29,834	58,959	116	59,075

Impact on transition to AASB 15	-	-	22	22	-	22

Profit or loss from continuing operations	-	-	3,923	3,923	7	3,930

Profit or loss from discontinued operations	-	-	(600)	(600)	-	(600)

Other comprehensive income for the period from continuing operations	-	511	21	532	3	535

Other comprehensive income for the period from discontinued operations	-	10	-	10	-	10

Total comprehensive income for the period	-	521	3,344	3,865	10	3,875

Transactions with equity holders in their capacity as equity holders:[2]

Dividends paid	-	-	(2,308)	(2,308)	-	(2,308)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12

Group share buy-back[3]	(1,132)	-	-	(1,132)	-	(1,132)

Other equity movements:[2]

Treasury shares Wealth Australia adjustment	20	-	-	20	-	20

Group employee share acquisition scheme	(43)	-	-	(43)	-	(43)

Other items	-	(17)	18	1	-	1

As at 31 March 2018	27,933	541	30,922	59,396	126	59,522

Profit or loss from continuing operations	-	-	3,172	3,172	9	3,181

Profit or loss from discontinued operations	-	-	(95)	(95)	-	(95)

Other comprehensive income for the period from continuing operations	-	(247)	3	(244)	7	(237)

Other comprehensive income for the period from discontinued operations	-	8	-	8	-	8

Total comprehensive income for the period	-	(239)	3,080	2,841	16	2,857

Transactions with equity holders in their capacity as equity holders:[2]

Dividends paid	-	-	(2,277)	(2,277)	(2)	(2,279)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12

Group share buy-back[3]	(748)	-	-	(748)	-	(748)

Other equity movements:[2]

Treasury shares Wealth Australia adjustment	(22)	-	-	(22)	-	(22)

Group employee share acquisition scheme	42	-	-	42	-	42

Other items	-	21	-	21	-	21

As at 30 September 2018	27,205	323	31,737	59,265	140	59,405

Impact on transition to AASB 9	-	14	(624)	(610)	-	(610)

Profit or loss from continuing operations	-	-	3,243	3,243	9	3,252

Profit or loss from discontinued operations	-	-	(70)	(70)	-	(70)

Other comprehensive income for the period from continuing operations	-	1,351	12	1,363	1	1,364

Other comprehensive income for the period from discontinued operations	-	42	-	42	-	42

Total comprehensive income for the period	-	1,393	3,185	4,578	10	4,588

Transactions with equity holders in their capacity as equity holders:[2]

Dividends paid	-	-	(2,254)	(2,254)	-	(2,254)

Dividend income on treasury shares held within the Group’s life insurance statutory funds	-	-	12	12	-	12

Group share buy-back[3]	(1,120)	-	-	(1,120)	-	(1,120)

Other equity movements:[2]

Treasury shares Wealth Australia adjustment	-	-	-	-	-	-

Group employee share acquisition scheme	(37)	-	-	(37)	-	(37)

Other items	-	(21)	8	(13)	-	(13)

As at 31 March 2019	26,048	1,709	32,064	59,821	150	59,971

1.

No new shares were issued under the Dividend Reinvestment Plan (DRP) for the 2018 final dividend (nil shares for the 2018 Interim dividend; nil shares for the 2017 final dividend) as the shares were purchased on-market and provided directly to the shareholders participating in the DRP. On-market share purchases for the DRP in the March 2019 half were $199 million (Sep 18 half: $200 million; Mar 18 half: $192 million).

2.	Current period and prior periods include discontinued operations.

3.

The Company has completed its $3.0 billion on-market share buy-back of ANZ ordinary shares purchasing $1,120 million worth of shares in the March 2019 half (Sep 18 half: $748 million; Mar 18 half: $1,132 million) resulting in 42.0 million shares being cancelled in the March 2019 half (Sep 18 half: 26.6 million; Mar 18 half: 40.1 million).

The notes appearing on pages 86 to 119 form an integral part of the Condensed Consolidated Financial Statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of preparation

These Condensed Consolidated Financial Statements:

●	have been prepared in accordance with the recognition and measurement requirements of Australian Accounting Standards (AASs);

●

should be read in conjunction with ANZ’s Annual Financial Statements for the year ended 30 September 2018 and any public announcements made by the Parent Entity and its controlled entities (the Group) for the half year ended 31 March 2019 in accordance with the continuous disclosure obligations under the Corporations Act 2001 and the ASX Listing Rules;

●	do not include all notes of the type normally included in ANZ’s Annual Financial Report;

●	are presented in Australian dollars unless otherwise stated; and

●	were approved by the Board of Directors on 30 April 2019.

i)	Statement of Compliance

These Condensed Consolidated Financial Statements have been prepared in accordance with the Corporations Act 2001 and AASB 134 Interim Financial Reporting which ensures compliance with IAS 34 Interim Financial Reporting.

ii)	Accounting policies

These Condensed Consolidated Financial Statements have been prepared on the basis of accounting policies and using methods of computation consistent with those applied in the 2018 ANZ Annual Financial Report with the exception of policies associated with new standards adopted during the period as discussed below.

Discontinued operations are excluded from the results of the continuing operations and are presented as a single line item ‘profit/(loss) after tax from discontinued operations’ in the Condensed Consolidated Income Statement. Notes to the Condensed Consolidated Income Statement have been presented on a continuing basis. Assets and liabilities of discontinued operations have been presented as held for sale in the Condensed Consolidated Balance Sheet as at 31 March 2019.

New standards adopted during the period

AASB 9 Financial Instruments (AASB 9)

The Group has applied AASB 9 effective from 1 October 2018 (with the exception of the ‘own credit’ requirements relating to financial liabilities designated as measured at fair value, which were early adopted by the Group effective from 1 October 2013). In addition the Group chose to early adopt AASB 2017-6 Amendments to Australian Accounting Standards – Prepayment Features with Negative Compensation (AASB 2017-6) effective from 1

October 2018.

AASB 9 and AASB 2017-6 stipulate new requirements for the impairment of financial assets, classification and measurement of financial assets and financial liabilities and general hedge accounting. Details of the key new requirements are outlined below, and a reconciliation of the transitional impact at 1 October 2018 is set out in Note 21.

Impairment

AASB 9 introduces a new impairment model based on expected credit losses (ECL). This model is applied to:

●	Financial assets measured at amortised cost;

●	Debt instruments measured at fair value through other comprehensive income (FVOCI);

●	Lease receivables; and

●	Loan commitments and financial guarantees not measured at fair value through profit or loss (FVTPL).

Expected credit loss impairment model

The measurement of expected credit losses reflects an unbiased, probability weighted prediction which evaluates a range of scenarios and takes into account the time value of money, past events, current conditions and forecasts of future economic conditions.

Expected credit losses are either measured over 12 months or the expected lifetime of the financial asset, depending on credit deterioration since origination, according to the following three-stage approach:

●

Stage 1: At the origination of a financial asset, and where there has not been a significant increase in credit risk since origination, a provision equivalent to 12 months ECL is recognised reflecting the expected credit losses resulting from default events that are possible within the next 12 months from the reporting date. For instruments with a remaining maturity of less than 12 months, expected credit losses are estimated based on default events that are possible over the remaining time to maturity.

●

Stage 2: Where there has been a significant increase in credit risk since origination, a provision equivalent to lifetime ECL is recognised reflecting expected credit losses resulting from all possible default events over the expected life of a financial instrument. If credit risk were to improve in a subsequent period such that the increase in credit risk since origination is no longer considered significant, the exposure returns to a Stage 1 classification and a 12 month ECL applies.

●	Stage 3: Where there is objective evidence of impairment, a provision equivalent to lifetime ECL is recognised.

Expected credit losses are estimated on a collective basis for exposures in Stage 1 and Stage 2, and on either a collective or individual basis when transferred to Stage 3.

Significant increase in credit risk (SICR)

Stage 2 assets are those that have experienced a significant increase in credit risk (SICR) since origination. In determining what constitutes a SICR, the Bank considers both qualitative and quantitative information:

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

i.	Internal credit rating grade

For the majority of portfolios, the primary indicator of a SICR is a significant deterioration in the internal credit rating grade of a facility since origination and is measured by application of thresholds.

For non-retail portfolios, a SICR is determined by comparing the Customer Credit Rating (CCR) applicable to a facility at reporting date to the CCR at origination of that facility. A CCR is assigned to each borrower which reflects the probability of default of the borrower and incorporates both borrower and non-borrower specific information, including forward looking information. CCRs are subject to review at least annually or more frequently when an event occurs which could affect the credit risk of the customer.

For retail portfolios, a SICR is determined by comparing each facility’s scenario weighted lifetime probability of default at the reporting date to the scenario weighted lifetime probability of default at origination. The scenario weighted lifetime probability of default may increase significantly if:

●	there has been a deterioration in the economic outlook, or an increase in economic uncertainty; or

●	there has been a deterioration in the customer’s overall credit position, or ability to manage their credit obligations.

ii.	Backstop criteria

The Bank uses 30 days past due arrears as a backstop criteria for both non-retail and retail portfolios. For retail portfolios only, facilities are required to demonstrate three to six months of good payment behaviour prior to being allocated back to Stage 1.

Measurement of expected credit loss

ECL is calculated as the product of the following credit risk factors at a facility level, discounted to incorporate the time value of money:

●	Probability of default (PD) - the estimate of the likelihood that a borrower will default over a given period;

●	Exposure at default (EAD) - the expected balance sheet exposure at default taking into account repayments of principal and interest, expected additional drawdowns and accrued interest; and

●	Loss given default (LGD) - the expected loss in the event of the borrower defaulting, expressed as a percentage of the facility’s EAD, taking into account direct and indirect recovery costs.

These credit risk factors are adjusted for current and forward looking information through the use of macro-economic variables.

Forward looking information

In applying forward looking information for estimating ECL, the Bank considers four probability-weighted forecast economic scenarios as follows:

(i)	Base case scenario

The base case scenario is ANZ’s view of the most likely future macro-economic conditions. It reflects management’s assumptions used for strategic planning and budgeting, and also informs the Group Internal Capital Adequacy Assessment Process (ICAAP) which is the process the Bank applies in strategic and capital planning over a 3 year time horizon;

(ii)	Upside and (iii) Downside scenarios

The upside and downside scenarios are fixed by reference to average economic cycle conditions (that is, they are not based on the economic conditions prevailing at balance date) and are based on a combination of more optimistic (in the case of the upside) and pessimistic (in the case of the downside) economic events and uncertainty over long term horizons; and

(iv)	Severe downside scenario

The severe downside scenario is fixed by reference to average economic cycle conditions and accounts for the potentially severe impact of less likely extremely adverse economic conditions. It reflects macro-economic conditions of a downturn economic event with a probability of occurrence once every 25 years.

The four scenarios are described in terms of macro-economic variables used in the PD, LGD and EAD models (collectively the ECL models) depending on the portfolio and country of the borrower. Examples of the variables include unemployment rates, GDP growth rates, house price indices, commercial property price indices and consumer price indices.

Probability weighting each scenario is determined by management by considering risks and uncertainties surrounding the base case scenario, as well as specific portfolio considerations where required. The Group’s Credit and Market Risk Committee (CMRC) is responsible for reviewing and approving forecast economic scenarios and the associated probability weights applied to each scenario.

Where applicable, adjustments may be made to account for situations where known or expected risks have not been adequately addressed in the modelling process. CMRC is responsible for approving such adjustments.

Expected Life

When estimating ECL for exposures in Stage 2 and 3, the Bank considers the expected lifetime over which it is exposed to credit risk.

For non-retail portfolios, the Bank uses the maximum contractual period as the expected lifetime for non-revolving credit facilities. For non-retail revolving credit facilities, such as corporate lines of credit, the expected life reflects the Bank’s contractual right to withdraw a facility as part of a contractually agreed annual review, after taking into account the applicable notice period.

For retail portfolios, the expected lifetime is determined using behavioural term, taking into account expected prepayment behaviour and substantial modifications.

Definition of default, credit impaired and write-offs

The definition of default used in measuring expected credit losses is aligned to the definition used for internal credit risk management purposes across all portfolios. This definition is also in line with the regulatory definition of default. Default occurs when there are indicators that a debtor is unlikely to fully satisfy contractual credit obligations to the Group, or the exposure is 90 days past due.

Financial assets, including those that are well secured, are considered credit impaired for financial reporting purposes when they default.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

When there is no realistic probability of recovery, loans are written off against the related impairment allowance on completion of the Bank’s internal processes and when all reasonably expected recoveries have been collected. In subsequent periods, any recoveries of amounts previously written-off are credited to credit impairment charge in the income statement.

Modified financial assets

If the terms of a financial asset are modified or an existing financial asset is replaced with a new one for either credit or commercial reasons, an assessment is made to determine if the changes to the terms of the existing financial asset are considered substantial. This assessment considers both changes in cash flows arising from the modified terms as well as changes in the overall instrument risk profile; for example, changes in the principal (credit limit), term, or type of underlying collateral. Where a modification is considered non-substantial, the existing financial asset is not derecognised and its date of origination continues to be used to determine SICR. Where a modification is considered substantial, the existing financial asset is derecognised and a new financial asset is recognised at its fair value on the modification date, which also becomes the date of origination used to determine SICR for this new asset.

Classification and measurement

Financial assets - general

There are three measurement classifications for financial assets under AASB 9: amortised cost, fair value through profit or loss (FVTPL) and fair value through other comprehensive income (FVOCI). Financial assets are classified into these measurement classifications on the basis of two criteria:

●	the business model within which the financial asset is managed; and

●	the contractual cash flow characteristics of the financial asset (specifically whether the contractual cash flows represent solely payments of principal and interest).

The resultant financial asset classifications are as follows:

●

Amortised cost: Financial assets with contractual cash flows that comprise solely payments of principal and interest only and which are held in a business model whose objective is to collect their cash flows;

●

FVOCI: Financial assets with contractual cash flows that comprise solely payments of principal and interest only and which are held in a business model whose objective is to collect their cash flows or to sell; and

●	FVTPL: Any other financial assets not falling into the categories above are measured at FVTPL.

Fair Value Option for Financial Assets

A financial asset may be irrevocably designated at fair value through profit or loss on initial recognition when the designation eliminates or significantly reduces an accounting mismatch that would otherwise arise.

Financial assets - equity instruments

Non-traded equity investments may be designated at FVOCI on an instrument by instrument basis. If this election is made, gains or losses are not reclassified from other comprehensive income to profit or loss on disposal of the investment. However, gains or losses may be reclassified within equity.

Financial liabilities

The classification and measurement requirements for financial liabilities under AASB 9 are largely consistent with AASB 139 Financial Instruments: Recognition and Measurement (AASB 139) with the exception that for financial liabilities designated as measured at fair value, gains or losses relating to changes in the entity’s own credit risk are included in other comprehensive income, except where doing so would create or enlarge an accounting mismatch in profit or loss. This part of the standard was early adopted by the Group on 1 October 2013.

Financial liabilities are measured at amortised cost, or fair value through profit or loss (when they are held for trading). Additionally, financial liabilities can be designated at FVTPL where:

●	The designation eliminates or significantly reduces an accounting mismatch which would otherwise arise; or

●	A group of financial liabilities are managed and their performance is evaluated on a fair value basis, in accordance with a documented risk management strategy; or

●	The financial liability contains one or more embedded derivatives unless:

a)	the embedded derivative does not significantly modify the cash flows that otherwise would be required by the contract, or

b)	the embedded derivative is closely related to the host financial liability.

General hedge accounting

AASB 9 introduces new hedge accounting requirements which more closely align accounting with risk management activities undertaken when hedging financial and non-financial risks. The Group has exercised an accounting policy choice to continue to apply the AASB 139 hedge accounting requirements until the International Accounting Standards Board’s ongoing Dynamic Risk Management (macro hedging) project is completed.

AASB 15 Revenue from Contracts with Customers (AASB 15)

The Group adopted AASB 15 from 1 October 2018 which resulted in changes in accounting policies and adjustments to amounts recognised in the half year condensed consolidated financial statements. The standard requires identification of distinct performance obligations within a contract, and allocation of the transaction price of the contract to those performance obligations. Revenue is then recognised as each performance obligation is satisfied. The standard also provides guidance on whether an entity is acting as a principal or an agent which impacts the presentation of revenue on a gross or net basis. In accordance with the transitional provisions of AASB 15, the Group has adopted the full retrospective transition approach. Under this approach, the cumulative effect of initially applying the standard has been recognised as an adjustment to opening retained earnings as at 1 October 2017 and comparative information for the 2018 reporting period has been restated.

The adoption of AASB 15 resulted in the following changes in accounting policy:

i)

Recognition of trail commission revenue: trail commission revenue previously recognised over time is now recognised at the time the Group initially distributes the underlying product to the customer where it is highly probable the revenue will not need to be reversed in future periods.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

This policy change resulted in an adjustment to the opening balances of Other assets $32 million, Deferred tax liabilities $10 million and Retained earnings $22 million as at 1 October 2017 to recognise revenue that qualifies for upfront recognition under AASB 15 but was not previously recognised under AASB 118 Revenue (AASB 118). The change did not impact net profit or earnings per share in the comparative periods.

ii)

Presentation: Certain credit card loyalty costs and other costs will be presented as operating expenses where the Group has assessed that it is acting as principal (rather than an agent). Previously these costs were presented as a reduction of other operating income. In addition, certain incentives received from card scheme providers related to card marketing activities will be presented as operating income where the Group has assessed that it is acting as principal (rather than an agent). Previously these incentives were presented as a reduction of operating expenses.

The presentation of these costs under AASB 15 increased other operating income and operating expenses by $91 million and $62 million in the comparative periods ending 30 September 2018 and 31 March 2018 respectively. The changes did not impact net profit or earnings per share in the comparative periods.

iii)	Basis of measurement

The financial information has been prepared in accordance with the historical cost basis except that the following assets and liabilities are stated at their fair value:

●	derivative financial instruments as well as, in the case of fair value hedging, the fair value adjustment on the underlying hedged exposure;

●	financial assets and liabilities held for trading;

●	financial assets and liabilities designed at fair value through profit and loss;

●	available-for-sale financial assets (applicable prior to 1 October 2018);

●	financial assets at fair value through other comprehensive income (applicable from 1 October 2018);

●	assets and liabilities held for sale (except those at carrying value as per Note 11).

In accordance with AASB 1038 Life Insurance Contracts, life insurance liabilities are measured using the Margin on Services model.

In accordance with AASB 119 Employee Benefits, defined benefit obligations are measured using the Projected Unit Credit method.

iv)	Use of estimates, assumptions and judgements

The preparation of these Condensed Consolidated Financial Statements requires the use of management judgement, estimates and assumptions that affect reported amounts and the application of accounting policies. Discussion of the critical accounting estimates and judgements, which include complex or subjective decisions or assessments are provided in Note 1 of the 2018 ANZ Annual Financial Report. Such estimates and judgements are reviewed on an ongoing basis.

Investments in associates

At 31 March 2019, the impairment assessment of non-lending assets identified that one of the Group’s associate investments AMMB Holdings Berhad (AmBank) had indicators of impairment. Although its market value (based on share price) was below its carrying value, no impairment was recognised as the carrying value was supported by its value in use (VIU).

The VIU calculation is sensitive to a number of key assumptions, including discount rates, long term growth rates, future profitability and capital levels. A change in key assumptions could have an adverse impact on the recoverable amount of the investment. The key assumptions used in the VIU calculations are outlined below:

As at 31 Mar 19
AmBank
Carrying value supported by VIU calculation ($m)	1,497

Post-tax discount rate	11.2%

Terminal growth rate	4.8%

Expected NPAT growth (compound annual growth rate - 5 years)	4.5%

Core equity tier 1 ratio	11.8% to 12.5%

Investment securities (comparative information shown in available-for-sale assets)

As a result of persistent illiquidity of the quoted share price of Bank of Tianjin (BoT), the Group determines the fair value based on a valuation model using comparable bank pricing multiples. Judgement is required in both the selection of the model and inputs used.

Customer remediation provision

At 31 March 2019, the Group has recognised provisions of $698 million (Sep 18: $602 million; Mar 18: $141 million) in respect of customer remediation and related costs.

Determining the amount of the provisions, which represent management’s best estimate of the cost of settling the identified matters, requires the exercise of significant judgement. It will often be necessary to form a view on a number of different assumptions, including the number of impacted customers, the average refund per customer and the associated remediation costs.

Consequently, the appropriateness of the underlying assumptions is reviewed on a regular basis against actual experience and other relevant evidence, and adjustments are made to the provisions where appropriate.

Assets and liabilities held for sale

When classifying assets and liabilities as held for sale, judgement is required when assessing whether it is highly probable that contracted sales will complete within 12 months after balance date, particularly when the sale is subject to third party approvals. Management constantly reviews the status of each sale transaction to ensure the classification remains appropriate.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Management is required to exercise significant judgement when assessing the fair value less costs to sell for assets and liabilities held for sale. The judgemental factors include determining: costs to sell, allocation of goodwill, indemnities provided under the sale contract and consideration received - particularly where elements of consideration are contingent in nature. Any impairment we record is based on the best available evidence of fair value compared to the carrying value before the impairment. The final sale price may be different to the fair value we estimate when recording the impairment. Management regularly assess the appropriateness of the underlying assumptions against actual outcomes and other relevant evidence and adjustments are made to fair value where appropriate.

Useful lives of software

Management judgement is used to assess the useful life of software assets. A number of factors can influence the useful lives of software assets, including changes to business strategy, significant divestments and the underlying pace of technological change.

The Group reassess the useful lives of software assets on an annual basis. During the September 2018 half, certain software assets in the Institutional and Australia divisions had their useful life reassessed.

iv)	Rounding of amounts

The amounts contained in these Condensed Consolidated Financial Statements have been rounded to the nearest million dollars, except where otherwise indicated, as permitted by Australian Securities and Investments Commission Corporations Instrument 2016/191.

v)	Future accounting developments

General hedge accounting

AASB 9 introduces new hedge accounting requirements which more closely align accounting with risk management activities undertaken when hedging financial and non-financial risks.

AASB 9 provides the Group with an accounting policy choice to continue to apply the AASB 139 Financial Instruments: Recognition and Measurement (AASB 139) hedge accounting requirements until the International Accounting Standards Board’s ongoing project on macro hedge accounting is completed.

AASB 16 Leases (AASB 16)

The final version of AASB 16 was issued in February 2016 and is not effective for the Group until 1 October 2019. AASB 16 requires a lessee to recognise its:

●	right to use the underlying leased asset, as a right-of-use asset; and

●	obligation to make lease payments as a lease liability.

AASB 16 substantially carries forward the lessor accounting requirements in AASB 117 Leases.

The Group is in the process of assessing the impact of the application of AASB 16 and is not yet able to reasonably estimate the impact on its financial statements.

AASB 17 Insurance Contracts (AASB 17)

The final version of AASB 17 was issued in July 2017 and is not effective for the Group until 1 October 2021. It will replace AASB 4 Insurance Contracts, AASB 1023 General Insurance Contracts and AASB 1038 Life Insurance Contracts. AASB 17 establishes principles for the recognition, measurement, presentation and disclosure of insurance contracts.

The measurement, presentation and disclosure requirements under AASB 17 are significantly different from current accounting standards. Although the overall profit recognised in respect of insurance contracts will not change, it is expected that the timing of profit recognition will change.

The Group anticipates that this standard will impact profit measurement of businesses being sold which form part of discontinued operations. This standard is not expected to have a material impact on continuing operations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

2.    Income

	Half Year[1]			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Interest income	15,970	15,478	14,849	3%	8%

Interest expense	(8,493)	(8,136)	(7,322)	4%	16%

Major bank levy	(178)	(178)	(177)	0%	1%

Net interest income	7,299	7,164	7,350	2%	-1%

i) Fee and commission income

Lending fees[2]	303	309	343	-2%	-12%

Non-lending fees	1,507	1,529	1,525	-1%	-1%

Commissions	48	46	46	4%	4%

Funds management income	128	108	140	19%	-9%

Fee and commission income	1,986	1,992	2,054	0%	-3%

Fee and commission expense	(721)	(663)	(673)	9%	7%

Net fee and commission income	1,265	1,329	1,381	-5%	-8%

ii) Other income

Net foreign exchange earnings and other financial instruments income[3]	380	896	770	-58%	-51%

Sale of Asia Retail and Wealth businesses	-	-	99	n/a	-100%

Sale of SRCB	-	-	233	n/a	-100%

Sale of MCC	-	121	119	-100%	-100%

Sale of Cambodia JV	-	(42)	-	-100%	n/a

Sale of PNG Retail, Commercial & SME	-	(19)	-	-100%	n/a

Sale of OPL NZ	82	(3)	-	large	n/a

Sale of Paymark	37	-	-	n/a	n/a

Other[4]	22	73	57	-70%	-61%

Other income	521	1,026	1,278	-49%	-59%

Other operating income	1,786	2,355	2,659	-24%	-33%

iii) Net income from insurance business

Investment income	-	(1)	1	-100%	-100%

Insurance premium income	91	155	141	-41%	-35%

Commission expense	4	2	6	100%	-33%

Claims	(26)	(36)	(31)	-28%	-16%

Changes in policy liabilities	8	13	23	-38%	-65%

Net income from insurance business	77	133	140	-42%	-45%

iv) Share of associates’ profit	131	95	88	38%	49%

Operating income[5]	9,293	9,747	10,237	-5%	-9%

1.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating income by $91 million for the September 2018 half and $62 million for the March 2018 half.

2.	Lending fees exclude fees treated as part of the effective yield calculation in interest income.

3.

Includes fair value movements (excluding realised and accrued interest) on derivatives not designated as accounting hedges entered into to manage interest rate and foreign exchange risk on funding instruments, ineffective portions of cash flow hedges, and fair value movements in financial assets and liabilities designated at fair value through profit and loss.

4.	Other income includes external dividend income of nil (Sep 18 half: $39 million; Mar 18 half: nil).

5.	Includes charges associated with customer remediation of $64 million for the March 2019 half (Sep 18 half: $196 million; Mar 18 half: $32 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

3.    Operating expenses

	Half Year[1]			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

i) Personnel

Salaries and related costs	2,127	2,092	2,133	2%	0%

Superannuation costs	146	141	149	4%	-2%

Other	97	123	120	-21%	-19%

Personnel expenses	2,370	2,356	2,402	1%	-1%

ii) Premises

Rent	232	236	232	-2%	0%

Other	174	180	163	-3%	7%

Premises expenses	406	416	395	-2%	3%

iii) Technology

Depreciation and amortisation	337	371	368	-9%	-8%

Licences and outsourced services	333	348	327	-4%	2%

Accelerated amortisation[2]	-	251	-	-100%	n/a

Other	94	114	120	-18%	-22%

Technology expenses	764	1,084	815	-30%	-6%

iv) Restructuring	51	149	78	-66%	-35%

v) Other

Advertising and public relations	97	140	108	-31%	-10%

Professional fees	229	286	244	-20%	-6%

Freight, stationery, postage and communication	107	107	116	0%	-8%

Royal Commission legal costs	13	39	16	-67%	-19%

Other	328	351	299	-7%	10%

Other expenses	774	923	783	-16%	-1%

Operating expenses[3]	4,365	4,928	4,473	-11%	-2%

1.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating expense by $91 million for the September 2018 half and $62 million for the March 2018 half.

2.	Accelerated amortisation charge relates to certain software assets in the Institutional and Australia divisions following the reassessment of their useful lives.

3.	Includes customer remediation expenses of $36 million for the March 2019 half (Sep 18 half: $156 million; Mar 18 half: $35 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

4.     Income tax expense

Reconciliation of the prima facie income tax expense on pre-tax profit with the income tax expense recognised in the profit and loss.

	Half Year			Movement
	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Profit before income tax from continuing operations	4,536	4,539	5,356	0%	-15%

Prima facie income tax expense at 30%	1,361	1,362	1,607	0%	-15%

Tax effect of permanent differences:

Sale of SRCB	-	-	(84)	n/a	-100%

Sale of MCC	-	(41)	(37)	-100%	-100%

Sale of Cambodia JV	-	13	-	-100%	n/a

Sale of PNG Retail, Commercial & SME	-	8	-	-100%	n/a

Sale of OPL NZ	(10)	-	-	n/a	n/a

Sale of Paymark	(10)	-	-	n/a	n/a

Share of associates’ profit	(39)	(29)	(26)	34%	50%

Interest on convertible instruments	33	33	34	0%	-3%

Overseas tax rate differential	(64)	(13)	(45)	large	42%

Provision for foreign tax on dividend repatriation	9	27	5	-67%	80%

Tax provisions no longer required	-	(18)	(23)	-100%	-100%

Other	-	13	(5)	-100%	-100%

Subtotal	1,280	1,355	1,426	-6%	-10%

Income tax (over)/under provided in previous years	4	3	-	33%	n/a

Income tax expense	1,284	1,358	1,426	-5%	-10%

Australia	771	850	949	-9%	-19%

Overseas	513	508	477	1%	8%

Income tax expense	1,284	1,358	1,426	-5%	-10%

Effective tax rate	28.3%	29.9%	26.6%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

5.    Dividends

Dividend per ordinary share (cents) - including discontinued operations	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Interim (fully franked)	80	-	80	n/a	0%

Final (fully franked)	-	80	-	n/a	n/a

Total	80	80	80	0%	0%

Ordinary share dividend ($M)[1]

Interim dividend	-	2,317	-	n/a	n/a

Final dividend	2,295	-	2,350	n/a	-2%

Bonus option plan adjustment	(41)	(40)	(42)	3%	-2%

Total	2,254	2,277	2,308	-1%	-2%

Ordinary share dividend payout ratio (%)[2]	71.4%	74.6%	69.7%

1.

Dividends paid to ordinary equity holders of the Company. Excludes dividends paid by subsidiaries of the Group to non-controlling equity holders (Mar 19 half: nil, Sep 18 half: $1.6 million, Mar 18 half: nil).

2.

Dividend payout ratio is calculated using the proposed 2019 interim dividend of $2,267 million (not shown in the above table). The proposed 2019 interim dividend of $2,267 million is based on the forecast number of ordinary shares on issue at the dividend record date. Dividend payout ratios for the September 2018 and March 2018 halves were calculated using actual dividend paid of $2,295 million and $2,317 million respectively.

Ordinary Shares

The Directors propose that an interim dividend of 80 cents be paid on each eligible fully paid ANZ ordinary share on 1 July 2019. The proposed 2019 interim dividend will be fully franked for Australian tax purposes. New Zealand imputation credits of NZ 9 cents per ordinary share will also be attached.

ANZ has a Dividend Reinvestment Plan (DRP) and a Bonus Option Plan (BOP) that will operate in respect of the proposed 2019 interim dividend.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

6.    Earnings per share

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Earnings Per Share (EPS) - Basic

Earnings Per Share (cents)	111.7	107.3	114.2	4%	-2%

Earnings Per Share (cents) from continuing operations[1]	114.1	110.6	134.8	3%	-15%

Earnings Per Share (cents) from discontinued operations	(2.4)	(3.3)	(20.6)	-27%	-88%

Earnings Per Share (EPS) - Diluted

Earnings Per Share (cents)	106.4	103.2	108.6	3%	-2%

Earnings Per Share (cents) from continuing operations[1]	108.7	106.2	127.4	2%	-15%

Earnings Per Share (cents) from discontinued operations	(2.3)	(3.0)	(18.8)	-23%	-88%

Reconciliation of earnings used in earnings per share calculations

Basic:

Profit for the period ($M)	3,182	3,086	3,330	3%	-4%

Less: Profit attributable to non-controlling interests ($M)	9	9	7	0%	29%

Earnings used in calculating basic earnings per share ($M)	3,173	3,077	3,323	3%	-5%

Less: Profit/(Loss) after tax from discontinued operations ($M)	(70)	(95)	(600)	-26%	-88%

Earnings used in calculating basic earnings per share from continuing operations ($M)	3,243	3,172	3,923	2%	-17%

Diluted:

Earnings used in calculating basic earnings per share ($M)	3,173	3,077	3,323	3%	-5%

Add: Interest on convertible subordinated debt ($M)	137	138	141	-1%	-3%

Earnings used in calculating diluted earnings per share ($M)	3,310	3,215	3,464	3%	-4%

Less: Profit/(Loss) after tax from discontinued operations ($M)	(70)	(95)	(600)	-26%	-88%

Earnings used in calculating diluted earnings per share from continuing operations ($M)	3,380	3,310	4,064	2%	-17%

Reconciliation of weighted average number of ordinary shares (WANOS) used in earnings per share calculations[1,2]

WANOS used in calculating basic earnings per share (M)	2,841.3	2,867.1	2,909.6	-1%	-2%

Add: Weighted average dilutive potential ordinary shares (M)

Convertible subordinated debt (M)	260.5	240.6	269.7	8%	-3%

Share based payments (options, rights and deferred shares) (M)	8.4	9.5	10.0	-12%	-16%

WANOS used in calculating diluated earnings per share (M)	3,110.2	3,117.2	3,189.3	0%	-2%

1.

Post completion of the successor funds transfer performed in preparation for the sales of the Group’s wealth businesses to Zurich and IOOF (see Note 11), Treasury shares held in Wealth Australia will cease to be eliminated in the Group’s consolidated financial statements and will be included in the denominator used in calculating earnings per share. If the weighted average number of Treasury shares held in Wealth Australia was included in the denominator used in calculating earnings per share from continuing operations for the half year ended 31 March 2019, basic earnings per share from continuing operations would have been 113.5 cents (Sep 18 half: 110.1 cents; Mar 18 half: 134.1 cents) and diluted earnings per share from continuing operations would have been 108.1 cents (Sep 18 half: 105.7 cents; Mar 18 half: 126.8 cents).

2.	Weighted average number of ordinary shares excludes the weighted average number of Treasury shares held in ANZEST and Wealth Australia as summarised in the table below:

	Mar 19 half (Million)	Sep 18 half (Million)	Mar 18 half (Million)
ANZEST Pty Ltd	4.9	5.5	6.3
Wealth Australia	15.6	15.1	15.0
Total Treasury shares	20.5	20.6	21.3

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

7.    Segment analysis

i)  Description of segments

The Group operates on a divisional structure with six continuing divisions: Australia, New Zealand, Institutional, Pacific, Wealth Australia, and TSO and Group Centre. For further information on the composition of divisions refer to the Definitions on page 137.

The presentation of divisional results has been impacted by a number of methodology and structural changes during the period. Prior period comparatives have been restated as follows:

•

The methodology for allocating earnings on capital at a business unit level has changed from Economic Capital to Regulatory Capital. While neutral at a Group level, this change has impacted net interest income at the divisional level;

•

The residual Asia Retail and Wealth businesses have been transferred from the former Asia Retail and Pacific division to TSO and Group Centre division. The remaining segment has been renamed Pacific division; and

•

ANZ’s lenders mortgage insurance, share investing and general insurance distribution businesses which were previously part of the continuing operations of Wealth Australia now form part of the Australia division (ANZ’s financial planning business continues to be part of the continuing operations of the Wealth Australia division).

The divisional results were also impacted by the adoption of two new accounting standards:

•

AASB 9 - the Group implemented an expected credit loss methodology for impairment of financial assets, and revised the classification and measurement of certain financial assets from 1 October 2018. Consequently, the Group increased its provision for credit impairment by $813 million through opening retained earnings. Comparative information has not been restated.

•

AASB 15 - the main impact of adoption is that certain items previously netted are now presented gross in operating income and operating expenses. Comparative information has been restated which increased total operating income for the September 2018 half by $91 million (Mar 18 half: $62 million) and increased total operating expenses by the same amount.

Other than those described above, there have been no other significant changes. The divisions reported below are consistent with internal reporting provided to the chief operating decision maker, being the Chief Executive Officer.

ii)  Operating segments

ANZ measures the performance of continuing segments on a cash profit basis. To calculate cash profit, certain non-core items are removed from statutory profit. Details of these items are included in the ‘Other items’ section of this note. Transactions between divisions across segments within ANZ are conducted on an arm’s-length basis and disclosed as part of the income and expenses of these segments.

For information on discontinued operations please refer to Note 11.

	Australia $M	Institutional $M	New Zealand $M	Wealth Australia $M	Pacific $M	TSO and Group Centre $M	Other items[1] $M	Group Total $M
March 2019 Half Year

Net interest income	4,091	1,579	1,385	1	68	175	-	7,299

Net fee and commission income

- Lending fees	144	144	8	-	7	-	-	303

- Non-lending fees	708	435	354	-	20	(10)	-	1,507

- Commissions	22	-	21	18	-	(13)	-	48

- Funds management income	2	1	120	8	-	(3)	-	128

- Fee and commission expense	(322)	(168)	(227)	-	(4)	-	-	(721)

Net income from insurance business	52	-	18	-	-	-	7	77

Other income	18	714	4	-	27	218	(460)	521

Share of associates’ profit	1	-	4	-	-	126	-	131

Operating income[2]	4,716	2,705	1,687	27	118	493	(453)	9,293

Profit after tax from continuing operations	1,733	1,012	753	(30)	33	63	(321)	3,243

Profit/(Loss) after tax from discontinued operations	-	-	-	(17)	-	(33)	(20)	(70)

Profit after tax attributable to shareholders	1,733	1,012	753	(47)	33	30	(341)	3,173

1.

In evaluating the performance of the operating segments, certain items are removed from statutory profit where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

2.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating income by $91 million for the September 2018 half and $62 million for the March 2018 half.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

	Australia $M	Institutional $M	New Zealand $M	Wealth Australia $M	Pacific $M	TSO and Group Centre $M	Other items[1] $M	Group Total $M

September 2018 Half Year

Net interest income	4,122	1,513	1,342	1	66	120	-	7,164

Net fee and commission income

- Lending fees	158	136	8	-	7	-	-	309

- Non-lending fees	768	409	326	-	20	6	-	1,529

- Commissions	18	-	23	21	-	(16)	-	46

- Funds management income	-	2	118	(8)	-	(4)	-	108

- Fee and commission expense	(300)	(147)	(210)	-	(4)	(2)	-	(663)

Net income from insurance business	70	1	57	-	-	-	5	133

Other income	9	634	2	(1)	30	107	245	1,026

Share of associates’ profit	(1)	-	4	-	-	92	-	95

Operating income[2]	4,844	2,548	1,670	13	119	303	250	9,747

Profit after tax from continuing operations	1,726	713	772	(57)	39	(199)	178	3,172

Profit/(Loss) after tax from discontinued operations	-	-	-	(51)	-	(14)	(30)	(95)

Profit after tax attributable to shareholders	1,726	713	772	(108)	39	(213)	148	3,077

March 2018 Half Year

Net interest income	4,325	1,480	1,309	1	65	170	-	7,350

Net fee and commission income

- Lending fees	195	133	7	-	7	1	-	343

- Non-lending fees	726	423	331	-	19	26	-	1,525

- Commissions	21	-	19	23	-	(17)	-	46

- Funds management income	6	3	112	24	-	(5)	-	140

- Fee and commission expense	(309)	(142)	(207)	-	(4)	(11)	-	(673)

Net income from insurance business	57	-	60	(1)	-	10	14	140

Other income	32	614	20	2	25	232	353	1,278

Share of associates’ profit	-	-	1	-	-	87	-	88

Operating income[2]	5,053	2,511	1,652	49	112	493	367	10,237

Profit after tax from continuing operations	1,983	767	749	(26)	33	(13)	430	3,923

Profit/(Loss) after tax from discontinued operations	-	-	-	(585)	-	(32)	17	(600)

Profit after tax attributable to shareholders	1,983	767	749	(611)	33	(45)	447	3,323

1.

In evaluating the performance of the operating segments, certain items are removed from statutory profit where they are not considered integral to the ongoing performance of the segment and are evaluated separately.

2.

On adoption of AASB 15, the Group reclassified certain items previously netted which are now presented gross in operating income and operating expenses. Comparative information has been restated accordingly which increased total operating income by $91 million for the September 2018 half and $62 million for the March 2018 half.

iii) Other items

The table below sets out the profit after tax impact of other items which are removed from statutory profit to reflect the cash profit of each segment.

		Half Year			Movement
Item gains/(losses)	Related segment	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Revaluation of policy liabilities	New Zealand, TSO and Group Centre	(77)	4	10	large	large

Economic hedges	Institutional, TSO and Group Centre	(185)	124	124	large	large

Revenue and expense hedges	TSO and Group Centre	(60)	49	(40)	large	51%

Structured credit intermediation trades	Institutional	1	1	3	0%	-67%

Sale of SRCB	TSO and Group Centre	-	-	333	n/a	-100%

Total profit after tax from continuing operations		(321)	178	430	large	large

Treasury shares adjustment	Wealth Australia	18	(30)	23	large	-22%

Revaluation of policy liabilities	Wealth Australia	(38)	-	(6)	n/a	large

Total profit after tax from discontinued operations		(20)	(30)	17	-33%	large

Total profit after tax		(341)	148	447	large	large

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

8.    Net loans and advances

	As at			Movement
	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Australia

Overdrafts	5,832	5,741	5,843	2%	0%

Credit cards outstanding	8,168	8,372	8,629	-2%	-5%

Commercial bills outstanding	6,441	6,861	7,467	-6%	-14%

Term loans - housing	268,766	271,554	270,631	-1%	-1%

Term loans - non-housing	132,733	134,503	125,901	-1%	5%

Lease receivables	966	1,059	1,080	-9%	-11%

Hire purchase contracts	561	548	893	2%	-37%

Total Australia	423,467	428,638	420,444	-1%	1%

Asia, Pacific, Europe & America

Overdrafts	611	491	538	24%	14%

Credit cards outstanding	12	12	13	0%	-8%

Term loans - housing	770	767	729	0%	6%

Term loans - non-housing	61,405	59,446	53,971	3%	14%

Lease receivables	305	180	210	69%	45%

Other	13	14	17	-7%	-24%

Total Asia, Pacific, Europe & America	63,116	60,910	55,478	4%	14%

New Zealand

Overdrafts	1,040	829	809	25%	29%

Credit cards outstanding	1,552	1,506	1,558	3%	0%

Term loans - housing	79,410	73,833	73,751	8%	8%

Term loans - non-housing	42,930	40,456	41,306	6%	4%

Lease receivables	162	168	182	-4%	-11%

Hire purchase contracts	1,592	1,473	1,411	8%	13%

Total New Zealand	126,686	118,265	119,017	7%	6%

Sub-total	613,269	607,813	594,939	1%	3%

Unearned income	(446)	(430)	(441)	4%	1%

Capitalised brokerage/mortgage origination fees[1]	947	997	1,044	-5%	-9%

Gross loans and advances (including assets reclassified as held for sale)	613,770	608,380	595,542	1%	3%

Allowance for expected credit losses (refer to Note 9)[2,3,4]	(3,627)	(2,943)	(3,073)	23%	18%

Net loans and advances (including assets reclassified as held for sale)	610,143	605,437	592,469	1%	3%

Net loans and advances held for sale (refer to Note 11)	(888)	(999)	(3,001)	-11%	-70%

Net loans and advances	609,255	604,438	589,468	1%	3%

1.	Capitalised brokerage/mortgage origination fees are amortised over the expected life of the loan.

2.	On adoption of AASB 9 on 1 October 2018, the Group increased the collectively assessed provision by $813 million. Comparative information has not been restated. Refer to Note 21 for further details.

3.

$500 million of collectively assessed provisions for credit impairment attributable to off-balance sheet credit related commitments at 30 September 2018 (Mar 18: $522 million) were reclassified from Net loans and advances at amortised cost to Other provisions to enhance comparability with current period presentation.

4.	Provision for credit impairment includes individually assessed provisions against off balance-sheet credit exposures of $26 million as at 31 March 2019 (Sep 18: $26 million; Mar 18: $26 million).

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.    Allowance for expected credit losses

As described in Note 1, the Group adopted AASB 9 effective from 1 October 2018 which resulted in the application of an expected credit loss (ECL) model for measuring impairment of financial assets and amendments to the presentation of credit impairment information for the March 2019 half. Comparative information has not been restated.

The following tables present the movement in the allowance for ECL (including allowance for ECL reclassified as held for sale) for the March 2019 half.

Net loans and advances - at amortised cost

Allowance for ECL is included in Net loans and advances.			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
As at 1 October 2018	920	1,391	359	894	3,564

Transfer between stages	133	(228)	(53)	148	-

New and increased provisions (net of releases)	(124)	244	74	475	669

Write-backs	-	-	-	(152)	(152)

Bad debts written off (excluding recoveries)	-	-	-	(498)	(498)

Foreign currency translation and other movements	11	8	1	(2)	18

As at 31 March 2019	940	1,415	381	865	3,601

Investment securities - debt securities at amortised cost

Allowance for ECL is included in Investment securities.			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
As at 1 October 2018	9	2	-	-	11

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	2	(1)	-	-	1

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	-	-	-	-	-

As at 31 March 2019	11	1	-	-	12

Investment securities - debt securities at FVOCI
Allowance for ECL does not change the carrying amount which remains at fair value. Instead, the allowance for ECL is recognised in Other Comprehensive Income (OCI), with a corresponding charge to profit or loss.

			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
As at 1 October 2018	14	-	-	-	14

Transfer between stages	-	-	-	-	-

New and increased provisions (net of releases)	(3)	-	-	-	(3)

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	-	-	-	-	-

As at 31 March 2019	11	-	-	-	11

Off-balance sheet commitments - undrawn and contingent facilities
The collectively assessed allowance for ECL is included in Provisions. The individually assessed allowance for ECL is included in Net loans and advances.

			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
As at 1 October 2018	474	166	15	26	681

Transfer between stages	19	(19)	-	-	-

New and increased provisions (net of releases)	(34)	3	(1)	1	(31)

Write-backs	-	-	-	-	-

Bad debts written off (excluding recoveries)	-	-	-	-	-

Foreign currency translation and other movements	5	2	-	(1)	6

As at 31 March 2019	464	152	14	26	656

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

9.    Allowance for expected credit losses, cont’d

2018 Provision for credit impairment disclosures under AASB 139

The below disclosure does not reflect the adoption of AASB 9 and are prepared under the requirements of the previous AASB 139.

	Half Year

	Sep 18 $M	Mar 18 $M

Individually assessed provision

Balance at start of period	1,016	1,136

New and increased provisions	716	728

Write-backs	(234)	(191)

Adjustment for foreign currency translation movements and transfers	5	1

Discount unwind	(10)	(7)

Bad debts written-off	(573)	(651)

Total individually assessed provision	920	1,016

Collectively assessed provision

Balance at start of period	2,579	2,662

Charge/(release) to Income Statement	(63)	(22)

Adjustment for foreign currency translation movements and transfers	7	18

Asia Retail and Wealth businesses divestment	-	(79)

Total collectively assessed provision	2,523	2,579

Unfunded portion reclassified to provisions[1]	(500)	(522)

Total collectively assessed provision	2,023	2,057

Total provision for credit impairment	2,943	3,073

1.

$500 million of collectively assessed provisions for credit impairment attributable to off-balance sheet credit related commitments at 30 September 2018 (Mar 18: $522 million) were reclassified from Net loans and advances at amortised cost to Other provisions to enhance comparability with current period presentation.

Credit impairment charge/(release) analysis under AASB 9	Half Year

Mar 19 $M

New and increased provisions (net of releases)

- Collectively assessed	12

- Individually assessed	624

Write-backs	(152)

Recoveries of amounts previously written off	(93)

Total credit impairment charge	391

Less: credit impairment charge/(release) from discontinued operations	(1)

Total credit impairment charge from continuing operations	392

2018 Credit impairment charge/(release) analysis under AASB 139

The below disclosures do not reflect the adoption of AASB 9 and are prepared under the requirements of the previous AASB 139.

	Half Year
	Sep 18 $M	Mar 18 $M

New and increased individual provisions	716	728

Write-backs	(234)	(191)

Recoveries of amounts previously written off	(139)	(107)

Individually assessed credit impairment charge	343	430

Collectively assessed credit impairment charge/(release)	(63)	(22)

Credit impairment charge	280	408

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

10.	Deposits and other borrowings

	As at			Movement
	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Australia

Certificates of deposit	39,481	39,671	43,157	0%	-9%

Term deposits	77,714	75,551	75,116	3%	3%

On demand and short term deposits	180,863	189,287	190,473	-4%	-5%

Deposits not bearing interest	12,202	11,931	11,303	2%	8%

Deposits from banks and securities sold under repurchase agreements	49,964	41,480	37,718	20%	32%

Commercial paper	12,530	14,742	21,658	-15%	-42%

Total Australia	372,754	372,662	379,425	0%	-2%

Asia, Pacific, Europe & America

Certificates of deposit	3,215	2,242	5,234	43%	-39%

Term deposits	94,396	92,145	77,335	2%	22%

On demand and short term deposits	19,930	18,056	19,557	10%	2%

Deposits not bearing interest	5,234	4,993	4,362	5%	20%

Deposits from banks and securities sold under repurchase agreements	34,705	30,738	30,756	13%	13%

Total Asia, Pacific, Europe & America	157,480	148,174	137,244	6%	15%

New Zealand

Certificates of deposit	874	833	1,897	5%	-54%

Term deposits	50,890	46,986	44,810	8%	14%

On demand and short term deposits	41,011	38,106	39,580	8%	4%

Deposits not bearing interest	10,383	9,365	9,334	11%	11%

Deposits from banks and securities sold under repurchase agreements	245	473	1,543	-48%	-84%

Commercial paper and other borrowings	2,896	3,130	3,297	-7%	-12%

Total New Zealand	106,299	98,893	100,461	7%	6%

Total deposits and other borrowings (including liabilities reclassified as held for sale)	636,533	619,729	617,130	3%	3%

Deposits and other borrowings held for sale (refer to Note 11)	(1,544)	(1,579)	(900)	-2%	72%

Total deposits and other borrowings	634,989	618,150	616,230	3%	3%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.    Discontinued operations and assets and liabilities held for sale

i)     Discontinued operations

On 17 October 2017, the Group announced it had agreed to sell its OnePath pensions and investments (OnePath P&I) business and aligned dealer groups (ADG) businesses to IOOF Holdings Limited (IOOF). The sale of the aligned dealer groups business completed on 1 October 2018. The completion of the remaining OnePath P&I business, which is dependent on the receipt of all necessary approvals, is expected to occur before the end of the March 2020 half.

On 12 December 2017, ANZ announced that it had agreed to the sale of its life insurance business to Zurich Financial Services Australia (Zurich) and regulatory approval was obtained on 10 October 2018. The transaction is subject to closing conditions and ANZ expects it to complete in the first half of the 2019 calendar year.

As a result of the sale transactions outlined above, the financial results of the businesses to be divested and associated Group reclassification and consolidation impacts are treated as discontinued operations from a reporting perspective. This impacts the current and comparative financial information for Wealth Australia and TSO and Group Centre divisions.

Details of the financial performance and cash flows of discontinued operations are shown below.

Income Statement

	Half Year			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Net interest income	(57)	-	-	n/a	n/a

Other operating income[1,2]	199	310	(229)	-36%	large

Operating income	142	310	(229)	-54%	large

Operating expenses[2]	(221)	(301)	(243)	-27%	-9%

Profit/(Loss) before credit impairment and income tax	(79)	9	(472)	large	-83%

Credit impairment (charge)/release	1	-	-	n/a	n/a

Profit/(Loss) before income tax	(78)	9	(472)	large	-83%

Income tax expense [2]	8	(104)	(128)	large	large

Profit/(Loss) for the period attributable to shareholders of the Company[2]	(70)	(95)	(600)	-26%	-88%

1.	Includes a $632 million loss recognised on the reclassification of Wealth Australia businesses to held for sale in the March 2018 half.

2.

Includes customer remediation of $53 million post-tax recognised in the March 2019 half (Sep 18 half: $127 million; Mar 18 half: nil) comprising $55 million of customer remediation recognised in other operating income (Sep 18 half: $106 million; Mar 18 half: nil), $20 million of remediation costs recognised in operating expenses (Sep 18 half: $75 million; Mar 18 half: nil), and a $22 million benefit in income tax expense (Sep 18 half: $54 million; Mar 18 half: nil).

Cash Flow Statement

	Half Year			Movement

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Net cash provided by/(used in) operating activities	(589)	2,065	924	large	large

Net cash provided by/(used in) investing activities	803	(1,311)	(1,133)	large	large

Net cash provided by/(used in) financing activities	(219)	(754)	179	-71%	large

Net increase/(decrease) in cash and cash equivalents	(5)	-	(30)	n/a	-83%

ii)	Assets and liabilities held for sale

At 31 March 2019, assets and liabilities held for sale were re-measured at the lower of their carrying amount and fair value less costs to sell, except for assets such as deferred tax assets, financial assets and contractual rights under insurance contracts, which are specifically exempt from this requirement and continue to be recognised at their existing carrying value.

In addition to the assets and liabilities associated with the Group’s discontinued operations, assets and liabilities held for sale contain the assets and liabilities of other assets or disposal groups, subject to sale, which do not meet the criteria to classify as a discontinued operation under the accounting standards.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Assets and liabilities held for sale1

	As at 31 March 2019				As at 30 September 2018					As at 31 March 2018
	Discontinued operations $M	Cambodia JV $M	PNG Retail, Commercial & SME $M	Total $M	Discontinued operations $M	Cambodia JV $M	OPL NZ $M	PNG Retail, Commercial & SME $M	Total $M	Discontinued operations $M	UDC and Paymark $M	Metrobank Card Corporation $M	Total $M
Cash and cash equivalents	-	267	-	267	5	323	-	-	328	5	-	-	5

Derivative financial instruments	-	1	-	1	-	3	-	-	3	1	-	-	1

Available-for-sale assets	-	-	-	-	1,079	-	-	-	1,079	1,040	-	-	1,040

Investment securities	1,167	-	-	1,167	-	-	-	-	-	-	-	-	-

Net loans and advances	43	700	145	888	46	806	-	147	999	118	2,883	-	3,001

Regulatory deposits	-	145	-	145	-	146	-	-	146	-	-	-	-

Investment in associates	-	-	-	-	1	1	-	-	2	1	7	60	68

Deferred tax assets	97	2	-	99	102	2	-	-	104	72	-	-	72

Goodwill and other intangible assets	1,138	-	-	1,138	1,155	-	93	-	1,248	946	124	-	1,070

Investments backing policy liabilities[2]	39,191	-	-	39,191	40,054	-	-	-	40,054	38,803	-	-	38,803

Premises and equipment	2	5	6	13	4	6	-	6	16	5	-	-	5

Other assets	590	50	-	640	450	92	727	-	1,269	1,198	15	-	1,213
Total assets held for sale	42,228	1,170	151	43,549	42,896	1,379	820	153	45,248	42,189	3,029	60	45,278

Deposits and other borrowings	-	1,064	480	1,544	-	1,067	-	512	1,579	-	900	-	900

Derivative financial instruments	-	-	-	-	-	1	-	-	1	-	-	-	-

Current tax liabilities	(192)	4	-	(188)	(33)	8	15	-	(10)	(158)	36	-	(122)

Deferred tax liabilities	338	1	-	339	160	1	160	-	321	387	(9)	-	378

Policy liabilities[2]	38,787	-	-	38,787	39,607	-	-	-	39,607	38,381	-	-	38,381

External unit holder liabilities[2]	4,590	-	-	4,590	4,712	-	-	-	4,712	4,618	-	-	4,618

Payables and other liabilities	1,349	53	-	1,402	644	98	130	-	872	560	28	-	588

Provisions	35	42	4	81	28	43	-	6	77	29	1	-	30
Total liabilities held for sale	44,907	1,164	484	46,555	45,118	1,218	305	518	47,159	43,817	956	-	44,773

1.	Amounts in the table above are shown net of intercompany balances.

2.

The Group completed the Successor Fund Transfer (SFT) on 13 April 2019 which separated the Life Insurance and Pensions and Investments businesses. On completion of the SFT, the Group reduced external unit holders liabilities by circa $4.6 billion, policy liabilities by circa $36.1 billion and investments backing policy liabilities by circa $37.1 billion within assets and liabilities held for sale. The Group also ceased elimination of intercompany balances increasing liabilities and equity not held for sale by circa $3.2 billion and circa $0.4 billion respectively.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

11.      Discontinued operations and assets and liabilities held for sale, cont’d

Other strategic divestments not classified as discontinued operations but have been presented as held for sale:

●	UDC Finance and Paymark Limited (UDC and Paymark) – New Zealand division

On 11 January 2017, the Group announced that it had entered into a conditional agreement to sell UDC to HNA Group (HNA). On 21 December 2017, the Group announced that it had been informed that New Zealand’s Overseas Investment Office had declined HNA’s application to acquire UDC and the agreement with HNA was terminated in January 2018. The assets and liabilities of UDC were no longer classified as held for sale at September 2018.

On 17 January 2018, the Group entered into an agreement to sell its 25% shareholding in Paymark to Ingenico Group. The transaction was completed on 11 January 2019.

●	Metrobank Card Corporation (MCC) – TSO and Group Centre division

On 18 October 2017, the Group announced it had entered into a sale agreement with its joint venture partner Metropolitan Bank & Trust Company (Metrobank) in relation to its 40% stake in the Philippines based Metrobank Card Corporation (MCC). The Group sold its 40% stake in two equal tranches in January and September 2018.

●	ANZ Royal Bank (Cambodia) Ltd (Cambodia JV) – Institutional division

On 17 May 2018, the Group announced it had reached an agreement to sell its 55% stake in Cambodia JV ANZ Royal Bank to J Trust, a Japanese diversified financial holding company listed on the Tokyo Stock Exchange. The transaction is subject to closing conditions and regulatory approval and ANZ expects it to close in the 2019 financial year.

●	OnePath Life (NZ) Ltd (OPL NZ) – New Zealand division

On 30 May 2018, the Group announced that it had agreed to sell OPL NZ to Cigna Corporation and the final regulatory approval was obtained on 29 October 2018. The transaction was completed on 30 November 2018.

●	Papua New Guinea Retail, Commercial and Small-Medium Sized Enterprise businesses (PNG Retail, Commercial & SME) – Institutional division

On 25 June 2018, the Group announced it had entered into an agreement to sell its Retail, Commercial and Small-Medium Sized Enterprise (SME) banking businesses in Papua New Guinea to Kina Bank. The transaction is subject to closing conditions and ANZ expects it to close by late 2019 calendar year.

Income Statement impact relating to assets and liabilities held for sale

During the March 2019 half, the Group recognised the following impacts in relation to assets and liabilities held for sale:

●

$69 million gain after tax relating to the sale of the OPL NZ business, comprising a $56 million gain on sale, a $26 million release from the foreign currency translation reserve and a $13 million income tax expense. The gain was recognised in continuing operations.

●	$37 million gain after tax relating to the sale of the Paymark. The gain was recognised in continuing operations.

During the September 2018 half, the Group recognised the following impacts in relation to assets and liabilities held for sale:

●

$42 million loss after tax relating to the reclassification of the Cambodia JV to held for sale, comprising a $27 million impairment and $15 million of costs associated with the sale. The loss was recognised in continuing operations.

●

$21 million loss after tax relating to the reclassification of the PNG Retail, Commercial and SME businesses to held for sale, comprising a $12 million impairment of goodwill, $7 million costs associated with the sale and a $2 million tax expense. The loss was recognised in continuing operations.

●	$3 million loss after tax relating to OPL NZ transaction costs. The loss was recognised in continuing operations.

●

$126 million gain after tax relating to MCC comprising a $138 million gain on sale of the second 20% stake, $14 million of foreign exchange losses, $3 million loss on release of reserves and a $5 million tax benefit. This gain was recognised in continuing operations.

During the March 2018 half, the Group recognised the following impacts in relation to assets and liabilities held for sale:

●	$632 million loss after tax recognised on the reclassification of the Wealth Australia businesses to held for sale. This loss was recognised in discontinued operations.

●

$85 million gain after tax comprising $99 million relating to the sale of the remaining Asia Retail and Wealth businesses, net of costs associated with the sale and a $14 million tax expense. This gain was recognised in continuing operations.

●	$18 million gain after tax relating to UDC comprising a cost recovery in respect of the terminated transaction process. This gain was recognised in continuing operations.

●

$247 million gain after tax relating to SRCB comprising a $289 million gain on release of reserves, $56 million of foreign exchange losses and other costs, and a $14 million tax benefit. This gain was recognised in continuing operations.

●

$121 million gain after tax relating to MCC comprising a $121 million gain on sale of the first 20% stake, $1 million of foreign exchange gains, $3 million loss on release of reserves, and a $2 million tax benefit. This gain was recognised in continuing operations.

The impacts on continuing operations are shown in the relevant Income Statement categories and items relating to discontinued operations are included in Profit/(Loss) after tax from discontinued operations.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

12.	Debt issuances

	Half Year			Movement
Total unsubordinated debt	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
	113,424	105,271	97,576	8%	16%

Additional Tier 1 Capital (perpetual subordinated securities)[1]

ANZ Capital Notes (ANZ CN)[2]

ANZ CN1	1,118	1,117	1,117	0%	0%

ANZ CN2	1,606	1,605	1,604	0%	0%

ANZ CN3	965	965	961	0%	0%

ANZ CN4	1,611	1,610	1,609	0%	0%

ANZ CN5	925	924	924	0%	0%

ANZ Capital Securities[3]	1,336	1,240	1,188	8%	12%

ANZ NZ Capital Notes[4]	478	456	467	5%	2%

Tier 2 Capital

Perpetual subordinated notes[5]	423	416	1,174	2%	-64%

Term subordinated notes[6]	7,806	7,575	8,216	3%	-5%
Total subordinated debt	16,268	15,908	17,260	2%	-6%
Total debt issuances	129,692	121,179	114,836	7%	13%

1.	ANZ Capital Notes, ANZ Capital Securities and the ANZ NZ Capital Notes are Basel 3 compliant instruments.

2.

Each of the ANZ Capital Notes will convert into a variable number of ANZ ordinary shares on a specified mandatory conversion date at a 1% discount (subject to certain conditions being satisfied). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, the notes are redeemable or convertible to ANZ ordinary shares (on similar terms to mandatory conversion) by ANZ at its discretion on early redemption or conversion date.

	Issuer	Issue date	Issue Amount $M	Early redemption or conversion date	Mandatory conversion date

CN1	ANZ	7 Aug 2013	1,120	1 Sep 2021	1 Sep 2023

CN2	ANZ	31 Mar 2014	1,610	24 Mar 2022	24 Mar 2024

CN3	ANZ, acting through its New Zealand branch	5 Mar 2015	970	24 Mar 2023	24 Mar 2025

CN4	ANZ	27 Sep 2016	1,622	20 Mar 2024	20 Mar 2026

CN5	ANZ	28 Sep 2017	931	20 Mar 2025	20 Mar 2027

3.

On 15 June 2016, ANZ acting through its London branch issued fully-paid perpetual subordinated contingent convertible securities (ANZ Capital Securities). If ANZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, or ANZ receives a notice of non-viability from APRA, then the securities will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on the First Reset Date (15 June 2026) and each 5 year anniversary, ANZ has the right to redeem all of the securities at its discretion.

4.

On 31 March 2015, ANZ Bank New Zealand Limited (ANZ Bank NZ) issued convertible notes (ANZ NZ Capital Notes) which will convert into ANZ ordinary shares on 25 May 2022 at a 1% discount (subject to certain conditions being satisfied). If ANZ or ANZ Bank NZ’s Common Equity Tier 1 capital ratio is equal to or less than 5.125%, ANZ receives a notice of non-viability from APRA, ANZ Bank NZ receives a direction from RBNZ or a statutory manager is appointed to ANZ Bank NZ and makes a determination, then the notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number. Subject to certain conditions, on 25 May 2020 the notes are redeemable or convertible into ANZ ordinary shares (on similar terms to the mandatory conversion) by ANZ Bank NZ.

5.	The USD 300 million perpetual subordinated notes have been granted Basel 3 transitional capital treatment until the end of the transition period in December 2021.

6.

All the term subordinated notes are convertible and are Basel 3 compliant instruments, except ANZ’s EUR 750 million subordinated notes due in September 2019 which have been granted Basel 3 transitional capital treatment until their maturity. If ANZ receives a notice of non-viability from APRA, then the convertible subordinated notes will immediately convert into ANZ ordinary shares at a 1% discount subject to a maximum conversion number.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    Credit risk

The Group has adopted AASB 9 effective from 1 October 2018 which has resulted in changes to the classification and measurement of financial assets, including the impairment of financial assets. The presentation of credit risk information for the March 2019 half has been amended with no restatement of comparatives. For further details on key requirements and impacts of the changes described above refer to Note 1.

Maximum exposure to credit risk

For financial assets recognised on the balance sheet, the maximum exposure to credit risk is the carrying amount. In certain circumstances there may be differences between the carrying amounts reported on the balance sheet and the amounts reported in the tables below. Principally, these differences arise in respect of financial assets that are subject to risks other than credit risk, such as equity instruments which are primarily subject to market risk, or bank notes and coins.

For undrawn facilities, this maximum exposure to credit risk is the full amount of the committed facilities. For contingent exposures, the maximum exposure to credit risk is the maximum amount the group would have to pay if the instrument is called upon.

The table below shows the maximum exposure to credit risk of on-balance sheet, and off-balance sheet, positions before taking account of any collateral held or other credit enhancements:

		Reported As at		Excluded/Other[1,2] As at			Maximum Exposure to Credit Risk As at

On-balance sheet positions[3]	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 $M	Sep 18 $M	Mar 18 $M

Net loans and advances	610,143	605,437	592,469	(26)	(26)	(26)	610,169	605,463	592,495

Investment securities[4]

- debt securities at amortised cost	6,176	-	-	-	-	-	6,176	-	-

- debt securities at FVOCI	72,555	-	-	-	-	-	72,555	-	-

- equity securities at FVOCI	1,318	-	-	1,318	-	-	-	-	-

Available-for-sale assets	-	75,363	71,279	-	1,095	1,052	-	74,268	70,227

Other financial assets	276,973	249,406	258,086	49,466	47,434	49,472	227,507	201,972	208,614

Total on-balance sheet positions	967,165	930,206	921,834	50,758	48,503	50,498	916,407	881,703	871,336

Off-balance sheet commitments

Undrawn and contingent facilities[5]	245,311	244,608	233,005	26	26	26	245,285	244,582	232,979

Total	1,212,476	1,174,814	1,154,839	50,784	48,529	50,524	1,161,692	1,126,285	1,104,315

1.

Excluded comprises bank notes and coins and cash at bank within liquid assets, investments relating to the insurance business where the credit risk is passed onto the policy holder. Equity securities and precious metal exposures recognised as trading securities have been excluded as they do not have credit exposure. Equity securities within investment securities – equity securities at FVOCI/available-for-sale financial assets were also excluded as they do not have credit exposure.

2.

Other relates to the transfer of individual provisions related to off-balance sheet facilities held in net loans and advances. The provisions are transferred for the purposes of showing the maximum exposure to credit risk by relevant facility type in this and the following tables.

3.	On-balance sheet position includes assets and liabilities reclassified as held for sale.

4.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer to Note 1 for further details. Comparative information has not been restated.

5.	Undrawn facilities and contingent facilities includes guarantees, letters of credit and performance related contingencies, net of collectively assessed allowance for expected credit losses.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    Credit risk, cont’d

Credit Quality

The Group’s internal Customer Credit Rating (CCR) is used to manage the credit quality of financial assets. To enable wider comparisons, the Group’s CCRs are mapped to external rating agency scales as follows:

Credit Quality Description	Internal CCR	ANZ Customer Requirement	Moody’s Rating	Standard & Poor’s Rating
Strong	CCR 0+ to 4-	Demonstrated superior stability in their operating and financial performance over the long-term, and whose earnings capacity is not significantly vulnerable to foreseeable events.	Aaa – Baa3	AAA –BBB-

Satisfactory	CCR 5+ to 6-	Demonstrated sound operational and financial stability over the medium to long term even though some may be susceptible to cyclical trends or variability in earnings.	Ba1 – B1	BB+ – B+

Weak	CCR 7+ to 8=	Demonstrated some operational and financial instability, with variability and uncertainty in profitability and liquidity projected to continue over the short and possibly medium term.	B2 - Caa	B - CCC

Defaulted	CCR8- to 10	When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified as defaulted.	N/A	N/A

Net loans and advances

	As at Mar 19
			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
Strong	444,556	10,273	-	-	454,829

Satisfactory	112,984	19,843	-	-	132,827

Weak	8,808	9,775	-	-	18,583

Defaulted	-	-	4,078	1,961	6,039

Gross loans and advances at amortised cost	566,348	39,891	4,078	1,961	612,278

Provision for credit impairment	940	1,415	381	865	3,601

Net loans and advances at amortised cost	565,408	38,476	3,697	1,096	608,677

Coverage ratio	0.17%	3.55%	9.34%	44.11%	0.59%

Loans and advances at fair value through profit or loss					991

Unearned income					(446)

Capitalised brokerage/mortgage origination fees					947

Net carrying amount					610,169
Investment securities - debt securities at amortised cost
	As at Mar 19
			Stage 3
	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M
Strong	4,751	-	-	-	4,751

Satisfactory	666	771	-	-	1,437

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Gross investment securities - debt securities at amortised cost	5,417	771	-	-	6,188

Provision for credit impairment	11	1	-	-	12

Net investment securities - debt securities at amortised cost	5,406	770	-	-	6,176

Coverage ratio	0.20%	0.13%	-	-	0.19%

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.    Credit risk, cont’d

  Investment securities - debt securities at FVOCI

	As at Mar 19

			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	72,401	-	-	-	72,401

Satisfactory	154	-	-	-	154

Weak	-	-	-	-	-

Defaulted	-	-	-	-	-

Investment securities - debt securities at FVOCI	72,555	-	-	-	72,555

Loss allowances recognised in other comprehensive income	11	-	-	-	11

Coverage ratio	0.02%	-	-	-	0.02%

Other financial assets

As at Mar 19

Total $M

Strong	215,464

Satisfactory	11,596

Weak	447

Defaulted	-

Total carrying amount	227,507

  Off-balance sheet commitments - undrawn and contingent facilities

	As at Mar 19

			Stage 3

	Stage 1 $M	Stage 2 $M	Collectively assessed $M	Individually assessed $M	Total $M

Strong	158,599	1,977	-	-	160,576

Satisfactory	23,519	3,894	-	-	27,413

Weak	395	957	-	-	1,352

Defaulted	-	-	96	61	157

Gross undrawn and contingent facilities subject to ECL	182,513	6,828	96	61	189,498

Allowance for ECL included in Provisions	464	152	14	26	656

Net undrawn and contingent facilities subject to ECL	182,049	6,676	82	35	188,842

Coverage ratio	0.25%	2.23%	14.58%	42.62%	0.35%

Undrawn and contingent facilities not subject to ECL[1]					56,443

Net undrawn and contingent facilities					245,285

1.	Commitments that can be unconditionally cancelled at any time without notice.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

13.	Credit risk, cont’d

2018 Credit Risk Disclosures

The below disclosures do not reflect the adoption of AASB 9 and have been prepared under the requirements of the previous AASB 139.

Credit Quality

The table below provides an analysis of the credit quality of the maximum exposure to credit risk split by:

•	Neither past due nor impaired assets by credit quality

The credit quality of financial assets is managed by the Group using internal customer credit ratings (CCRs) based on their current probability of default. The Group’s masterscales are mapped to external rating agency scales, to enable wider comparisons.

•	Past due but not impaired assets by ageing

Ageing analysis of past due loans is used by the Group to measure and manage emerging credit risks. Financial assets that are past due but not impaired include those which are assessed, approved and managed on a portfolio basis within a centralised environment (for example credit cards and personal loans) that can be held on a productive basis until they are 180 days past due, as well as those which are managed on an individual basis. A large portion of retail credit exposures, such as residential mortgages, are generally well secured. That is, the value of supporting collateral is sufficient to cover amounts outstanding.

•	Restructured and impaired assets presented as gross amounts and net of individually assessed provisions

ANZ regularly reviews its portfolio and monitors adherence to contractual terms. When doubt arises as to the collectability of a credit facility, the financial instrument (or ‘the facility’) is classified and reported as individually impaired and an individually assessed provision is allocated against it.

As described in the summary of significant accounting policies in the 2018 Annual Financial Report, impairment provisions are created for financial instruments that are reported on the balance sheet at amortised cost. For instruments reported at fair value, impairment provisions are treated as part of overall change in fair value and directly reduce the reported carrying amounts.

	Loan advances As at		Other financial assets As at		Off balance sheet credit related commitments As at		Total As at

Neither past due nor impaired	Sep 18 $M	Mar 18 $M	Sep 18 $M	Mar 18 $M	Sep 18 $M	Mar 18 $M	Sep 18 $M	Mar 18 $M

Strong credit profile	445,997	427,729	272,110	274,815	206,859	194,393	924,966	896,937

Satisfactory risk	127,384	131,229	4,014	3,859	36,037	36,756	167,435	171,844

Sub-standard but not past due or impaired	15,567	16,767	116	167	1,644	1,761	17,327	18,695

Subtotal	588,948	575,725	276,240	278,841	244,540	232,910	1,109,728	1,087,476

Past due but not impaired

1-29 days	8,958	8,974	-	-	-	-	8,958	8,974

30-59 days	2,240	2,576	-	-	-	-	2,240	2,576

60-89 days	1,268	1,233	-	-	-	-	1,268	1,233

>90 days	2,998	3,038	-	-	-	-	2,998	3,038

Subtotal	15,464	15,821	-	-	-	-	15,464	15,821

Restructured and impaired

Impaired loans	1,676	1,863	-	-	-	-	1,676	1,863

Restructured items[1]	269	76	-	-	-	-	269	76

Non-performing commitment and contingencies	-	-	-	-	68	95	68	95

Gross impaired financial assets	1,945	1,939	-	-	68	95	2,013	2,034

Individually assessed provisions	(894)	(990)	-	-	(26)	(26)	(920)	(1,016)

Subtotal	1,051	949	-	-	42	69	1,093	1,018

Total	605,463	592,495	276,240	278,841	244,582	232,979	1,126,285	1,104,315

1.

Restructured items are facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered for new facilities with similar risk.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair value measurement

The Group carries a significant number of financial instruments on the balance sheet at fair value. In addition, the Group also holds assets classified as held for sale which are measured at fair value less costs to sell. The fair value is the best estimate of the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

i)	Assets and liabilities measured at fair value on the balance sheet

a)	Valuation

The Group has an established control framework, including appropriate segregation of duties, to ensure that fair values are accurately determined, reported and controlled. The framework includes the following features:

●	products are approved for transacting with external customers and counterparties only where fair values can be appropriately determined;

●	when using quoted prices to value an instrument, these are independently verified from external pricing providers;

●	fair value methodologies and inputs are evaluated and approved by a function independent of the party that undertakes the transaction;

●	movements in fair values are independently monitored and explained by reference to underlying factors relevant to the fair value; and

●	valuation adjustments (such as funding valuation adjustments, credit valuation adjustments and bid-offer adjustments) are independently validated and monitored.

If the Group holds offsetting risk positions, then the Group uses the portfolio exception in AASB 13 Fair Value Measurement (AASB 13) to measure the fair value of such groups of financial assets and financial liabilities. We measure the portfolio based on the price that would be received to sell a net long position (an asset) for a particular risk exposure, or to transfer a net short position (a liability) for a particular risk exposure.

b)	Fair value approach and valuation techniques

We use valuation techniques to estimate the fair value of assets and liabilities for recognition, measurement and disclosure purposes where no quoted price in an active market for that asset or liability exists. This includes the following:

Asset or Liability	Fair Value Approach
Financial instruments classified as:	Valuation techniques are used that incorporate observable market inputs for securities with similar credit risk, maturity and yield characteristics. Equity instruments that are not traded in active markets may be measured using comparable company valuation multiples.
- trading securities
- securities sold short
- derivative financial assets and liabilities

- investment securities (under AASB 9)

- available-for-sale assets (under AASB 139)

- other assets
Financial instruments classified as:

Discounted cash flow techniques are used whereby contractual future cash flows of the instrument are discounted using discount rates incorporating wholesale market interest rates, or market borrowing rates for debt with similar maturities or with a yield curve appropriate for the remaining term to maturity.

- net loans and advances
- deposits and other borrowings
- debt issuances
Assets and liabilities held for sale	Valuation based on the agreed sale price before transaction costs.

Details of significant unobservable inputs used in measuring fair values are described in (ii)(a).

c)	Fair value hierarchy categorisation

The Group categorises financial assets and liabilities carried at fair value into a fair value hierarchy as required by AASB 13 based on the observability of inputs used to measure the fair value:

●	Level 1 - valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2 - valuations using inputs other than quoted prices included within Level 1 that are observable for a similar asset or liability, either directly or indirectly; and

●	Level 3 - valuations where significant unobservable inputs are used to measure the fair value of the asset or liability.

d)	Fair value hierarchy disclosure

The following table presents assets and liabilities carried at fair value in accordance with the fair value hierarchy:

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair value measurement, cont’d

	Fair value measurements

As at March 2019	Level 1 $M	Level 2 $M	Level 3 $M	Total $M

Assets

Trading securities[1]	35,967	6,890	-	42,857

Derivative financial instruments	331	78,991	53	79,375

Investment securities[2]	71,001	393	1,312	72,706

Net loans and advances (measured at fair value)	-	991	-	991

Assets held for sale[3]	-	43,673	-	43,673

Total	107,299	130,938	1,365	239,602

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,169	-	2,169

Derivative financial instruments	508	80,320	43	80,871

Liabilities held for sale[3]	-	46,538	-	46,538

Payables and other liabilities[4]	2,125	42	-	2,167

Debt issuances (designated at fair value)	-	2,414	-	2,414

Total	2,633	131,483	43	134,159

As at September 2018

Assets

Trading securities	30,855	6,867	-	37,722

Derivative financial instruments	647	67,717	59	68,423

Available-for-sale assets[2]	69,508	3,695	1,081	74,284

Net loans and advances (measured at fair value)	-	133	-	133

Assets held for sale[3]	-	44,623	-	44,623

Total	101,010	123,035	1,140	225,185

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,332	-	2,332

Derivative financial instruments	1,680	67,952	44	69,676

Liabilities held for sale[3]	-	46,829	-	46,829

Payables and other liabilities[4]	1,159	12	-	1,171

Debt issuances (designated at fair value)	-	1,442	-	1,442

Total	2,839	118,567	44	121,450

As at March 2018

Assets

Trading securities	38,517	6,541	-	45,058

Derivative financial instruments	259	70,593	63	70,915

Available-for-sale assets[2]	63,283	5,921	1,035	70,239

Net loans and advances (measured at fair value)	-	145	-	145

Assets held for sale[3]	-	42,544	-	42,544

Other assets	4	139	-	143

Total	102,063	125,883	1,098	229,044

Liabilities

Deposits and other borrowings (designated at fair value)	-	2,470	-	2,470

Derivative financial instruments	1,008	69,570	46	70,624

Liabilities held for sale[3]	-	43,817	-	43,817

Payables and other liabilities[4]	1,884	161	-	2,045

Debt issuances (designated at fair value)	-	1,785	-	1,785

Total	2,892	117,803	46	120,741

1.

During the March 2019 half, there were no material transfers from Level 2 to Level 1 (Sep 18: $200 million, Mar 18: $753 million) in Trading securities. Transfers from Level 1 to Level 2 for March 2019 half and previous periods are immaterial. Transfers into and out of levels are measured at the beginning of the reporting period in which the transfer occurred.

2.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets was revised. The available-for-sale classification used in comparative periods no longer exists under AASB 9 and a new classification of investment securities was introduced. Refer to Note 1 for further details about the adoption of AASB 9. Comparative information has not been restated.

3.

The amounts reclassified as assets and liabilities held for sale relate to assets and liabilities measured at fair value less costs to sell in accordance with AASB 5 Non-current Assets Held for Sale and Discontinued Operations. The amounts presented reflect fair value excluding cost to sell but including intercompany eliminations.

4.	Payables and other liabilities relates to securities sold short which are classified as held for trading are measured at fair value through profit or loss.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.    Fair value measurement, cont’d

ii)	Details of fair value measurements that incorporate unobservable market data

a)	Level 3 fair value measurements

The net balance of Level 3 financial instruments is an asset of $1,322 million (Sep 18: $1,096 million; Mar 18: $1,052 million). The assets and liabilities which incorporate significant unobservable inputs primarily include:

●	equities for which there is no active market or traded prices cannot be observed;

●	structured credit products for which credit spreads and default probabilities relating to the reference assets and derivative counterparties cannot be observed; and

●	other derivatives referencing market rates that cannot be observed primarily due to lack of market activity.

Movements in the Level 3 balance are due to the revaluation of the Group’s investment in Bank of Tianjin.

There were no other material transfers in or out of Level 3 during the period.

Bank of Tianjin (BoT)

The investment is valued based on comparative price-to-book (P/B) multiples (a P/B multiple is the ratio of the market value of equity to the book value of equity). The extent of judgment applied in determining the appropriate multiple and comparator group from which the multiple is derived are non-observable inputs which have resulted in the Level 3 classification.

b)	Sensitivity to Level 3 data inputs

When we make assumptions due to significant inputs not being directly observable in the market place (Level 3 inputs), then changing these assumptions changes the Group’s estimate of the instrument’s fair value. Favourable and unfavourable changes are determined by changing the primary unobservable parameter used to derive the valuation.

Bank of Tianjin (BoT)

The valuation of the BoT investment is sensitive to the selected unobservable input, being the P/B multiple. If the P/B multiple was increased or decreased by 10% it would result in a $121 million increase or decrease to the fair value of the investment (Sep 18: $102 million; Mar 18: $98 million), which would be recognised in shareholders’ equity.

Other

The remaining Level 3 balance is immaterial and changes in the Level 3 inputs have a minimal impact on net profit and net assets of the Group.

c)	Deferred fair value gains and losses

When fair values are determined using unobservable inputs significant to the fair value of a financial instrument, the Group does not immediately recognise the difference between the transaction price and the amount we determine based on the valuation technique (day one gain or loss) in profit or loss. After initial recognition, we recognise the deferred amount in profit or loss over the life of the transaction on a straight line basis or until all inputs become observable.

The day one gains and losses deferred are not material.

iii)	Financial assets and liabilities not measured at fair value

The classes of financial assets and liabilities listed in the table below are generally carried at amortised cost on the Group’s balance sheet. Whilst this is the value at which we expect the assets will be realised and the liabilities settled, the Group provides an estimate of the fair value of these financial assets and liabilities at balance date in the table below.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

14.	Fair value measurement, cont’d

	Carrying amount in the balance sheet			Fair Value

As at March 2019	At amortised cost $M	At fair value $M	Total $M	$M

Financial assets

Net loans and advances[1]	608,264	1,879	610,143	610,983

Investment securities1, [2]	6,176	73,873	80,049	80,044

Total	614,440	75,752	690,192	691,027

Financial liabilities

Deposits and other borrowings[1]	632,820	3,713	636,533	637,009

Debt issuances	127,278	2,414	129,692	130,558

Total	760,098	6,127	766,225	767,567

As at September 2018

Financial assets

Net loans and advances[1]	604,305	1,132	605,437	605,911

Financial liabilities

Deposits and other borrowings[1]	615,818	3,911	619,729	619,895

Debt issuances	119,737	1,442	121,179	122,060

Total	735,555	5,353	740,908	741,955

As at March 2018

Financial assets

Net loans and advances[1]	592,206	263	592,469	592,875

Financial liabilities

Deposits and other borrowings[1]	614,660	2,470	617,130	617,254

Debt issuances	113,051	1,785	114,836	115,811

Total	727,711	4,255	731,966	733,065

1.	Net loans and advances, investment securities and deposits and other borrowings include amounts reclassified to assets and liabilities held for sale. Refer to Note 11.

2.	Investment securities under AASB 9 includes securities measured at amortised cost, fair value through other comprehensive income and fair value through P&L. Refer to Note 1.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

15.	Shareholders’ equity

Issued and quoted securities	Half Year

Ordinary shares	Mar 19 No.	Sep 18 No.	Mar 18 No.

Closing balance	2,833,175,579	2,873,618,118	2,898,758,978

Issued/(Repurchased) during the period[1]	(40,442,539)	(25,140,860)	(38,656,349)

1.

The Company issued 1.6 million shares under the Bonus Option Plan (BOP) for the 2018 final dividend (1.4 million shares for the 2018 interim dividend; 1.5 million shares for the 2017 final dividend). No new shares were issued under the Dividend Reinvestment Plan (DRP) for the 2018 final dividend (nil shares for the 2018 interim dividend; nil shares for the 2017 final dividend) as the shares were purchased on-market and provided directly to the shareholders participating in the DRP. On-market purchases for the DRP in the March 2019 half were $199 million (Sep 18 half: $200 million, Mar 18 half: $192 million). The Company has completed its $3.0 billion on-market share buy-back of ANZ ordinary shares purchasing $1,120 million in the March 2019 half (Sep 18 half: $748 million, Mar 18 half: $1,132 million) resulting in 42.0 million ANZ ordinary shares being cancelled in the March 2019 half (Sep 18 half: 26.6 million; Mar 18 half: 40.1 million).

	Half Year			Movement

Shareholders’ equity	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Ordinary share capital	26,048	27,205	27,933	-4%	-7%

Reserves

Foreign currency translation reserve	846	12	257	large	large

Share option reserve	71	92	70	-23%	1%

Available-for-sale revaluation reserve[1]	-	113	119	-100%	-100%

FVOCI reserve[1]	370	-	-	n/a	n/a

Cash flow hedge reserve	444	127	117	large	large

Transactions with non-controlling interests reserve	(22)	(21)	(22)	5%	0%

Total reserves	1,709	323	541	large	large

Retained earnings	32,064	31,737	30,922	1%	4%

Share capital and reserves attributable to shareholders of the Company	59,821	59,265	59,396	1%	1%

Non-controlling interests	150	140	126	7%	19%

Total shareholders’ equity	59,971	59,405	59,522	1%	1%

1.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Refer to Note 1 for further details. Comparative information has not been restated.

16.	Changes in composition of the Group

The Group disposed of the aligned dealer groups and OnePath Life (NZ) Ltd in the half year ended 31 March 2019. There were no other acquisitions or disposals of material controlled entities during the period.

17.	Investments in Associates

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Share of associates’ profit	131	95	88	38%	49%

Contributions to profit[1]	Contribution to Group profit after tax			Ownership interest held by Group

Associates	Half Year			As at

	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19%	Sep 18%	Mar 18%

P.T. Bank Pan Indonesia	70	44	45	39	39	39

AMMB Holdings Berhad	56	48	42	24	24	24

Other associates	5	3	1	n/a	n/a	n/a

Share of associates’ profit	131	95	88

1.

Contributions to profit reflect the IFRS equivalent results adjusted to align with the Group’s financial year end which may differ from the published results of these entities. Excludes gains or losses on disposal or valuation adjustments.

18.	Related party disclosure

There have been no transactions with related parties that are significant to understanding the changes in financial position and performance of the Group since 30 September 2018.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

19.    Contingent liabilities and contingent assets

There are outstanding court proceedings, claims and possible claims for and against the Group. Where relevant, expert legal advice has been obtained and, in the light of such advice, provisions and/or disclosures as deemed appropriate have been made. In some instances we have not disclosed the estimated financial impact of the individual items either because it is not practicable to do so or because such disclosure may prejudice the interests of the Group.

Refer to note 33 of the 2018 ANZ Annual Financial Report for a description of contingent liabilities and contingent assets as at 30 September 2018. A summary of some of those contingent liabilities and new contingent liabilities that have arisen during the current reporting period is set out below.

•	Bank fees litigation

A litigation funder commenced a class action against the Company in 2010, followed by a second similar class action in March 2013. The applicants contended that certain exception fees (honour, dishonour and non-payment fees on transaction accounts and late payment and over-limit fees on credit cards) were unenforceable penalties and that various of the fees were also unenforceable under statutory provisions governing unconscionable conduct, unfair contract terms and unjust transactions. The claims in the March 2013 class action failed and have been dismissed.

The original claims in the 2010 class action have been dismissed. In 2017, a new claim was added to the 2010 class action, in relation to the Company’s entitlement to charge certain periodical payment non-payment fees. An agreement to settle the claim was reached in December 2018. The settlement is subject to court approval.

•	Benchmark/rate actions

In July and August 2016, class action complaints were brought in the United States District Court against local and international banks, including the Company - one action relating to the bank bill swap rate (BBSW), and one action relating to the Singapore Interbank Offered Rate (SIBOR) and the Singapore Swap Offer Rate (SOR). The class actions are expressed to apply to persons and entities that engaged in US-based transactions in financial instruments that were priced, benchmarked, and/or settled based on BBSW or SIBOR. The claimants seek damages or compensation in amounts not specified, and allege that the defendant banks, including the Company, violated US anti-trust laws and (in the BBSW case only) anti-racketeering laws, the Commodity Exchange Act, and unjust enrichment principles. The Company is defending the proceedings. The matters are at an early stage.

In February 2017, the South African Competition Commission commenced proceedings against local and international banks including the Company alleging breaches of the cartel provisions of the South African Competition Act in respect of trading in the South African rand. The potential civil penalty or other financial impact is uncertain. The matter is at an early stage.

•	Capital raising actions

In June 2018, the Commonwealth Director of Public Prosecutions commenced criminal proceedings against the Company and a senior employee alleging that they were knowingly concerned in cartel conduct by the joint lead managers of the Company’s August 2015 underwritten institutional equity placement of approximately 80.8 million ordinary shares. The matter is at an early stage. The Company and its senior employee are defending the allegations.

In September 2018, the Australian Securities and Investments Commission (ASIC) commenced civil penalty proceedings against the Company alleging failure to comply with continuous disclosure obligations in connection with the Company’s August 2015 underwritten institutional equity placement. ASIC alleges the Company should have advised the market that the joint lead managers took up approximately 25.5 million ordinary shares of the placement. The matter is at an early stage. The Company is defending the allegations.

•	Franchisee litigation

In February 2018, two related class actions were brought against the Company alleging breaches of contract and unconscionable conduct in relation to lending to 7-Eleven franchisees. An agreement to settle the claims against the Company was reached in March 2019. The settlement is subject to court approval.

•	Regulatory and customer exposures

In recent years there has been an increase in the number of matters on which ANZ engages with its regulators. There have been significant increases in the nature and scale of regulatory investigations and reviews, civil and criminal enforcement actions (whether by court action or otherwise) and the quantum of fines issued by regulators, particularly against financial institutions both in Australia and globally. The nature of these interactions can be wide ranging and, for example, currently include a range of matters including responsible lending practices, product suitability and distribution, interest and fees and the entitlement to charge them, wealth advice, insurance distribution, pricing, competition, conduct in financial markets and capital market transactions, reporting and disclosure obligations and product disclosure documentation. ANZ has received various notices and requests for information from its regulators as part of both industry-wide and ANZ-specific reviews and has also made disclosures to its regulators at its own instigation. There may be exposures to customers which are additional to any regulatory exposures. These could include class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with such reviews and possible exposures remain uncertain.

•	Royal Commission

The Royal Commission into Misconduct in the Banking, Superannuation and Financial Services Industry was established on 14 December 2017. The Commission’s final report was released publicly on 4 February 2019. The Commission may result in additional costs and may lead to further exposures, including exposures associated with further regulator activity or potential customer exposures such as class actions, individual claims or customer remediation or compensation activities. The outcomes and total costs associated with these possible exposures remain uncertain.

•	Security recovery actions

Various claims have been made or are anticipated, arising from security recovery actions taken to resolve impaired assets. These claims will be defended.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

•	Warranties and Indemnities

The Group has provided warranties, indemnities and other commitments in favour of the purchaser and other persons in connection with various disposals of businesses and assets and other transactions, covering a range of matters and risks. It is exposed to potential claims under those warranties, indemnities and commitments.

20.	Significant Events Since Balance Date

There have been no significant events from 31 March 2019 to the date of signing this report.

21.	Adoption of new accounting standards and other changes to comparatives

i)	Changes to comparatives including the impact of AASB 15 Revenue from Contracts with Customers (AASB 15)

The following table summarises the changes to comparatives resulting from the application of AASB 15, and other reclassification adjustments to enhance comparability with current period presentation.

	Reported as at 30 Sep 18 $M	Impact of application of AASB 15 $M	Other reclassification adjustment $M	Restated as at 30 Sep 18 $M

Net loans and advances [1]	603,938	-	500	604,438

Other assets[2]	3,645	32	-	3,677

Other non-impacted balance sheet line items	335,041	-	-	335,041

Total assets	942,624	32	500	943,156

Deferred tax liabilities[2]	59	10	-	69

Payables and other liabilities[3]	6,788	106	-	6,894

Provisions[1,3]	1,578	(106)	500	1,972

Other non-impacted balance sheet line items	874,816	-	-	874,816

Total liabilities	883,241	10	500	883,751

Retained earnings[2]	31,715	22	-	31,737

Other non-impacted balance sheet line items	27,528	-	-	27,528

Share capital and reserves attributable to shareholders of the Company[2]	59,243	22	-	59,265

Non-controlling interests	140	-	-	140

Total shareholders’ equity[2]	59,383	22	-	59,405

	Reported as at 31 Mar 18 $M	Impact of application of AASB 15 $M	Other reclassification adjustment $M	Restated as at 31 Mar 18 $M

Net loans and advances [1]	588,946	-	522	589,468

Other assets[2]	4,914	32	-	4,946

Other non-impacted balance sheet line items	341,256	-	-	341,256

Total assets	935,116	32	522	935,670

Deferred tax liabilities[2]	258	10	-	268

Payables and other liabilities[3]	7,442	100		7,542

Provisions[1,3]	1,110	(100)	522	1,532

Other non-impacted balance sheet line items	866,806	-	-	866,806

Total liabilities	875,616	10	522	876,148

Retained earnings[2]	30,900	22	-	30,922

Other non-impacted balance sheet line items	28,474	-	-	28,474

Share capital and reserves attributable to shareholders of the Company[2]	59,374	22	-	59,396

Non-controlling interests	126	-	-	126

Total shareholders’ equity[2]	59,500	22	-	59,522

1.

$500 million of collectively assessed provisions for credit impairment attributable to off-balance sheet credit related commitments at 30 September 2018 (Mar 18: $522 million) were reclassified from Net loans and advances at amortised cost to Other provisions to enhance comparability with current period presentation.

2.

The Group adopted AASB 15 in this reporting period with comparatives restated. This policy change resulted in an adjustment to the opening balance of $32 million to Other assets, $10 million to Deferred tax liabilities and $22 million to Retained earnings as at 1 October 2017 to recognise revenue that qualifies for upfront recognition under AASB 15 but was not previously recognised under AASB 118.

3.

Upon adoption of AASB 15, certain liabilities associated with credit card loyalty programs have been reclassified from Provisions to Other Liabilities. In addition, certain items previously netted are now presented gross in operating income and operating expenses. Comparative information has been restated which increased total operating income and total operating expenses by $91 million for the September 2018 half and $62 million for the March 2018 half.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ii)	Impact of the transition to AASB 9 Financial Instruments (AASB 9)

Allowance for expected credit losses

The table below reconciles the closing provisions for credit impairment for financial assets determined in accordance with AASB 139, and provisions for loan commitments and financial guarantee contracts determined in accordance with AASB 137 Provisions, Contingent Liabilities and Contingent Assets as at 30 September 2018, and the opening provisions for credit impairment determined in accordance with AASB 9 as at 1 October 2018.

	As at 30 Sep 18		As at 1 Oct 18
	Provision for credit impairment under AASB 139 or AASB 137 $M	Incremental allowance for ECL under AASB 9 $M	Allowance for ECL under AASB 9 $M

Loans and advances - at amortised cost	2,943	647	3,590

Investment securities - debt securities at amortised cost	-	11	11

Off-balance sheet commitments - undrawn and contingent facilities[1]	500	155	655

Total provisions for credit impairment	3,443	813	4,256

Loss allowances recognised in other comprehensive income:

Investment securities - debt securities at FVOCI[2]	-	14	14

Total loss allowance recognised in other comprehensive income	-	14	14

1.	The collectively assessed allowance for ECL is included in Provisions. The individually assessed allowance for ECL is included in Net loans and advances.

2.	Allowance for ECL does not change the carrying amount which remains at fair value. Instead, the allowance for ECL is recognised in OCI, with a corresponding charge to profit or loss.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following table summarises the adjustments arising on adoption of AASB 9.

Consolidated balance sheet reconciliation

	Reference	AASB 139 measurement category	AASB 9 measurement category	Restated as at 30 Sep 18 $M	AASB 9 reclassification impact $M	AASB 9 Remeasurement impact (excl. impairment) $M	AASB 9 credit impairment impact $M	Revised carrying amount as at 1 Oct 18 $M
Trading securities	1,2	FVTPL	FVTPL	37,722	(993)	-	-	36,729

Investment securities:

- debt securities at amortised cost	2,6,7	N/A	Amortised cost	-	6,158	2	(11)	6,149

- debt securities at FVOCI	1, 2	N/A	FVOCI	-	70,938	-	-	70,938

- equity securities at FVOCI	2	N/A	FVOCI	-	1,087	-	-	1,087

Available-for-sale assets (AFS)	2	AFS	N/A	74,284	(74,284)	-	-	-

Net loans and advances
- at amortised cost	3,6,7,8	Loans and receivables	Amortised cost	604,305	(4,470)	15	(647)	599,203

- at FVTPL	3,8	FVTPL	FVTPL	133	1,564	(23)	-	1,674

Investment in associates	5	N/A	N/A	2,553	-	-	(65)	2,488

Deferred tax assets	1,2,4,6	N/A	N/A	900	-	15	234	1,149

Other non-impacted balance sheet line items		N/A	N/A	223,259	-	-	-	223,259

Total assets				943,156	-	9	(489)	942,676
Current tax liabilities	1,3,4	N/A	N/A	300	-	30	-	330

Provisions	6	N/A	N/A	1,972	-	-	155	2,127

Debt issuances:								-

- at amortised cost	4	Amortised cost	Amortised cost	119,737	(879)	-	-	118,858

- at FVTPL	4	FVTPL	FVTPL	1,442	879	(55)	-	2,266

Other non-impacted balance sheet line items		N/A	N/A	760,300	-	-	-	760,300

Total liabilities				883,751	-	(25)	155	883,881
Ordinary share capital				27,205	-	-	-	27,205

Reserves	1,2,6			323	1	3	10	337

Retained earnings	1,2,3,4,5,6			31,737	(1)	31	(654)	31,113
Share capital and reserves attributable to shareholders of the Company				59,265	-	34	(644)	58,655

Non-controlling interests				140	-	-	-	140

Total shareholders’ equity				59,405	-	34	(644)	58,795

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Reference

1.

On initial application of AASB 9, a portfolio of bonds with a fair value of $1,000 million was transferred from Trading securities to Investment securities - debt securities at FVOCI as the applicable business model was held to collect and sell. Cumulative fair value gains/(losses) on this portfolio of $2 million (after tax) were transferred from Retained earnings to the FVOCI reserve. Additionally, the reclassification resulted in a reduction in deferred tax assets and current tax liabilities of $1 million.

2.	The Available-for-sale classification is no longer applicable under AASB 9. Accordingly, on transition:

●

$69,938 million of Available-for-sale debt instruments were reclassified to Investment securities – debt securities measured at FVOCI due to the business model being held to collect and sell. There was no re-measurement impact associated with this reclassification;

●

$3,252 million of Available-for-sale debt instruments were reclassified to Investment securities – debt securities at amortised cost due to the business model being held to collect at 1 October 2018. This reclassification resulted in re-measurement of a $2 million increase to the carrying amount arising from reversal of the previous available-for-sale revaluation reserve. Additionally, a deferred tax asset of $1 million associated with the previous available-for-sale revaluation was reversed;

●	the Group made irrevocable elections to designate $1,087 million of non-traded Available-for-sale equity securities as Investment securities - equity securities at FVOCI; and

●	$7 million of Available-for-sale equity securities were reclassified to Trading securities and the related reserve balance of $1 million was reclassified to Retained earnings.

3.

Certain loans with contractual cash flow characteristics that are not solely payments of principal and interest were reclassified from Net loans and advances at amortised cost to Net Loans and advances at FVTPL. The loans had an amortised cost carrying amount of $224 million and a fair value of $201 million at 30 September 2018. The associated re-measurement of $23 million was recognised in Retained earnings offset by a decrease in current tax liabilities of $7 million. In addition, one of the loans was previously in a fair value hedge relationship which was discontinued effective 1 October 2018. Accordingly, changes in the fair value due to changes in the hedged risk which were previously recognised as a reduction to the carrying value of the loan amounting to $15 million were written back to Retained earnings offset by an increase in current tax liabilities of $4 million.

4.

The Group elected to designate certain financial liabilities (bonds included within Debt issuances) as measured at fair value through profit or loss effective from 1 October 2018 to reduce an accounting mismatch. The bonds had an amortised cost carrying amount of $879 million and a fair value of $824 million at 30 September 2018. The difference of $55 million (comprising a $109 million decrease in fair value before own credit, offset by a $54 million increase in fair value attributable to own credit) offset by a net tax impact of $17 million (increase in deferred tax asset of $17 million and an increase in current tax liability of $34 million) was recognised in Retained earnings.

5.

The Group recognised a decrease of $65 million to the carrying value of Investments in associates with a corresponding decrease to Retained earnings reflecting the Group’s share of the estimated initial application impact of IFRS 9 (the international equivalent of AASB 9).

6.	The initial application of the expected credit loss requirements of AASB 9, resulted in increases in provisions for credit impairment attributable to the following:

●	On-balance sheet loans and advances of $647 million reflected in the Net loans and advances at amortised cost;

●	Investment securities measured at amortised cost of $11 million reflected in the Investment securities – debt securities at amortised cost; and

●	Off-balance sheet credit related commitments of $155 million reflected in the Provisions.

The total impact of $813 million was recognised as a reduction to Retained earnings, offset by an increase of $234 million related to deferred tax. Additionally, loss allowances of $10 million (after-tax) attributable to Investment securities – debt securities at FVOCI have been recognised in Reserves with a corresponding adjustment to Retained earnings. The debt securities remain at fair value on the face of the Balance Sheet.

7.

On initial application of AASB 9, a portfolio of Negotiable Certificates of Deposit with a carrying amount of $2,906 million was reclassified from Net loans and advances at amortised cost to Investment Securities at amortised cost. There was no re-measurement impact associated with this reclassification.

8.

On initial application of AASB 9, loans with a carrying amount and fair value of $1,340 million that were in the process of being syndicated were reclassified from Net loans and advances at amortised cost to Net Loans and advances at FVTPL on the basis that the applicable business model is held-to-sell. There was no re-measurement impact associated with this reclassification.

DIRECTORS’ DECLARATION

Directors’ Declaration

The Directors of Australia and New Zealand Banking Group Limited declare that:

1.	in the Directors’ opinion the Condensed Consolidated Financial Statements and Notes to the Condensed Consolidated Financial Statements are in accordance with the Corporations Act 2001, including:

●	section 304, that they comply with the Australian Accounting Standards and any further requirements in the Corporations Regulations 2001; and

●	section 305, that they give a true and fair view of the financial position of the Group as at 31 March 2019 and of its performance for the half year ended on that date; and

2.	in the Directors’ opinion as at the date of this declaration there are reasonable grounds to believe that the Company will be able to pay its debts as and when they become due and payable.

Signed in accordance with a resolution of the Directors.

David M Gonski, AC Chairman	Shayne C Elliott Director

30 April 2019

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

Independent Auditor’s Review Report to the shareholders of Australia and New Zealand Banking Group Limited

Report on the half year Condensed Consolidated Financial Statements

Conclusion

We have reviewed the accompanying Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited (the Group).

The Group comprises Australia and New Zealand Banking Group Limited (the Company) and the entities it controlled at the half year’s end or from time to time during the half year.

The Condensed Consolidated Financial Statements comprise:

●	The condensed consolidated balance sheet as at 31 March 2019;

●

The condensed consolidated income statement, condensed consolidated statement of comprehensive income, condensed consolidated statement of changes in equity, and condensed consolidated cash flow statement for the half year ended on that date;

●	Notes 1 to 21 comprising a summary of significant accounting policies and other explanatory information; and

●	The Directors’ Declaration.

Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the Condensed Consolidated Financial Statements of Australia and New Zealand Banking Group Limited are not in accordance with the Corporations Act 2001, including:

i)	giving a true and fair view of the Group’s financial position as at 31 March 2019 and of its performance for the half year ended on that date; and

ii)	complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001.

Responsibilities of the Directors for the Condensed Consolidated Financial Statements

The Directors of the Company are responsible for:

●	the preparation of the Condensed Consolidated Financial Statements that give a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001;

●

such internal control as the Directors determine is necessary to enable the preparation of the Condensed Consolidated Financial Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility for the review of the Condensed Consolidated Financial Statements

Our responsibility is to express a conclusion on the Condensed Consolidated Financial Statements based on our review. We conducted our review in accordance with Auditing Standard on Review Engagements ASRE 2410 Review of a Financial Report Performed by the Independent Auditor of the Entity, in order to state whether, on the basis of the procedures described, we have become aware of any matter that makes us believe that the Condensed Consolidated Financial Statements are not in accordance with the Corporations Act 2001 including: giving a true and fair view of the Group’s financial position as at 31 March 2019 and its performance for the half year ended on that date, and complying with Australian Accounting Standard AASB 134 Interim Financial Reporting and the Corporations Regulations 2001. As auditor of Australia and New Zealand Banking Group Limited, ASRE 2410 requires that we comply with the ethical requirements relevant to the audit of the annual financial report.

A review of Condensed Consolidated Financial Statements consists of making enquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Australian Auditing Standards and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

In conducting our review, we have complied with the independence requirements of the Corporations Act 2001.

KPMG
Melbourne	Alison Kitchen
30 April 2019	Partner

Lead Auditor’s Independence Declaration under Section 307C of the Corporations Act 2001

To the Directors of Australia and New Zealand Banking Group Limited

I declare that, to the best of my knowledge and belief, in relation to the review of Australia and New Zealand Banking Group Limited for the half-year ended 31 March 2019, there have been:

(i)	no contraventions of the auditor independence requirements as set out in the Corporations Act 2001 in relation to the review; and

(ii)	no contraventions of any applicable code of professional conduct in relation to the review.

KPMG	Alison Kitchen
Melbourne	Partner
30 April 2019

KPMG, an Australian partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (”KPMG International”), a Swiss entity. Liability limited by a scheme approved under Professional Standards Legislation.

AUDITOR’S REVIEW REPORT AND INDEPENDENCE DECLARATION

This page has been left blank intentionally

SUPPLEMENTARY INFORMATION

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations

ANZ provides information as required under APRA’s prudential standard APS 330: Public Disclosure. This information is located in the Regulatory Disclosures section of ANZ’s website: shareholder.anz.com/pages/regulatory-disclosure.

		As at			Movement

Qualifying Capital		Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Tier 1

Shareholders’ equity and non-controlling interests[1]		59,971	59,383	59,500	1%	1%

Prudential adjustments to shareholders’ equity	Table 1	(43)	(322)	(394)	-87%	-89%

Gross Common Equity Tier 1 capital		59,928	59,061	59,106	1%	1%

Deductions	Table 2	(14,400)	(14,370)	(15,399)	0%	-6%

Common Equity Tier 1 capital		45,528	44,691	43,707	2%	4%

Additional Tier 1 capital	Table 3	7,547	7,527	7,418	0%	2%

Tier 1 capital		53,075	52,218	51,125	2%	4%

Tier 2 capital	Table 4	7,569	7,291	8,040	4%	-6%

Total qualifying capital		60,644	59,509	59,165	2%	2%

Capital adequacy ratios

Common Equity Tier 1		11.5%	11.4%	11.0%

Tier 1		13.4%	13.4%	12.9%

Tier 2		1.9%	1.9%	2.0%

Total capital ratio		15.3%	15.2%	14.9%

Risk weighted assets	Table 5	396,291	390,820	395,777	1%	0%

1.	Prior period numbers have not been restated for the impact of AASB 15 to align with previously reported regulatory returns.

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement
		Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

Table 1: Prudential adjustments to shareholders’ equity

Treasury shares attributable to ANZ Wealth Australia policyholders		328	328	306	0%	7%

Accumulated retained profits and reserves of insurance and funds management entities		(213)	(509)	(608)	-58%	-65%

Deferred fee revenue including fees deferred as part of loan yields		143	132	135	8%	6%

Reserves attributable to investment securities/ available-for-sale assets related to deconsolidated subsidiaries[1]		(139)	(99)	(91)	40%	53%

Other		(162)	(174)	(136)	-7%	19%

Total		(43)	(322)	(394)	-87%	-89%

Table 2: Deductions from Common Equity Tier 1 capital

Unamortised goodwill & other intangibles (excluding ANZ Wealth Australia and New Zealand)		(3,865)	(3,776)	(3,638)	2%	6%

Intangible component of investments in ANZ Wealth Australia and New Zealand		(1,494)	(1,629)	(1,634)	-8%	-9%

Capitalised software		(1,360)	(1,421)	(1,745)	-4%	-22%

Capitalised expenses including loan and lease origination fees		(1,019)	(1,077)	(1,133)	-5%	-10%

Applicable deferred net tax assets		(1,162)	(1,118)	(869)	4%	34%

Expected losses in excess of eligible provisions	Table 8	(42)	(609)	(686)	-93%	-94%

Investment in other insurance and funds management subsidiaries		(270)	(270)	(274)	0%	-1%

Investment in ANZ Wealth Australia and New Zealand		(735)	(750)	(1,751)	-2%	-58%

Investment in banking associates and minority interests		(2,501)	(2,333)	(2,272)	7%	10%

Other deductions		(1,952)	(1,387)	(1,397)	41%	40%

Total		(14,400)	(14,370)	(15,399)	0%	-6%

Table 3: Additional Tier 1 capital

ANZ Capital Notes 1		1,118	1,117	1,117	0%	0%

ANZ Capital Notes 2		1,606	1,605	1,604	0%	0%

ANZ Capital Notes 3		965	965	961	0%	0%

ANZ Capital Notes 4		1,611	1,610	1,609	0%	0%

ANZ Capital Notes 5		925	924	924	0%	0%

ANZ Bank NZ Capital Notes		478	456	467	5%	2%

ANZ Capital Securities		1,336	1,240	1,188	8%	12%

Regulatory adjustments and deductions		(492)	(390)	(452)	26%	9%

Total		7,547	7,527	7,418	0%	2%

Table 4: Tier 2 capital

General reserve for impairment of financial assets		307	119	123	large	large

Perpetual subordinated notes		423	416	390	2%	8%

Term subordinated debt notes		7,806	7,575	8,216	3%	-5%

Regulatory adjustments and deductions		(967)	(819)	(689)	18%	40%

Total		7,569	7,291	8,040	4%	-6%

1.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods ceases to exist under AASB 9 and a new classification of investment securities was introduced. Comparative information has not been restated.

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

		As at			Movement
		Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Table 5: Risk weighted assets

On balance sheet		264,405	255,196	257,304	4%	3%

Commitments		53,079	52,408	53,644	1%	-1%

Contingents		12,149	11,938	12,333	2%	-1%

Derivatives		15,890	18,038	19,541	-12%	-19%

Total credit risk weighted assets	Table 6	345,523	337,580	342,822	2%	1%

Market risk - Traded		5,790	6,808	6,558	-15%	-12%

Market risk - IRRBB		7,245	8,814	9,019	-18%	-20%

Operational risk		37,733	37,618	37,378	0%	1%

Total risk weighted assets		396,291	390,820	395,777	1%	0%

		As at			Movement
		Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18
Table 6: Credit risk weighted assets by Basel asset class

Subject to Advanced IRB approach

Corporate		127,989	121,891	123,253	5%	4%

Sovereign		7,016	6,955	6,896	1%	2%

Bank		15,511	15,908	15,129	-2%	3%

Residential mortgage		101,469	97,764	99,560	4%	2%

Qualifying revolving retail (credit cards)		5,795	6,314	6,845	-8%	-15%

Other retail		28,029	29,373	30,769	-5%	-9%

Credit risk weighted assets subject to Advanced IRB approach		285,809	278,205	282,452	3%	1%

Credit risk specialised lending exposures subject to slotting criteria		35,696	33,110	32,065	8%	11%

Subject to Standardised approach

Corporate		12,252	13,760	15,105	-11%	-19%

Residential mortgage		331	327	321	1%	3%

Other retail (includes credit cards)		81	88	102	-8%	-21%

Credit risk weighted assets subject to Standardised approach		12,664	14,175	15,528	-11%	-18%

Credit Valuation Adjustment and Qualifying Central Counterparties		6,217	7,344	7,864	-15%	-21%

Credit risk weighted assets relating to securitisation exposures		1,558	1,600	1,728	-3%	-10%

Other assets		3,579	3,146	3,185	14%	12%

Total credit risk weighted assets		345,523	337,580	342,822	2%	1%

SUPPLEMENTARY INFORMATION

Capital management - including discontinued operations, cont’d

	Collectively and Individually Assessed Provision			Basel Expected Loss[1]

Table 7: Total provision for credit impairment and Basel expected loss by division	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 $M	Sep 18 $M	Mar 18 $M

Australia	2,420	1,694	1,690	2,460	2,428	2,499

Institutional	1,340	1,324	1,421	1,041	1,052	1,097

New Zealand	442	360	421	696	664	725

Pacific	67	61	59	8	9	8

TSO and Group Centre	-	4	4	1	-	-

Total provision for credit impairment and expected loss	4,269	3,443	3,595	4,206	4,153	4,329

1.	Only applicable to Advanced Internal Ratings based portfolios.

	As at			Movement

Table 8: APRA Expected loss in excess of eligible provisions	Mar 19 $M	Sep 18 $M	Mar 18 $M	Mar 19 v. Sep 18	Mar 19 v. Mar 18

APRA Basel 3 expected loss: non-defaulted	2,675	2,664	2,826	0%	-5%

Less: Qualifying collectively assessed provision

Collectively assessed provision	(3,378)	(2,523)	(2,579)	34%	31%

Non-qualifying collectively assessed provision	395	307	312	29%	27%

Standardised collectively assessed provision	151	119	123	27%	23%

Non-defaulted excess included in deduction	-	567	682	-100%	-100%

APRA Basel 3 expected loss: defaulted	1,531	1,489	1,503	3%	2%

Less: Qualifying individually assessed provision

Individually assessed provision	(891)	(920)	(1,016)	-3%	-12%

Additional individually assessed provision for partial write offs	(310)	(325)	(301)	-5%	3%

Standardised individually assessed provision	85	79	108	8%	-21%

Collectively assessed provision on advanced defaulted	(373)	(281)	(290)	33%	29%

	42	42	4	0%	large

Shortfall in expected loss not included in deduction	-	-	5	n/a	-100%

Defaulted excess included in deduction	42	4	9	large	large

Gross deduction	42	609	686	-93%	-94%

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2 – including discontinued operations

	Half Year Mar 19			Half Year Sep 18			Half Year Mar 18

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Home loans	322,407	7,396	4.6%	319,241	7,336	4.6%	313,971	7,296	4.7%

Consumer finance	17,876	887	10.0%	18,024	930	10.3%	16,975	944	11.2%

Business lending	246,530	5,570	4.5%	236,199	5,113	4.3%	231,556	4,739	4.1%

Individual provisions for credit impairment	(902)	-	n/a	(959)	-	n/a	(1,057)	-	n/a

Total (continuing operations)	585,911	13,853	4.7%	572,505	13,379	4.7%	561,445	12,979	4.6%

Non-lending interest earning assets

Cash and other liquid assets	110,337	710	1.3%	101,825	593	1.2%	90,591	438	1.0%

Trading and investment securities/available-for-sale assets[3]	114,169	1,317	2.3%	109,101	1,392	2.5%	111,734	1,271	2.3%

Other assets	1,111	91	n/a	1,070	114	n/a	1,416	161	n/a

Total (continuing operations)	225,617	2,118	1.9%	211,996	2,099	2.0%	203,741	1,870	1.8%

Total interest earning assets (continuing operations)[4]	811,528	15,971	3.9%	784,501	15,478	3.9%	765,186	14,849	3.9%

Non-interest earning assets (continuing operations)	120,099			126,817			126,546

Total average assets (continuing operations)	931,627			911,318			891,732

Total average assets (discontinued operations)	42,564			42,859			42,263

Total average assets	974,191			954,177			933,995

Deposits and other borrowings

Certificates of deposit	43,592	505	2.3%	47,855	541	2.3%	51,748	529	2.1%

Term deposits	217,887	2,783	2.6%	207,804	2,503	2.4%	200,255	2,185	2.2%

On demand and short term deposits	215,957	1,892	1.8%	218,847	1,883	1.7%	221,781	1,843	1.7%

Deposits from banks and securities sold under agreement to repurchase	81,748	913	2.2%	71,952	722	2.0%	65,455	508	1.6%

Commercial paper and other borrowings	22,127	309	2.8%	22,653	230	2.0%	21,359	208	2.0%

Total (continuing operations)	581,311	6,402	2.2%	569,111	5,879	2.1%	560,598	5,273	1.9%

Non-deposit interest bearing liabilities

Collateral received and settlement balances owed by ANZ	11,603	51	0.9%	12,652	55	0.9%	12,060	48	0.8%

Debt issuances & subordinated debt	120,454	2,060	3.4%	116,634	2,070	3.5%	109,020	1,858	3.4%

Other liabilities	2,465	159	n/a	1,977	310	n/a	4,050	320	n/a

Total (continuing operations)	134,522	2,270	3.4%	131,263	2,435	3.7%	125,130	2,226	3.6%

Total interest bearing liabilities (continuing operations)[4]	715,833	8,672	2.4%	700,374	8,314	2.4%	685,728	7,499	2.2%

Non-interest bearing liabilities (continuing operations)	153,751			150,335			145,695

Total average liabilities (continuing operations)	869,584			850,709			831,423

Total average liabilities (discontinued operations)	45,412			44,469			43,573

Total average liabilities	914,996			895,178			874,996

Total average shareholders’ equity	59,195			58,999			58,999

1.	Averages used are predominantly daily averages.

2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.

3.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods cease to exist under AASB 9 and a new classification of investment securities was introduced. Comparative information has not been restated.

4.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

Average balance sheet and related interest1, 2 – including discontinued operations (cont’d)

	Half Year Mar 19			Half Year Sep 18			Half Year Mar 18

	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %	Avg bal $M	Int $M	Rate %
Loans and advances

Australia	401,296	9,507	4.8%	395,442	9,404	4.7%	389,907	9,273	4.8%

Asia, Pacific, Europe & America	61,248	1,456	4.8%	58,826	1,158	3.9%	56,019	977	3.5%

New Zealand	123,367	2,890	4.7%	118,237	2,817	4.8%	115,519	2,729	4.7%
Total (continuing operations)	585,911	13,853	4.7%	572,505	13,379	4.7%	561,445	12,979	4.6%

Trading and investment securities/available-for-sale assets[3]

Australia	58,709	684	2.3%	59,075	833	2.8%	62,044	740	2.4%

Asia, Pacific, Europe & America	41,171	455	2.2%	36,135	379	2.1%	35,399	344	1.9%

New Zealand	14,289	178	2.5%	13,891	180	2.6%	14,291	187	2.6%
Total (continuing operations)	114,169	1,317	2.3%	109,101	1,392	2.5%	111,734	1,271	2.3%
Total interest earning assets[4]

Australia	505,654	10,633	4.2%	495,373	10,605	4.3%	484,628	10,346	4.3%

Asia, Pacific, Europe & America	163,810	2,206	2.7%	152,803	1,827	2.4%	146,690	1,533	2.1%

New Zealand	142,064	3,132	4.4%	136,325	3,046	4.5%	133,868	2,970	4.4%
Total (continuing operations)	811,528	15,971	3.9%	784,501	15,478	3.9%	765,186	14,849	3.9%

Total average assets

Australia	588,469			583,016			571,245

Asia, Pacific, Europe & America	188,160			178,007			172,390

New Zealand	154,998			150,295			148,097
Total average assets (continuing operations)	931,627			911,318			891,732

Total average assets (discontinued operations)	42,564			42,859			42,263
Total average assets	974,191			954,177			933,995

Interest bearing deposits and other borrowings

Australia	334,952	3,716	2.2%	336,275	3,568	2.1%	334,390	3,382	2.0%

Asia, Pacific, Europe & America	150,989	1,554	2.1%	142,316	1,237	1.7%	137,993	855	1.2%

New Zealand	95,370	1,132	2.4%	90,520	1,074	2.4%	88,215	1,036	2.4%
Total (continuing operations)	581,311	6,402	2.2%	569,111	5,879	2.1%	560,598	5,273	1.9%

Total interest bearing liabilities[4]

Australia	421,237	5,296	2.5%	417,551	5,306	2.5%	408,953	4,880	2.4%

Asia, Pacific, Europe & America	176,119	1,864	2.1%	168,840	1,536	1.8%	165,303	1,182	1.4%

New Zealand	118,477	1,512	2.6%	113,983	1,472	2.6%	111,472	1,437	2.6%
Total (continuing operations)	715,833	8,672	2.4%	700,374	8,314	2.4%	685,728	7,499	2.2%

Total average liabilities

Australia	528,775			522,945			508,875

Asia, Pacific, Europe & America	201,315			193,712			191,147

New Zealand	139,494			134,052			131,401
Total average liabilities (continuing operations)	869,584			850,709			831,423

Total average liabilities (discontinued operations)	45,412			44,469			43,573
Total average liabilities	914,996			895,178			874,996

Total average shareholders’ equity
Ordinary share capital, reserves, retained earnings and non-controlling interests	59,195			58,999			58,999

Total average shareholders’ equity	59,195			58,999			58,999

Total average liabilities and shareholder’s equity	974,191			954,177			933,995

1.	Averages used are predominantly daily averages.

2.	Assets and liabilities held for sale are included in continuing operations balance sheet categories and discontinued operations.

3.

On adoption of AASB 9 on 1 October 2018, the classification and measurement of financial assets were revised. Available-for-sale classification used in comparative periods cease to exist under AASB 9 and a new classification of investment securities was introduced. Comparative information has not been restated.

4.	Intra-group interest earning assets and interest income and Intra-group interest earning liabilities and interest expense have been eliminated.

SUPPLEMENTARY INFORMATION

		Half Year
Gross earnings rate[1]	Mar 19%	Sep 18%	Mar 18%

Australia	4.38	4.46	4.49

Asia, Pacific, Europe & America	2.71	2.41	2.12

New Zealand	4.42	4.46	4.45

Group	3.95	3.94	3.89

Net interest spread and net interest margin analysis as follows:
		Half Year[2]
Australia[1]	Mar 19%	Sep 18%	Mar 18%
Net interest spread	1.75	1.81	1.99

Interest attributable to net non-interest bearing items	0.35	0.31	0.28
Net interest margin - Australia	2.10	2.12	2.27
Asia, Pacific, Europe & America[1]

Net interest spread	0.58	0.60	0.68

Interest attributable to net non-interest bearing items	0.13	0.10	0.08
Net interest margin - Asia, Pacific, Europe & America	0.71	0.70	0.76
New Zealand[1]

Net interest spread	1.82	1.83	1.83

Interest attributable to net non-interest bearing items	0.35	0.33	0.33
Net interest margin - New Zealand	2.17	2.16	2.16
Group

Net interest spread	1.50	1.57	1.70

Interest attributable to net non-interest bearing items	0.30	0.25	0.23
Net interest margin	1.80	1.82	1.93
Net interest margin (excluding Markets)	2.50	2.49	2.60
1.

Geographic gross earnings rate, net interest spread and net interest margin are calculated gross of intra-group items (Intra-group interest earning assets and associated interest income and intra-group interest bearing liabilities and associated interest expense).

2.

In the March 2019 half, the methodology for allocating earnings on capital at a business unit level has changed from Economic Capital to Regulatory Capital. While neutral at a Group level, this change has impacted net interest income at the business unit level and comparative information has been restated accordingly.

SUPPLEMENTARY INFORMATION

Select geographical disclosures – including discontinued operations

The following divisions operate across the geographic locations illustrated below:

•	Institutional division - International, New Zealand and Australia

•	Pacific division - International

•	New Zealand division - New Zealand

The International geography includes Asia, Pacific, Europe & America

	Australia	New Zealand	International	Total
	$M	$M	$M	$M

March 2019 Half Year

Statutory profit attributable to shareholders of the company	1,750	877	546	3,173

Cash profit	1,902	1,052	560	3,514

Net loans and advances[1]	421,261	126,279	62,603	610,143

Customer deposits[1]	270,779	103,034	119,560	493,373

Risk weighted assets[1]	249,777	71,322	75,192	396,291
September 2018 Half Year

Statutory profit attributable to shareholders of the company	1,890	939	248	3,077

Cash profit	1,804	885	240	2,929

Net loans and advances[1]	427,097	117,927	60,413	605,437

Customer deposits[1]	276,769	95,310	115,194	487,273

Risk weighted assets[1]	248,504	67,627	74,689	390,820
March 2018 Half Year

Statutory profit attributable to shareholders of the company	1,984	880	459	3,323

Cash profit	1,583	860	433	2,876

Net loans and advances[1]	418,916	118,610	54,943	592,469

Customer deposits[1]	276,892	94,623	101,249	472,764

Risk weighted assets[1]	253,491	68,559	73,727	395,777
1. Balance Sheet amounts include assets and liabilities held for sale.

New Zealand geography (in NZD)

	Half Year			Movement

	Mar 19	Sep 18	Mar 18	Mar 19	Mar 19
	NZD M	NZD M	NZD M	v. Sep 18	v. Mar 18

Net interest income	1,626	1,605	1,572	1%	3%

Other operating income	654	475	540	38%	21%
Operating income	2,280	2,080	2,112	10%	8%

Operating expenses	(735)	(761)	(742)	-3%	-1%
Profit before credit impairment and income tax	1,545	1,319	1,370	17%	13%

Credit impairment (charge)/release	(32)	17	(70)	large	-54%
Profit before income tax	1,513	1,336	1,300	13%	16%

Income tax expense and non-controlling interests	(399)	(373)	(359)	7%	11%
Cash profit[2]	1,114	963	941	16%	18%
Adjustments between statutory profit and cash profit	(185)	59	23	large	large
Statutory profit[2]	929	1,022	964	-9%	-4%

Individually assessed credit impairment charge/(release) - cash	32	17	84	88%	-62%

Collectively assessed credit impairment charge/(release) - cash	-	(34)	(14)	-100%	-100%

Net loans and advances[1]	131,788	128,749	126,316	2%	4%

Customer deposits[1]	107,528	104,055	100,771	3%	7%

Risk weighted assets[1]	74,433	73,833	73,014	1%	2%

Total full time equivalent staff (FTE)	7,311	7,511	7,718	-3%	-5%

1.	Balance Sheet amounts include assets and liabilities held for sale from continuing operations.

2.

Statutory profit for March 2019 half included a NZ$59 million gain on sale of OPL NZ, and a NZ$39 million gain on sale of Paymark. Cash profit also includes an after tax gain of NZ$86 million on the reversal of the life-to-date cash profit adjustments on the revaluation of OPL NZ policy liabilities sold.

SUPPLEMENTARY INFORMATION

Exchange rates

Major exchange rates used in the translation of foreign subsidiaries, branches, investments in associates and issued debt are as follows:

	Balance Sheet			Profit & Loss Average

	As at			Half Year

	Mar 19	Sep 18	Mar 18	Mar 19	Sep 18	Mar 18

Chinese Renminbi	4.7700	4.9679	4.8276	4.8805	4.8977	5.0410

Euro	0.6313	0.6205	0.6221	0.6274	0.6315	0.6460

Pound Sterling	0.5425	0.5520	0.5445	0.5520	0.5584	0.5718

Indian Rupee	48.991	52.363	49.860	50.906	50.956	50.145

Indonesian Rupiah	10,099	10,743	10,556	10,329	10,620	10,534

Japanese Yen	78.550	81.863	81.664	79.629	81.952	85.957

Malaysian Ringgit	2.8963	2.9858	2.9677	2.9526	2.9865	3.1401

New Taiwan Dollar	21.863	22.013	22.362	22.028	22.460	23.087

New Zealand Dollar	1.0436	1.0918	1.0650	1.0578	1.0841	1.0924

Papua New Guinean Kina	2.3924	2.4052	2.4945	2.4051	2.4430	2.5060

United States Dollar	0.7094	0.7216	0.7671	0.7145	0.7428	0.7772

SUPPLEMENTARY INFORMATION

Derivative financial instruments

Derivative financial instruments are contracts whose value is derived from one or more underlying variables or indices defined in the contract, require little or no initial net investment and are settled at a future date. Derivatives include contracts traded on registered exchanges and contracts agreed between counterparties. The use of derivatives and their sale to customers as risk management products is an integral part of the Group’s trading and sales activities. Derivatives are also used to manage the Group’s own exposure to fluctuations in foreign exchange and interest rates as part of its asset and liability management activities.

The following table provides an overview of the Group’s foreign exchange, interest rate, commodity and credit derivatives. They include all trading and balance sheet risk management contracts. The derivative instruments become favourable (assets) or unfavourable (liabilities) as a result of fluctuations in market rates relative to the terms of the derivative.

	Assets	Liabilities	Assets	Liabilities	Assets	Liabilities
	Mar 19	Mar 19	Sep 18	Sep 18	Mar 18	Mar 18
Fair Values	$M	$M	$M	$M	$M	$M

Interest rate contracts

Forward rate agreements	13	(14)	2	(2)	23	(22)

Futures contracts	66	(205)	101	(42)	26	(229)

Swap agreements	55,832	(56,028)	36,935	(38,808)	34,981	(35,868)

Options purchased	1,111	-	782	-	749	-

Options sold	-	(1,789)	-	(1,408)	-	(1,549)

Total	57,022	(58,036)	37,820	(40,260)	35,779	(37,668)

Foreign exchange contracts

Spot and forward contracts	11,303	(10,419)	15,218	(14,133)	19,681	(19,347)

Swap agreements	9,288	(11,087)	12,577	(11,873)	13,357	(11,437)

Options purchased	366	-	494	-	543	-

Options sold	-	(506)	-	(669)	-	(527)

Total	20,957	(22,012)	28,289	(26,675)	33,581	(31,311)

Commodity contracts	1,328	(738)	2,260	(2,683)	1,486	(1,567)

Credit default swaps

Structured credit derivatives purchased	16	-	22	-	22	-

Other credit derivatives purchased	14	(59)	8	(29)	6	(47)

Credit derivatives purchased	30	(59)	30	(29)	28	(47)

Structured credit derivatives sold	-	(20)	-	(26)	-	(26)

Other credit derivatives sold	38	(6)	24	(3)	41	(5)

Credit derivatives sold	38	(26)	24	(29)	41	(31)

Total	68	(85)	54	(58)	69	(78)

Derivative financial instruments	79,375	(80,871)	68,423	(69,676)	70,915	(70,624)

SUPPLEMENTARY INFORMATION

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DEFINITIONS

AASB - Australian Accounting Standards Board. The term “AASB” is commonly used when identifying Australian Accounting Standards issued by the AASB.

APRA - Australian Prudential Regulation Authority.

APS - ADI Prudential Standard.

Cash and cash equivalents comprise coins, notes, money at call, balances held with central banks, liquid settlement balances (readily convertible to known amounts of cash which are subject to insignificant risk of changes in value) and securities purchased under agreements to resell (reverse repos) in less than three months.

Cash profit is an additional measure of profit which is prepared on a basis other than in accordance with accounting standards. Cash profit represents ANZ’s preferred measure of the result of the ongoing business activities of the Group, enabling readers to assess Group and Divisional performance against prior periods and against peer institutions. To calculate cash profit, the Group excludes non-core items from statutory profit as noted below. These items are calculated consistently period on period so as not to discriminate between positive and negative adjustments.

Gains and losses are adjusted where they are significant, or have the potential to be significant in any one period, and fall into one of three categories:

1.	gains or losses included in earnings arising from changes in tax, legal or accounting legislation or other non-core items not associated with the ongoing operations of the Group;

2.	treasury shares, revaluation of policy liabilities, economic hedging impacts and similar accounting items that represent timing differences that will reverse through earnings in the future; and

3.	accounting reclassifications between individual line items that do not impact reported results, such as policyholders tax gross up.

Cash profit is not a measure of cash flow or profit determined on a cash accounting basis.

Collectively assessed provision under AASB 139 is the provision for credit losses that are inherent in the portfolio but not able to be individually identified. A collectively assessed provision may only be recognised when a loss event has already occurred. Losses expected as a result of future events, no matter how likely, are not recognised.

Collectively assessed provision under AASB 9 represents the Expected Credit Loss (ECL). These incorporate forward looking information and do not require an actual loss event to have occurred for an impairment provision to be recognised.

Covered bonds are bonds issued by an ADI to external investors secured against a pool of the ADI’s assets (the cover pool) assigned to a bankruptcy remote special purpose entity. The primary assets forming the cover pool are mortgage loans. The mortgages remain on the issuer’s balance sheet. The covered bond holders have dual recourse to the issuer and the cover pool assets. The mortgages included in the cover pool cannot be otherwise pledged or disposed of but may be repurchased and substituted in order to maintain the credit quality of the pool. The Group issues covered bonds as part of its funding activities.

Credit risk is the risk of financial loss resulting from the failure of ANZ’s customers and counterparties to honour or perform fully the terms of a loan or contract.

Credit risk weighted assets (CRWA) represent assets which are weighted for credit risk according to a set formula as prescribed in APS 112/113.

Customer deposits represent term deposits, other deposits bearing interest, deposits not bearing interest and borrowing corporations’ debt excluding securitisation deposits.

Derivative credit valuation adjustment (CVA) - Over the life of a derivative instrument, ANZ uses a model to adjust fair value to take into account the impact of counterparty credit quality. The methodology calculates the present value of expected losses over the life of the financial instrument as a function of probability of default, loss given default, expected credit risk exposure and an asset correlation factor. Impaired derivatives are also subject to a CVA.

Dividend payout ratio is the total ordinary dividend payment divided by profit attributable to shareholders of the Company.

Gross loans and advances (GLA) is made up of loans and advances, capitalised brokerage/mortgage origination fees less unearned income.

Impaired assets are those financial assets where doubt exists as to whether the full contractual amount will be received in a timely manner, or where concessional terms have been provided because of the financial difficulties of the customer. Financial assets are impaired if there is objective evidence of impairment as a result of a loss event that occurred prior to the reporting date, and that loss event has had an impact, which can be reliably estimated, on the expected future cash flows of the individual asset or portfolio of assets.

Impaired loans comprise drawn facilities where the customer’s status is defined as impaired.

Individually assessed provision is assessed on a case-by-case basis for all individually managed impaired assets taking into consideration factors such as the realisable value of security (or other credit mitigants), the likely return available upon liquidation or bankruptcy, legal uncertainties, estimated costs involved in recovery, the market price of the exposure in secondary markets and the amount and timing of expected receipts and recoveries.

Interest rate risk in the banking book (IRRBB) relates to the potential adverse impact of changes in market interest rates on ANZ’s future net interest income. The risk generally arises from:

1.	Repricing and yield curve risk - the risk to earnings or market value as a result of changes in the overall level of interest rates and/or the relativity of these rates across the yield curve;

2.	Basis risk - the risk to earnings or market value arising from volatility in the interest margin applicable to banking book items; and

3.	Optionality risk - the risk to earnings or market value arising from the existence of stand-alone or embedded options in banking book items.

Internationally comparable ratios are ANZ’s interpretation of the regulations documented in the Basel Committee publications: “Basel 3: A global regulatory framework for more resilient banks and banking systems” (June 2011) and “International Convergence of Capital Measurement and Capital Standards” (June 2006). They also include differences identified in APRA’s information paper entitled International Capital Comparison Study (13 July 2015).

Level 1 in the context of APRA supervision, Australia and New Zealand Banking Group Limited consolidated with certain approved subsidiaries.

Level 2 in the context of APRA supervision, the consolidated ANZ Group excluding associates, insurance and funds management entities, commercial non-financial entities and certain securitisation vehicles.

Net interest margin is net interest income as a percentage of average interest earning assets.

Net loans and advances represent gross loans and advances less allowance for credit losses.

DEFINITIONS

Net Stable Funding Ratio (NSFR) is the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an Authorised Deposit-taking Institutions (ADI) capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADIs must maintain an NSFR of at least 100%.

Net tangible assets equal share capital and reserves attributable to shareholders of the Company less unamortised intangible assets (including goodwill and software).

Regulatory deposits are mandatory reserve deposits lodged with local central banks in accordance with statutory requirements.

Restructured items comprise facilities in which the original contractual terms have been modified for reasons related to the financial difficulties of the customer. Restructuring may consist of reduction of interest, principal or other payments legally due, or an extension in maturity materially beyond those typically offered to new facilities with similar risk.

Return on average assets is the profit attributable to shareholders of the Company, divided by average total assets.

Return on average ordinary shareholders’ equity is the profit attributable to shareholders of the Company, divided by average ordinary shareholders’ equity.

Risk weighted assets (RWA) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in the case of default. In the case of non asset backed risks (i.e. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5.

Settlement balances owed to/by ANZ represent financial assets and/or liabilities which are in the course of being settled. These may include trade dated assets and liabilities, vostro accounts and securities settlement accounts.

DEFINITIONS

Description of divisions

The Group operates on a divisional structure with six continuing divisions: Australia, Institutional, New Zealand, Wealth Australia, Pacific, and TSO and Group Centre.

The following structural changes have taken place during the period:

•

The residual Asia Retail and Wealth businesses have been transferred from the former Asia Retail and Pacific division to TSO and Group Centre division. The remaining segment has been renamed Pacific division; and

•

ANZ’s lenders mortgage insurance, share investing and general insurance distribution businesses which were previously part of the continuing operations of Wealth Australia now form part of the Australia division. ANZ’s financial planning business continues to be part of the continuing operations of the Wealth Australia division.

Australia

The Australia division comprises the Retail and Business & Private Banking (B&PB) business units.

•

Retail provides products and services to consumer customers in Australia via the branch network, mortgage specialists, contact centres and a variety of self-service channels (internet banking, phone banking, ATMs, website, ANZ share investing and digital banking) and third party brokers.

•

B&PB provides a full range of banking products and financial services, including asset financing, across the following customer segments: medium to large commercial customers and agribusiness customers across regional Australia, small business owners and high net worth individuals and family groups.

Institutional

The Institutional division services global institutional and corporate customers across three product sets: Transaction Banking, Loans & Specialised Finance and Markets.

•

Transaction Banking provides working capital and liquidity solutions including documentary trade, supply chain financing, commodity financing as well as cash management solutions, deposits, payments and clearing.

•

Loans & Specialised Finance provides loan products, loan syndication, specialised loan structuring and execution, project and export finance, debt structuring and acquisition finance and corporate advisory.

•

Markets provide risk management services on foreign exchange, interest rates, credit, commodities and debt capital markets in addition to managing the Group’s interest rate exposure and liquidity position.

New Zealand

The New Zealand division comprises the Retail and Commercial business units.

•

Retail provides a full range of banking and wealth management services to consumer, private banking and small business banking customers. We deliver our services via our internet and app-based digital solutions and network of branches, mortgage specialists, relationship managers and contact centres.

•

Commercial provides a full range of banking services including traditional relationship banking and sophisticated financial solutions through dedicated managers focusing on privately owned medium to large enterprises and the agricultural business segment.

Wealth Australia

The retained Wealth Australia business is comprised of financial planning services provided by salaried financial planners.

Refer to Note 11 for details on Wealth Australia discontinued operations.

Pacific

The Pacific division provides products and services to retail customers, small to medium-sized enterprises, institutional customers and Governments located in the Pacific Islands. Products and services include retail products provided to consumers, traditional relationship banking and sophisticated financial solutions provided to business customers through dedicated managers.

TSO and Group Centre

TSO and Group Centre provide support to the operating divisions, including technology, group operations, shared services, property, risk management, financial management, strategy, marketing, human resources and corporate affairs. The Group Centre includes Asia Retail and Wealth, Group Treasury, Shareholder Functions and minority investments in Asia. Refer to Note 11 for details on TSO and Group Centre discontinued operations.

ASX APPENDIX 4D - CROSS REFERENCE INDEX

Page

Details of the reporting period (4D Item 1)	After front cover

Results for Announcement to the Market (4D Item 2)	After front cover

Net Tangible Assets per security (4D Item 3)	13

Details of entities over which control has been gained or lost (4D Item 4)	114

Dividends and dividend dates (4D Item 5)	After front cover

Dividend Reinvestment Plan (4D Item 6)	After front cover

Details of associates and joint venture entities (4D Item 7)	114

ALPHABETICAL INDEX

PAGE

Appendix 4D Cross Reference Index	138

Appendix 4D Statement	2

Auditor’s Review Report and Independence Declaration	121

Average Balance Sheet and Related Interest	128

Basis of Preparation	86

Capital Management	124

Changes in Composition of the Group	114

Condensed Consolidated Balance Sheet	83

Condensed Consolidated Cash Flow Statement	84

Condensed Consolidated Income Statement	81

Condensed Consolidated Statement of Changes in Equity	85

Condensed Consolidated Statement of Comprehensive Income	82

Contingent Liabilities and Contingent Assets	115

Credit Risk	106

Definitions	135

Deposits and Other Borrowings	101

Derivative Financial Instruments	133

Directors’ Declaration	120

Directors’ Report	80

Discontinued Operations and Assets and Liabilities Held for Sale	102

Dividends	94

Divisional Results	49

Earnings Per Share	95

Exchange Rates	132

Fair Value Measurement	110

Full Time Equivalent Staff	19

Group Results	21

Income	91

Income Tax Expense	93

Investments In Associates	114

Net Loans and Advances	98

Operating Expenses	92

Profit Reconciliation	73

Allowance for Expected Credit Losses	99

Related Party Disclosures	114

Segment Analysis	96

Select Geographical Disclosures	131

Share Capital	114

Shareholders’ Equity	114

Subordinated Debt	105

Significant Events Since Balance Date	116

Summary	7

ALPHABETICAL INDEX

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